                                                      Rule 424(b)(5)
                                                      Registration No. 33-77722
Prospectus Supplement
(To Prospectus dated March 27, 1995)

                                 $98,274,561

                        DLJ Mortgage Acceptance Corp.
                                  Depositor

              Mortgage Pass-Through Certificates, Series 1995-5

            $            0      0.15%*         Class S Certificates
            $   60,250,000      7.10%          Class A-1 Certificates
            $   22,750,000      7.25%          Class A-2 Certificates
            $   15,274,561      7.25%          Class A-3 Certificates

               *Based on the Notional Amount described herein.

         The Series 1995-5 Mortgage Pass-Through Certificates (the "Certificates") will consist of the following six classes: (i) Class S Certificates (the "Interest Only Certificates"), (ii) Class A-1 Certificates and Class A-2 Certificates (together with the Interest Only Certificates, the "Super Senior Certificates"), (iii) Class A-3 Certificates (the "Senior Support Certificates" and together with the Super Senior Certificates, the "Senior Certificates") and (iv) Class R-I Certificates and Class R-II Certificates (together, the "Residual Certificates"). The Class A-1, Class A- 2 and Class A-3 Certificates are collectively referred to herein as the "Class A Certificates." Only the Senior Certificates are offered hereby.

         The Certificates will evidence in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of certain conventional, fixed rate, one- to four-family, first lien mortgage loans, with terms to maturity of not more than 30 years (the "Mortgage Loans") to be deposited by DLJ Mortgage Acceptance Corp. (the "Depositor") into the Trust Fund for the benefit of the respective Certificateholders. The Mortgage Loans underlying the Certificates were originated or acquired by Imperial Credit Industries, Inc. (the "Seller"). All of the Mortgage Loans will be serviced by the Seller in its capacity as master servicer (the "Master Servicer"). Certain characteristics of the Mortgage Loans are described herein under "Description of the Mortgage Pool."

         The Depositor has caused MBIA Insurance Corporation (the "Certificate Insurer") to issue a certificate guaranty insurance policy (the "Certificate Insurance Policy") for the benefit of the Senior Certificateholders pursuant to which it will guarantee certain payments to the Senior Certificateholders as described herein.

                                  [MBIA logo]
                    ____________________________________
                                                       (continued on next page)

THE SENIOR CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE CERTIFICATE INSURER, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.

                    ------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    ------------------------------------

         The Senior Certificates are being offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be approximately $96,907,925 plus accrued interest, before deducting expenses payable by the Depositor.

         The Senior Certificates are offered when, as and if delivered to and accepted by the Underwriter, and subject to various conditions, including the Underwriter's right to reject orders in whole or in part. It is expected that the Senior Certificates (other than the Class A-3 Certificates) will be delivered in book-entry form through the same day funds settlement system of The Depository Trust Company as further discussed herein, and that the Class A-3 Certificates will be delivered in certificated form at the offices of Donaldson, Lufkin & Jenrette Securities Corporation, New York, New York on or about November 29, 1995, against payment therefor in immediately available funds.

                        Donaldson, Lufkin & Jenrette
                           Securities Corporation

        The date of this Prospectus Supplement is November 22, 1995.

(Continued from previous page)

         It is a condition of the issuance of the Certificates that the Class A Certificates be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("Standard & Poor's"), and that the Class S Certificates be rated "Aaa" by Moody's and "AAAr" by Standard & Poor's.

         Distributions on the Certificates will be made on the 25th day of each month or, if such day is not a Business Day, then on the next succeeding Business Day, commencing in December 1995 (each, a "Distribution Date"). The rights of the holders of the Senior Support Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Super Senior Certificates to the extent described herein. Distributions in respect of principal will be allocated among the various Classes of Senior Certificates (other than the Interest Only Certificates) as described herein. Prior to the Distribution Date occurring in December 2000, all unscheduled collections of principal (including principal prepayments, Subordination Increase Amounts (as defined herein) and certain payments made with respect to Net Monthly Excess Cash Flow (as defined herein)) on the Mortgage Loans will be distributed to the holders of the Super Senior Certificates (other than the Interest Only Certificates) and none will be distributed to the holders of the Senior Support Certificates unless the Super Senior Certificates have been retired. As more fully described herein, interest distributions on the Senior Certificates will be based on the Certificate Principal Balance thereof (or the Notional Amount thereof) and the applicable Pass-Through Rate thereof, which will be fixed for all Classes of Senior Certificates, in each case as reduced by certain interest shortfalls. The rights of the holders of the Residual Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Senior Certificates to the extent described herein and in the Prospectus.

         The yield to maturity on the Senior Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans, which may vary significantly over time. The yield to maturity on the Senior Support Certificates will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof) to the extent that such losses are not covered by the Class R-I Certificates or, if the Certificate Insurer is unable to meet its obligations, the Certificate Insurance Policy, as described herein. The Mortgage Loans generally may be prepaid in full or in part at any time. The yield to investors on the Senior Certificates will be adversely affected by any shortfalls in interest collected on the Mortgage Loans due to prepayments, liquidations or otherwise to the extent that such shortfalls are not otherwise covered, as described herein. The yield to investors on the Interest Only Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans, which may vary significantly over time. A rapid rate of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans could result in the failure of investors in the Interest Only Certificates to recover their initial investment. See "Summary of Prospectus Supplement-Special Prepayment Considerations" and "-Special Yield

Considerations" and "Certain Yield and Prepayment Considerations" herein and "Special Considerations" and "Yield, Prepayment and Maturity Considerations" in the Prospectus.

         As described herein, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made in connection with the Trust Fund for federal income tax purposes. Each Class of Senior Certificates will constitute a "regular interest" in the related REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

         There is currently no secondary market for the Senior Certificates. Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter") intends to make a secondary market in the Senior Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Senior Certificates will develop or, if it does develop, that it will continue. The Senior Certificates will not be listed on any securities exchange. See "Special Considerations" in the Prospectus.

         The information set forth herein under "Summary of Prospectus Supplement-The Mortgage Pool," "Description of the Mortgage Pool," "The Seller" and "The Pooling and Servicing Agreement-The Master Servicer" has been provided by the Seller. No representation is made by the Depositor, the Underwriter or any of their respective affiliates as to the accuracy or completeness of the information provided by the Seller.

                    ------------------------------------

         No person is authorized in connection with this offering to give any information or to make any representation about the Depositor, the Seller, the Master Servicer, the Trustee, the Senior Certificates or any other matter referred to herein, other than those contained in this Prospectus Supplement or the Prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by the Depositor, the Seller, the Trustee or the Master Servicer. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy securities other than the Senior Certificates or a solicitation of an offer to buy securities in any jurisdiction or to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale hereunder or thereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to their respective dates.

                    ------------------------------------

         The Senior Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated March 27, 1995 of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering that is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.


                    ------------------------------------

         Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Senior Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              TABLE OF CONTENTS
                            Prospectus Supplement

                                                                            Page
Summary of Prospectus Supplement .......................................... S-5
Description of the Mortgage Pool .......................................... S-18
The Seller ................................................................ S-23
Additional Information .................................................... S-29
Description of the Certificates ........................................... S-29
MBIA Insurance Corporation ................................................ S-44
Certain Yield and Prepayment Considerations ............................... S-46
Pooling and Servicing Agreement ........................................... S-53
Certain Federal Income Tax Consequences ................................... S-58
Method of Distribution .................................................... S-59
Use of Proceeds ........................................................... S-60
Legal Opinions ............................................................ S-60
Ratings ................................................................... S-60
Legal Investment .......................................................... S-61
ERISA Considerations ...................................................... S-61
Experts ................................................................... S-62


Appendix A - Audited Financial Statements of the Certificate Insurer Appendix B - Unaudited Financial Statements of the Certificate Insurer

                                  Prospectus

Prospectus Supplement .....................................................    2
Additional Information ....................................................    2
Reports to Certificateholders .............................................    2
Summary of Terms of the Certificates ......................................    3
Special Considerations ....................................................   14
Description of the Certificates ...........................................   16
Yield, Prepayment and Maturity Considerations .............................   21
The Trust Funds ...........................................................   25
Loan Underwriting Procedures and Standards ................................   36
Servicing of Loans ........................................................   43
Credit Support ............................................................   53
Description of Mortgage and Other Insurance ...............................   57
The Pooling and Servicing Agreements ......................................   63
Certain Legal Aspects of Loans ............................................   73
Certain Federal Income Tax Consequences ..................................    85
State and Other Tax Consequences .........................................   111
ERISA Considerations .....................................................   111
Legal Investment .........................................................   114
Legal Matters ............................................................   115
The Depositor ............................................................   115
Use of Proceeds ..........................................................   115
Plan of Distribution .....................................................   115
Glossary .................................................................   117

                       SUMMARY OF PROSPECTUS SUPPLEMENT

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus.

Title of Securities            Mortgage Pass-Through Certificates, Series
                               1995-5.

Depositor                      DLJ Mortgage Acceptance Corp. (the
                               "Depositor").  See "The Depositor" in the
                               Prospectus.

Trustee Bankers Trust Company (the "Trustee"), a New York banking corporation located in New York, New York. See "Pooling and Servicing Agreement-The Trustee" herein.

Seller Imperial Credit Industries, Inc. (the "Seller"). See "Description of the Mortgage Pool-The Seller" herein.

Master Servicer                Imperial Credit Industries, Inc. in its
                               capacity as master servicer (the "Master
                               Servicer").  See "Pooling and Servicing
                               Agreement-The Master Servicer" herein.

Cut-off Date                   November 1, 1995.

Delivery Date                  On or about November 29, 1995.

Denominations                  The Interest Only Certificates will be issued,
                               maintained and transferred on the book-entry records of the Depository Trust Company
                               ("DTC") and its Participants in minimum
                               initial Notional Amounts (as defined herein) of $25,000 and integral multiples of $1.00 in excess thereof. The Class A-1 and the Class
                               A-2 Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $25,000 and integral multiples of $1.00 in excess thereof. The
                               Class A-3 Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof;
                               provided, however, that one Certificate of such Class may be issued evidencing the sum of an authorized denomination thereof and the remainder of the aggregate initial Certificate
                               Principal Balance of such Class.


 Registration                  The Super Senior Certificates will be
                               represented by one or more Certificates
                               registered in the name of Cede & Co., as nominee of DTC. No person acquiring a beneficial interest in a Super Senior
                               Certificate (each, a "Beneficial

                               Owner") will be entitled to receive a Super
                               Senior Certificate in certificated form, except under the limited circumstances described herein. For each Super Senior Certificate held by DTC, DTC will effect payments to and transfers of the Super Senior Certificates among the respective Beneficial Owners by means of its electronic recordkeeping services, acting through organizations that participate in DTC. This arrangement may result in certain delays in receipt of distributions by Beneficial Owners and may restrict a Beneficial Owner's ability to pledge the Certificates beneficially owned by it. All references in this Prospectus Supplement to the Super Senior Certificates reflect the rights of Beneficial Owners of such Certificates only as such rights may be exercised through DTC and its participating organizations so long as such Certificates are held by DTC. The Senior Support Certificates will be offered in certificated form. See "Description of the Certificates-Book-Entry Registration" in the Prospectus.

The Mortgage Pool              Based solely upon information provided by the
                               Seller, the Mortgage Loans will have the characteristics described herein. The mortgage pool (the "Mortgage Pool") will consist of a pool of conventional, fixed rate, fully-amortizing mortgage loans (the "Mortgage
                               Loans") with an aggregate principal balance as of the Cut-off Date of approximately
                               $98,274,561. The Mortgage Loans are secured by first liens on fee simple or leasehold interests in one- to four-family residential real properties (each, a "Mortgaged Property") having individual principal balances at origination of at least $34,400 but not more than $650,000 with an average principal balance at origination of approximately $156,062. The
                               Mortgage Loans have terms to maturity from the

                               date of origination of not more than 30 years, and a weighted average remaining term to maturity of approximately 351 months as of the Cut-off Date.

                               The Mortgage Rate on each Mortgage Loan will be a fixed rate per annum. As of the Cut-off Date, the Mortgage Loans will have Mortgage Rates ranging from 7.875% to 11.125% per annum and a weighted average Mortgage Rate of approximately 9.071% per annum. Approximately 95.32% of the Mortgage Loans are fully-amortizing 30 year loans and approximately 4.29% are fully-amortizing 15-year loans, by aggregate principal balance as of the Cut-off Date, and 0.39% are fully-amortizing 20-year loans. See "Description of the Mortgage Pool" herein.

                               Approximately 68.77% of the Mortgage Loans were originated or acquired by the Seller pursuant to the Seller's Progressive Series I Program, 3.03% pursuant to the Progressive Series II Program, 3.19% pursuant to the Progressive Series III Program and approximately 25.01% of the Mortgage Loans were underwritten pursuant to underwriting guidelines other than the Progressive Series Program. The Mortgagors of Mortgage Loans underwritten or acquired pursuant to the Progressive Series I Program and the underwriting guidelines other than the Progressive Series Program generally satisfy the credit history and income requirements typical of "A" credit borrowers. Mortgage Loans originated or acquired under the Progressive Series II Program or the Progressive Series III Program (formerly known as the SMART Program) may experience rates of delinquency, foreclosure, bankruptcy and loss that are higher than those of mortgage loans originated in a more traditional manner. See "Description of the Mortgage Pool-Underwriting Standards" and "The Seller" herein.

The Senior Certificates        The Senior Certificates will be issued pursuant
                               to a Pooling and Servicing Agreement, to be dated as of November 1, 1995, among the Depositor, the Master Servicer and the Trustee
                               (the "Pooling and Servicing Agreement").  The

                               Class A-1, Class A-2 and Class A-3 Certificates will have initial Certificate Principal Balances equal to approximately 61.31%, 23.15% and 15.54%, respectively, of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Senior Certificates (other than the Interest Only Certificates) will have the following approximate Certificate Principal Balances as of the Closing Date:

                                  Class A-1 Certificates    $60,250,000
                                  Class A-2 Certificates    $22,750,000
                                  Class A-3 Certificates    $15,274,561

                               The notional amount of the Interest Only
                               Certificates (the "Notional Amount") as of any date of determination is equal to the Certificate Principal Balance of the Class A-1 Certificates. The Notional Amount of the Interest Only Certificates as of the Closing Date will be equal to $60,250,000. References herein to the Notional Amount of the Interest Only Certificates are used solely for certain calculations and do not represent the right of the holders of the Interest Only Certificates to receive distributions of such amount. See "Description of the Certificates-Interest Distributions" herein.

Interest Distributions          The Pass-Through Rate on each Class of Senior
                               Certificates is fixed and set forth on the cover hereof.

                               Holders of the Super Senior Certificates will be entitled to receive interest distributions as described below on each Distribution Date (the "Priority Interest Distribution Amount"), to the extent of the Available Distribution Amount (as defined herein) for such Distribution Date. Holders of the Senior Support Certificates will be entitled to receive interest distributions as described below on each Distribution Date, to the extent of the portion of the Available Distribution Amount for such Distribution Date remaining after distributions of interest and principal (other than Subordination Increase Amounts) to the holders of the Super Senior Certificates.

                               With respect to any Distribution Date, each

                               Class of Senior Certificates will be entitled to interest equal to (a) in the case of each Class of Class A Certificates, one month's interest accrued on the Certificate Principal Balance of the Certificates of such Class at the related Pass-Through Rate, and (b) in the case of the Interest Only Certificates, one month's interest accrued on the Notional Amount for such Class at the related Pass-Through Rate; in each case less any Prepayment Interest Shortfall (as defined herein) and shortfalls caused by the Relief Act (as defined herein) for such Distribution Date to the extent not covered by payments by the Master Servicer. Notwithstanding the foregoing, if payments are not made under the Certificate Insurance Policy, certain other interest shortfalls may be allocated to the Senior Certificates. See "Description of the Certificates-Interest Distributions" herein.

Principal Distributions        Holders of the Super Senior Certificates (other
                               than the Interest Only Certificates) will be entitled to receive on each Distribution Date, to the extent of the portion of the Available
                               Distribution Amount remaining after the
                               Priority Interest Distribution Amount is distributed, a distribution allocable to principal that will, as more fully described herein, include (i) the Super Senior Percentage
                               (as defined below) of scheduled principal payments due on the Mortgage Loans, (ii) the Super Senior Prepayment

                               Percentage of all unscheduled payments of principal (including principal prepayments, as further described herein), (iii) the Super Senior Prepayment Percentage of the principal portion of any Realized Losses incurred on any Mortgage Loans in the calendar month preceding such Distribution Date to the extent covered by Net Monthly Excess Cash Flow (as defined herein) for such Distribution Date, and (iv) the Super Senior Prepayment Percentage of the amount of any Subordination Increase Amount (as defined herein) for such Distribution Date; minus (v) the amount of any Subordination Reduction Amount (as defined herein) not allocated to the Senior Support Certificates for such Distribution Date. Distributions of principal to the Super Senior Certificates will be made first to the Class A-1 Certificates until such Class is retired and then to the Class A-2 Certificates.

                               Holders of the Senior Support Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after interest and principal are distributed to the holders of the Super Senior Certificates and after distributions in respect of interest to holders of the Senior Support Certificates, a distribution allocable to principal that will, as more fully described herein, include (i) the Senior Support Percentage (as defined below) of scheduled principal payments due on the Mortgage Loans, (ii) 100% minus the Super Senior Prepayment Percentage of: (a) all unscheduled payments of principal (including principal prepayments), (b) the principal portion of any Realized Losses incurred on any Mortgage Loan in the calendar month preceding such Distribution Date to the extent covered by Net Monthly Excess Cash Flow for such Distribution Date; and (c) 100% minus the Super Senior Prepayment Percentage of the amount of any Subordination Increase Amount for such Distribution Date, minus (iii) the amount of any Subordination Reduction Amount for such Distribution Date to the extent not in excess of the sum of clauses (i) and (ii) above.

                               In addition, on each Distribution Date, funds received by the Trustee as a result of a claim under the Certificate Insurance Policy in respect of the principal portion of Realized Losses allocated to any Class of Class A Certificates will be distributed by or on behalf of the Trustee to the holders of such Class of Certificates. See "Description of the Certificates-Certificate Guaranty Insurance
                               Policy" herein.

                               The Super Senior Percentage and the Senior
                               Support Percentage initially will equal
                               approximately 84.46% and 15.54%, respectively, and will be recalculated, as more fully described herein, after each Distribution Date to reflect the entitlement of the holders of the Super Senior Certificates and the Senior
                               Support Certificates to subsequent
                               distributions allocable to principal.  The
                               Super Senior Prepayment Percentage initially will be equal to 100% prior to the Distribution Date occurring in December 2000 or 0% if the Super Senior Certificates have been retired.
                               On any Distribution Date occurring in or after December 2000, the Senior Support Certificates will be entitled to a certain percentage of unscheduled distributions of principal (including principal prepayments, Subordination Increase Amounts and certain payments made with respect to Net Monthly Excess Cash Flow as described herein).

                               See "Description of the Certificates-Principal Distributions on the Class A Certificates" herein.

R-I Certificates
    Not Offered Hereby         The Class R-I Certificates have no Pass-
                               Through Rate and, as of the Cut-Off Date, will have no initial Certificate Principal Balance.
                               The Class R-I Certificates are not being offered hereby.

Credit Enhancement             The Credit Enhancement provided for the benefit
                               of the holders of the Senior Certificates consists of (a) the overcollateralization described below and (b) the Certificate
                               Insurance Policy (as defined below).

                               Overcollateralization: The subordination and cash flow provisions of the Class R-I Certificates result in a limited acceleration of the Class A Certificates relative to the amortization of the Mortgage Loans. This acceleration feature creates overcollateralization which results from the excess of the aggregate principal balances of the Mortgage Loans over the aggregate of the Certificate Principal Balances of the Class A Certificates. Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

                               The Pooling and Servicing Agreement provides that, subject to certain trigger tests, the required level of overcollateralization may increase or decrease over time.

                               An increase would result in a temporary period of accelerated amortization of the Class A Certificates to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level. See "Description of the Certificates--Overcollateralization Provisions" herein.

                               The Certificate Guaranty Insurance Policy: The Senior Certificates will be entitled to the benefit of a certificate guaranty insurance policy (the "Certificate Insurance Policy") to be issued by the Certificate Insurer (as defined herein), which, subject to its terms, will insure the payment to the holders of the Senior Certificates of any unpaid Preference Amount (as defined herein) and any interest shortfalls (except for shortfalls in respect of the Relief Act (as defined in the Prospectus) and any Prepayment Interest Shortfalls (as defined herein) allocated to the Senior Certificates, and against the principal portion of any Realized Losses allocated to the Senior Certificates. See "Description of the Certificates." The Certificate Insurance Policy is intended to address credit risk only and not prepayment risk. The Certificate Insurer does not guarantee, or guarantee against, any particular rate of prepayments. Even if the Certificate Insurer performs its obligations under the Certificate Insurance Policy, substantial losses could be experienced with respect to an investment in the Interest Only Certificates or, if purchased at a premium, any other Class of Senior Certificates.

Certificate Insurer            MBIA Insurance Corporation (the "Certificate
                               Insurer"). See "MBIA Insurance Corporation" herein.

Advances The Master Servicer is required to make advances ("Advances") in respect of delinquent payments of principal and interest on the Mortgage Loans (net of the Master Servicing Fees), subject to the limitations described herein. The Trustee will be obligated to make any such Advance if the

                               Master Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement. See "Description of the Certificates-Advances" herein.

                               Allocation of Losses;
                                 Subordination

                               Certain Realized Losses will be allocated first to the Net Monthly Excess Cash Flow; second, to the Class R-I

                               Certificates; third, to the Class
                               A-3 Certificates; and fourth, to the Super Senior Certificates, to the extent described herein. However, Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses (each, as defined herein) will be allocated to all of the Certificates as described herein. All Realized Losses allocated to the Senior Certificates will be covered by the Certificate Insurance Policy, subject to the terms of the Certificate Insurance Policy. See "Description of the Certificates-Allocation of Losses; Subordination" herein.

                               Neither the Senior Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by the Depositor, the Master Servicer, the Trustee, the Seller or any affiliate of any of them.

Optional Termination           At its option, on any Distribution Date when the
                               aggregate principal balance of the Mortgage Loans is less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off
                               Date, the Master Servicer may purchase from the Trust Fund all remaining Mortgage Loans and other assets thereof, and thereby effect early retirement of the Certificates. In addition, to the extent that the Senior Certificates are outstanding, if there is an Event of Default (as defined herein) by the Master Servicer under the Pooling and Servicing Agreement, the Certificate
                               Insurer may exercise the rights of the Master
                               Servicer to purchase the remaining Mortgage Loans from the Trust Fund. See "Pooling and Servicing
                               Agreement-Termination" herein and "The Pooling and Servicing Agreements-Termination" in the
                               Prospectus.


Special Prepayment
  Considerations

                               General: The rate and timing of principal payments, if any, on the Class A Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans. As is the case with mortgage-backed securities generally, the Class A Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, and the Mortgage Loans may experience accelerated amortization, in subsequent periods, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible.

                               The subordination and cash flow provisions of the Class R-I Certificates result in a limited acceleration of the principal payments to the holders of the Class A Certificates; such subordination provisions are more fully described under "Description of the
                               Certificates-Overcollateralization Provisions"
                               herein. Such subordination provisions have the effect of shortening the weighted average life of the Class A Certificates by increasing the rate at which principal is distributed to the Class A Certificateholders. See "Prepayment and Yield Considerations" in the Prospectus.

                               Interest Only Certificates: The Notional Amount of, and therefore the amount of interest distributions on, the Interest Only Certificates will be highly sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans.


                               Senior Support Certificates: As described herein, on each Distribution Date prior to the Distribution Date occurring in December 2000, 100% of unscheduled distributions of principal (including principal prepayments, Subordination Increase Amounts and certain payments made with respect to Net Monthly Excess Cash Flow) on the Mortgage Loans will be payable solely to the holders of the Super Senior Certificates. On each Distribution Date in or after December 2000, the Senior Support Certificates will be entitled to a share of such distributions, but will not be entitled to a full pro rata share of such distributions until the Distribution Date occurring in December 2004. This will cause the weighted average life of the Senior Support Certificates to be extended and, as a relative matter, the Subordination afforded the Super Senior Certificates by the Senior Support Certificates to be increased (to the extent not otherwise offset by Realized Losses).

                               See "Description of the Certificates-Principal Distributions on the Class A Certificates and "Certain Yield and Prepayment Considerations" herein and "Yield, Prepayment and Maturity Considerations" in the Prospectus.

Special Yield Considerations

                               General: The yield to maturity on the Senior
                               Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans and the allocation thereof to reduce the Certificate Principal Balance or Notional Amount of such Class of Certificates. The yield to investors on the Senior Certificates will be adversely affected by any allocation thereto of Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by payments by the Master Servicer as described herein.

                               In general, if a Class of Senior Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.
                               Conversely, if a Class of Senior Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

                               Interest Only Certificates: The yield to investors on the Interest Only Certificates will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans (including prepayments, repurchases, defaults and liquidations), which may fluctuate significantly over time. A rapid rate of principal payments on the Mortgage Loans could result in the failure of investors in the Interest Only Certificates to recover their initial investment. The yield on the Interest Only Certificates will also be materially adversely affected if the Mortgage Loans experience a high rate of defaults and liquidations.

                               The yield to investors on the Interest Only
                               Certificates will be materially adversely affected by the payment of principal priorities among the Class A Certificates described herein and the subordination and cash flow provisions of the Class R-I Certificates described herein to the extent they result in an acceleration of the principal payments to the holders of the Class A-1 Certificates. Such payment priorities and subordination provisions have the effect of increasing the rate at which payments of principal are made on the Class A-1 Certificates, thereby adversely affecting the yield on the Interest Only Certificates due to the fact that the Notional Amount thereof is based on the Certificate Principal Balance of such Class of Certificates.

                               See "Certain Yield and Prepayment Considerations" herein and "Yield, Prepayment and Maturity Considerations" in the Prospectus.

Certain Federal Income Tax
  Consequences                 Two separate real estate mortgage investment
                               conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes.  Upon the issuance of the Senior
                               Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will consist of two REMICs ("REMIC I" and "REMIC II," respectively), each of which will qualify as a REMIC within the meaning of Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"). For federal income tax purposes, the Class R-I Certificates will be the sole Class of "residual interests" in REMIC I; the Senior Certificates will constitute the "regular interests" in REMIC II and will be treated as debt instruments of REMIC II; and the Class R-II Certificates will be the sole Class of "residual interests" in REMIC II.

                               For federal income tax reporting purposes, the Class A-1 Certificates and the Class A-3 Certificates will not, and the Class S Certificates and the Class A-2 Certificates will, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be 400% SPA (as defined herein). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate.

                               If the method for computing original issue discount described in the Prospectus results in a negative amount for any period, a holder of an Interest Only Certificate will be permitted to offset such amount only against the future income, if any, from such Certificate. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

                               For further information regarding the federal income tax consequences of investing in the Senior Certificates see

                               "Certain Federal Income Tax Consequences" herein and in the Prospectus.

Legal Investment               The Senior Certificates will constitute "mortgage
                               related securities" for purposes of the Secondary

                               Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such will be legal investments for certain entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of such entities to invest in "mortgage related securities," provided that such restricting legislation was enacted prior to October 3, 1991.

                               The Depositor makes no representations as to the proper characterization of the Senior Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Senior Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Senior Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Senior Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" and "ERISA Considerations" herein and in the Prospectus.

Ratings It is a condition to the issuance of the Certificates that the Class A Certificates be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("Standard & Poor's"), and that the Class S Certificates be rated "Aaa" by Moody's and "AAAr" by Standard & Poor's. The ratings on the Senior Certificates are based in part on the ratings of the Certificate Insurer by Moody's and Standard & Poor's. Any change in the rating of the Certificate Insurer by either Moody's or Standard & Poor's may result in a change in the ratings on the Senior Certificates. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of principal prepayments or the corresponding effect on yield to investors. See "Certain

                               Yield and Prepayment Considerations" and
                               "Ratings" herein and "Yield, Prepayment and Maturity Considerations" in the Prospectus.

                       DESCRIPTION OF THE MORTGAGE POOL

         The information set forth in the following paragraphs has been provided by the Seller. Neither the Depositor, the Underwriter, or the Trustee nor any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

General

         The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance as of the Cut-off Date of approximately $98,274,561. The Mortgage Pool will consist of conventional, fixed-rate, fully-amortizing, first lien Mortgage Loans with original terms to maturity from the due date of the first monthly payment of not more than 30 years. All percentages described herein are approximate percentages (except as otherwise indicated) by aggregate outstanding principal balance as of the Cut-off Date.

         All of the Mortgage Loans to be included in the Mortgage Pool will have been sold to the Depositor by Imperial Credit Industries, Inc. in its capacity as a seller (the "Seller"), pursuant to a mortgage loan purchase agreement between the Depositor and the Seller. The Mortgage Loans will have been originated or acquired by the Seller, in accordance with the underwriting criteria described herein. All of the Mortgage Loans have monthly payments due on the first day of each month. Each Mortgage Rate on each Mortgage Loan will be fixed.

         Each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% is insured by a primary mortgage insurance policy ("Primary Mortgage Insurance Policy"). Each such Primary Mortgage Insurance Policy provides coverage in an amount equal at least to the excess of the original principal balance of the Mortgage Loan covered thereby, plus accrued interest thereon and related foreclosure expenses over 75% of the value of the related Mortgaged Property as determined at the time of origination of the related Mortgage Loan. There can be no assurance that the Loan-to-Value Ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original Loan-to-Value Ratio.

         None of the Mortgage Loans will be assumable. None of the Mortgage Loans will be thirty or more days delinquent in payment as of the Closing Date, or will have been thirty or more days delinquent more than once during the twelve months preceding the Closing Date.


         Each Mortgage Loan will have been originated or acquired by the Seller on or before November 10, 1995.

         Pursuant to its terms, each Mortgage Loan is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the original principal loan amount or the replacement value of the improvements on the Mortgaged Property. See "Description of Mortgage and Other Insurance-Hazard Insurance on the Loans-Standard Hazard Insurance Policies" in the Prospectus.

         No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the date of origination of the related Mortgage Loan. Approximately 53.85% of the Mortgage
Loans (by aggregate principal balance as of the Cut-off Date) are secured by Mortgaged Properties located in the State of California. Property values of residential real estate in California have declined in recent months. If the California residential real estate market should continue to experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the Mortgage Loans may be expected to increase substantially.

         The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and have been rounded in order to total 100%.



                              Mortgage Rates(1)
--------------------------------------------------------------------------

                                     Aggregate
                     Number of       Principal
                     Mortgage         Balance                Percent of
Mortgage Rates (%)     Loans        Outstanding             Mortgage Pool
--------------------------------------------------------------------------

 7.750 to 8.000        4            $   913,478.06                0.93%
 8.001 to 8.250       11              2,152,530.84                2.19
 8.251 to 8.500       47              8,582,625.07                8.73
 8.501 to 8.750       96             18,067,274.58               18.38
 8.751 to 9.000      154             21,910,954.40               22.30
 9.001 to 9.250      113             18,201,776.59               18.52
 9.251 to 9.500      108             15,313,115.49               15.58
 9.501 to 9.750       54              7,928,276.07                8.07
 9.751 to 10.000      26              3,609,166.57                3.67
10.001 to 10.250       4                368,324.17                0.37
10.251 to 10.500       7                673,365.75                0.69
10.501 to 10.750       4                403,402.30                0.41
10.751 to 11.000       1                 68,400.00                0.07
11.001 to 11.250       1                 81,871.58                0.08
                  ---------         ---------------            --------
Total                630            $98,274,561.47              100.00%
=====             =========         ===============            ========

(1) As of the Cut-Off Date, the weighted average Mortgage Rate of the Mortgage Loans is expected to be approximately 9.071% per annum.

                 Current Mortgage Loan Principal Balances(1)
--------------------------------------------------------------------------
                                    Aggregate
Range of Current   Number of        Principal
Mortgage Loan      Mortgage          Balance            Percent of
Principal Balances  Loans          Outstanding         Mortgage Pool
--------------------------------------------------------------------------
$    0-$100,000      247         $17,973,883.63             18.29%
100,001-150,000      144          17,616,474.87             17.93
150,001-200,000       81          14,074,483.97             14.32
200,001-250,000       61          13,806,074.75             14.05
250,001-300,000       38          10,309,915.35             10.49
300,001-350,000       20           6,541,376.28              6.66
350,001-400,000       14           5,289,403.16              5.38
400,001-450,000        7           2,968,564.59              3.02
450,001-500,000        9           4,279,289.02              4.35
500,001-550,000        2           1,049,481.48              1.07
550,001-600,000        2           1,127,960.27              1.15
600,001-650,000        5           3,237,654.10              3.29
                     ---         --------------            ------
     Total           630         $98,274,561.47            100.00%
     =====           ===         ==============            ======

(1) As of the Cut-Off Date, the average current Mortgage Loan principal balance is expected to be approximately $155,991.37.


                      Original Loan-to-Value Ratios(1)
--------------------------------------------------------------------------
                                      Aggregate
                         Number of    Principal
Original Loan-to-Value   Mortgage      Balance        Percent of
    Ratios(%)             Loans      Outstanding     Mortgage Pool
--------------------------------------------------------------------------
60.00 and below             118     $14,178,131.24     14.43%
60.01-65.00                  34       6,310,818.37      6.42
65.01-70.00                  92      12,707,835.59     12.93
70.01-75.00                 149      25,208,069.77     25.65
75.01-80.00                 183      30,234,014.61     30.76
80.01-85.00                   4         831,059.44      0.85
85.01-90.00                  34       5,364,694.22      5.46
90.01-95.00                  16       3,439,938.23      3.50
                            ---      -------------     -----
       Total                630     $98,274,561.47    100.00%
================            ===     ==============    ======

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is expected to be approximately 72.51%.

                        Original Terms to Maturity(1)
--------------------------------------------------------------------------
                     Number of             Aggregate
Original Term to     Mortgage         Principal Balance        Percent of
Maturity (Months)     Loans              Outstanding           Mortgage Pool
--------------------------------------------------------------------------
180                     32             $ 4,215,806.93             4.29%
240                      2                 379,475.51             0.39
360                    596              93,679,279.03            95.32
                       ---             --------------            -----
       Total           630             $98,274,561.47           100.00%
===================================    ==============   ===================

(1) As of the Cut-Off Date, the weighted average remaining term to maturity of the Mortgage Loans is expected to be approximately 351 Months.

                State Distribution of Mortgaged Properties(1)
--------------------------------------------------------------------------
                      Number           Aggregate
                     Mortgage      Principal Balance    Percent of
State                 Loans           Outstanding      Mortgage Pool
--------------------------------------------------------------------------
California              245          $52,924,468.92          53.85%
Florida                  92            9,791,515.49           9.96
New Jersey               63            8,091,371.03           8.23
New York                 40            5,485,785.54           5.58
Oregon                   41            4,279,555.64           4.35
Colorado                 22            3,499,197.30           3.56
Nevada                   21            2,456,884.98           2.50
Utah                     11            1,677,984.79           1.71
Pennsylvania             15            1,576,416.12           1.60
Washington               12            1,140,369.90           1.16
North Carolina           10            1,099,198.28           1.12
Delaware                  9            1,074,465.35           1.09
Massachusetts             8              984,262.64           1.00
Other(1)                 41            4,193,085.49           4.27
                        ---          --------------         ------
       Total            630          $98,274,561.47         100.00%
       =====            ===          ==============         ======

(1) Other includes 18 other states with under 1% concentrations individually. No more than approximately 1.27% of the Mortgage Loans will be secured by Mortgage Properties located in any one postal zip code area.

                        Type of Mortgaged Properties
--------------------------------------------------------------------------
                                       Aggregate
                      Number of        Principal
                      Mortgage          Balance                Percent of
Property Type         Loans           Outstanding            Mortgage Pool
--------------------------------------------------------------------------
Single Family           458          $74,717,723.55                76.03%
Planned Unit
Development (PUD)        59           10,510,560.36                10.70
Condominium              49            4,573,339.16                 4.65
Two-family               35            4,514,130.68                 4.59
Three-family             16            2,001,316.39                 2.04
Four-family              10            1,720,729.34                 1.75
Manufactured Housing      3              236,761.99                 0.24
                        ---          --------------                -----
       Total            630          $98,274,561.47               100.00%
       =====            ===          ==============               ======

                          Purpose of Mortgage Loans
--------------------------------------------------------------------------

                       Number of         Aggregate
                        Mortgage      Principal Balance       Percent of
Loan Purpose            Loans           Outstanding          Mortgage Pool
--------------------------------------------------------------------------
Purchase                  301          $40,918,080.59           41.64%
Refinance (Cash-out)      227           36,250,149.41           36.89
Refinance (Rate or Term)  102           21,106,331.47           21.48
                          ---          --------------           ------
       Total              630          $98,274,561.47          100.00%
       =====              ===          ==============          ======

                             Occupancy Types(1)
--------------------------------------------------------------------------
                                       Aggregate
                      Number of        Principal
                      Mortgage          Balance           Percent of
Occupancy Type        Loans           Outstanding        Mortgage Pool
--------------------------------------------------------------------------
Primary                 525          $87,827,372.91           89.37%
Investor                 81            7,404,966.67            7.53
Second Home              24            3,042,221.89            3.10
                        ---          --------------          ------
       Total            630          $98,274,561.47          100.00%
       =====            ===          ==============          ======

(1) Based upon representations of the related Mortgagor at the time of Origination


                      Documentation for Mortgage Loans
--------------------------------------------------------------------------

                    Number of        Aggregate
                    Mortgage     Principal Balance            Percent of
Type of Program      Loans          Outstanding              Mortgage Pool
--------------------------------------------------------------------------
Full                  182          $30,999,948.42                31.54%
Alternative            22            3,351,138.83                 3.41
Limited               243           34,953,377.16                35.57
No Income/No Ratio    174           27,919,327.33                28.41
No Asset/No Income      9            1,050,769.73                 1.07
                      ---          --------------                -----
       Total          630          $98,274,561.47               100.00%
       =====          ===          ==============               ======


                                 THE SELLER

         Imperial Credit Industries, Inc. (in its capacity as seller of the Mortgage Loans, "Seller"), a California corporation, is a publicly traded mortgage banking company that originates or acquires conventional one- to four-family residential mortgage loans nationwide. The Seller primarily originates or acquires mortgage loans from approved originators through either its wholesale, correspondent or conduit divisions. The Seller is a HUD approved lender, as well as an approved seller/servicer for FNMA and FHLMC. The Seller maintains loan origination offices in California, Florida, Washington, Oregon, New Jersey, Delaware, North Carolina and Colorado.

         The Seller also engages in mortgage loan servicing which includes the processing and administration of mortgage loan payments in return for a servicing fee. At September 30, 1995, the Seller serviced approximately $5 billion outstanding principal amount of mortgage loans. See "Pooling and Servicing Agreement-The Master Servicer" herein.


         At September 30, 1995, the Seller had approximately 378 employees and 20 wholesale and retail branches, a correspondent and conduit division called ICI Funding which is a wholesale production division. The Seller's executive offices are located at 20371 Irvine Avenue, Santa Ana Heights, California, 92707, and its telephone number is (714) 556-0122.

Underwriting Standards

          All of the Mortgage Loans were originated or acquired by the Seller. Approximately 68.77% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were underwritten pursuant to the Seller's Progressive Series I Program, 3.03% pursuant to the Seller's Progressive Series II Program, 3.19% pursuant to the Seller's Progressive Series III Program and approximately 25.01% were underwritten pursuant to underwriting guidelines other than the Progressive Series Program. None of the Mortgage Loans were underwritten pursuant to the Seller's Progressive Series III+ Program, Progressive Series IV Program or Progressive Series V Program.

           The Progressive Series Program Underwriting Guidelines

          General. The underwriting guidelines utilized in the Progressive Series Program, as developed by the Seller, are intended to assess the borrower's ability and willingness to repay the mortgage loan obligation and to assess the adequacy of the mortgaged property as collateral for the mortgage loan. The Progressive Series Program is designed to meet the needs of borrowers with excellent credit, as well as those whose credit has been adversely affected. The Progressive Series Program consists of six mortgage loan programs. Each program has different credit criteria, reserve requirements, qualifying ratios and Loan-to-Value Ratio restrictions. Series I is designed for credit history and income requirements typical of "A" credit borrowers. In the event a borrower does not fit the Series I criteria, the borrower's mortgage loan is placed into either Series II, III, III+, IV, or V, depending on which series' mortgage loan parameters meets the borrower's unique credit profile. Series II and Series III, formerly known as the SMART Program, allows for less restrictive standards because of certain compensating or offsetting factors such as a lower Loan-to-Value Ratio, verified liquid assets, job stability, pride of ownership and, in the case of refinance mortgage loans, length of time owning the mortgaged property. The philosophy of the Progressive Series Program is that no single borrower characteristic should automatically determine whether an application for a mortgage loan should be approved or disapproved. Lending decisions are based on a risk analysis assessment after the review of the entire mortgage loan file. Each mortgage loan is individually underwritten with emphasis placed on the overall quality of the mortgage loan. The Progressive Series I Program utilizes an average annual salary to calculate the debt service-to-income ratio. Salaried borrowers are evaluated based on a 12 month salary history, and self-employed and commission borrowers are evaluated on a 24 month basis. The debt service-to-income ratio for Series I borrowers is required to be within the range of

36% to 50%, depending on income and Loan-to-Value Ratio characteristics of the mortgage loan. The debt service-to-income ratios for Series II and Series III borrowers is required to be within the range of 45% to 55%, depending on the Loan-to-Value Ratio of the mortgage loan.

          Under the Progressive Series Program, the Seller underwrites one-to-four family mortgage loans with Loan-to-Value Ratios at origination of up to 95%, depending on, among other things, a borrower's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. Second lien financing of the mortgaged properties may be provided by lenders other than the Seller at origination; however, the Combined Loan-to-Value Ratio ("CLTV") may not exceed 95% for mortgage loan amounts up to $400,000 and 90% for mortgage loan amounts above $400,000. The mortgage loans in the Progressive Series Program generally bear rates of interest that are greater than those which are originated in accordance with FHLMC and FNMA standards. In general, the maximum amount for mortgage loans originated under the Progressive Series Program is $750,000; however, the Seller may approve mortgage loans in excess of such amount on a case-by-case basis.

          All of the mortgage loans originated under the Progressive Series Program are underwritten by employees of the Seller or by contracted mortgage insurance companies and/or a delegated conduit seller. All mortgage loans originated under the Series II and Series III Programs are underwritten by employees of the Seller. Series I, Series II and Series III Program mortgage loans with Loan-to-Value Ratios at origination in excess of 80% are insured by a Primary Mortgage Insurance Policy. The Seller receives verbal verification of employment prior to funding or acquiring each Progressive Series Program mortgage loan.

          Full Documentation and Reduced Documentation Progressive Series Programs. Each prospective borrower completes a mortgage loan application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Seller requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

         The Progressive Series Program allows for approval of an application pursuant to the Full Documentation Program or to any of the Limited Documentation Program, the "No Ratio" Program or the "No Income, No Assets" Program (any of the foregoing, a "Reduced Documentation Program"). The Full Documentation Program requires the following documents: (i) Uniform Residential Loan Application (FNMA Form 1003 or FHLMC Form 65), (ii) Statement of Assets and Liabilities (FNMA Form 1003A or FHLMC 65A), (iii) Residential Mortgage Credit Report with records obtained from at least two separate repositories, (iv) Verification of Employment Form providing a complete two year employment history, (v) Verification of Deposit Form for all liquid assets, verifying at least a minimum two months cash reserves of monthly mortgage payments, and (vi) a Uniform Residential Appraisal Report (FNMA Form 1004 or FHLMC Form 70). The

Full Documentation Progressive Program allows for the use of certain alternative documents in lieu of the Verification of Deposit Form and Verification of Employment Form. These include W-2 Statements, tax returns and one pay check from the most recent full month for verification of income and the most recent three months personal bank statements for verification of liquid assets. In addition, self-employed borrowers must provide federal tax returns for the previous two to three years, including K-1's, federal business tax returns for two years, year-to-date financial statements, a business credit report and a signed IRS Form 4506 (Request for Copy of Tax Returns).

         Under the Limited Documentation Progressive Series Program, the Seller obtains from prospective borrowers either a verification of deposits or bank statements for the most recent two-month period preceding the mortgage loan application. Under this program, the borrower provides income information on the loan application, and the debt service-to-income ratio is calculated. However, income is not verified. Permitted maximum Loan-to-Value Ratios (including secondary financing) under the Progressive Series Program generally are limited.

         The Progressive Series Program also allows for approval of applications pursuant to the "No Ratio" Program and "No Income, No Assets" Program. The "No Ratio" Program is designed for a mortgage loan which requires a minimum 25% down payment from the borrower with employment information, but no income information, stated on the application (and, therefore, the debt service-to-income ratio is not calculated). The certification of assets is confirmed by written verification of deposits and supported by bank statements. With respect to the "No Ratio" Program, a mortgage loan with a Loan-to-Value Ratio at origination in excess of 75% is not eligible.

         The "No Income, No Assets" Program requires a much larger down payment than under the "No Ratio" Program. Under this program, the borrower provides no income information, but provides employment and unverified asset information on the mortgage loan application. With respect to the "No

Income, No Assets" Program, a mortgage loan with a Loan-to-Value Ratio at origination in excess of 70% is generally not eligible.

         In a Reduced Documentation Program, the Seller verbally verifies the borrower's employment prior to closing. Credit history, collateral quality and the amount of the down payment are important factors in evaluating a mortgage loan submitted under one of the Reduced Documentation Programs. In addition, in order to qualify for a Reduced Documentation Program, a mortgage loan must conform to certain criteria regarding maximum loan amount, property type and occupancy status. Mortgage loans having a Loan-to-Value Ratio at origination in excess of 80% for Series I, II and III and mortgage loans on mortgaged property used as a second or vacation home by the prospective borrowers are not eligible for a Reduced Documentation Program. In general, the maximum loan amount for mortgage loans underwritten in accordance with a Reduced Documentation Program is $750,000 for purchase transactions and a maximum loan amount of $650,000 for cash out refinance transactions. Secondary financing is allowed in the origination of the Limited Documentation Program but must meet the CLTV requirements described above and certain other requirements for subordinate financing. Secondary financing is not allowed in the case of the "No Ratio" or the "No Income, No Assets" Programs. In all cases, liquid assets must support the level of income of the borrower as stated in proportion to the type of employment of the borrower. Full Documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval.

          Credit History. The Progressive Series Program defines an acceptable credit history in each of Series I, II and III. The Series I Program defines an acceptable credit history as a borrower who has "A" credit, meaning a minimum of five trade accounts, with 24 months credit history, no 30-day delinquent mortgage payments in the last 24 months, a maximum of two 30-day delinquent payments on installment debt within the past 24 months. No bankruptcies or foreclosures are allowed in the past seven years. No judgments, suits, liens, collections or charge-offs are allowed within the past 24 months.

         With respect to Series II Program, a borrower must have a minimum of five trade accounts with no late payments on the previous mortgage for the past 12 months and may have one 30-day delinquent payment on a previous mortgage within the past 13th through 24th months. A borrower may not have more than three 30-day delinquent payments on any revolving credit account and a maximum of three 30-day delinquent payments within the past 24 months on any installment credit account. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established satisfactory credit.

         With respect to Series III Program, a borrower may not have more than two 30-day delinquent payments on the previous mortgage within the past 24 months. The borrower may not have more than three 30-day delinquent payments and one 60-day delinquent payments on revolving debt in the last 24 months and may not have more than three 30-day delinquent and one 60-day delinquent payment on installment credit in the past 24 months. Any open judgment, suit, lien, collection or charge-off must be paid prior to closing. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established satisfactory credit history. No late payments on previous mortgage loans are permitted on equity take-out refinances under the Limited Documentation Program offered under the Progressive Series Program.

         Quality Control. The Seller generally performs a post funding audit on each Progressive Series Program mortgage loan within five days of funding or acquiring such loan. This audit includes a review for compliance with Progressive Series Program parameters and accuracy of the legal documents. The Seller performs a quality control review on a minimum of 25% of the mortgage loans originated or acquired under the Progressive Series Program for complete re-verification of employment, income and liquid assets used to qualify for such mortgage loan. Such review also includes procedures intended to detect evidence of fraudulent documentation and/or imprudent activity during the processing, funding, servicing or selling of the mortgage loan. Verification of occupancy and applicable information is made by regular mail.

          Appraisals. One- to four-family residential properties that are to secure Progressive Series Program mortgage loans are appraised by qualified independent appraisers who are approved by the Seller or the Seller's agent. Such appraisers inspect and appraise the subject property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to FNMA and FHLMC. As part of the Seller's quality control procedures, either field or desk appraisal reviews are obtained on 10% of all mortgage loans originated under the Progressive Series Program. Selected mortgage loans will also be reviewed for compliance and document accuracy. Desk and/or field appraisal reviews are required on all mortgage loans originated under the Progressive Series Program with Loan-to-Value Ratios in excess of 65% on mortgaged properties located in the State of California, Loan-to-Value Ratios in excess of 70% on any properties in all other states, loan amounts in excess of $350,000, non-owner occupied properties, second home properties, cash-out refinance mortgage loans and whenever in the underwriter's judgment it is necessary to reverify the appraised value of the property.

         The Seller commenced originating or acquiring mortgage loans underwritten pursuant to the Progressive Series Program in July 1995. Accordingly, the Seller does not have any historical delinquency or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans underwritten pursuant to the Progressive Series Program. There can be no assurance that the delinquency experience of the Master Servicer's servicing portfolio as described herein will correspond to the delinquency experience of the Mortgage Loans underwritten pursuant to the Progressive Series Program. See "Pooling and Servicing Agreement-The Master Servicer" herein. It is contemplated that all of the Progressive Series Program mortgage loans originated or acquired by the Seller will also be underwritten with a view toward the resale thereof in the secondary mortgage market.

         Variations. The Seller uses the foregoing parameters as guidelines only. On a case-by-case basis, the Seller may determine that the prospective mortgagor warrants an exception outside the standard Progressive Series Program guidelines. An exception may be allowed if the loan application reflects certain compensating factors, including (i) the prospective mortgagor has demonstrated an ability to save and devote a greater portion of income to basic housing needs; (ii) the prospective mortgagor may have a potential for increased earnings and advancement because of education or special job training, even if the prospective mortgagor has just entered the job market; (iii) the prospective mortgagor has demonstrated an ability to maintain a debt free position; (iv) the prospective mortgagor may have short term income that is verifiable but could not be counted as stable income because it does not meet the remaining term requirements; and (v) the prospective mortgagor's net worth is substantial enough to suggest that repayment of the loan is within the prospective mortgagor's ability.

        Program Underwriting Guidelines Other Than Progressive Series

         All mortgage loans originated or acquired by the Seller must meet underwriting standards designed to evaluate a prospective borrower's credit standing and repayment ability and the value and adequacy of the proposed mortgaged property as collateral. The Seller's underwriting standards are applied in accordance with applicable federal and state laws and regulations and are based on the requirements of FNMA, FHLMC and other institutions to which the Seller sells its mortgage loan production.

          Each prospective borrower is required to complete a detailed application to provide pertinent credit information to the underwriting officer. As part of the description of the borrower's financial condition, the application requires the borrower to provide a current list of assets and liabilities and a statement of income and expenses. In addition, a standard factual credit report conforming to FNMA/FHLMC credit reporting standards is required and obtained with respect to each borrower. These reports typically contain information relating to such matters as credit history with local and national merchants and lenders, installment debt payments, defaults, bankruptcy and other legal proceedings. Certain material information that is not evidenced on the credit report is obtained by directly requesting the information from the borrower. All derogatory information as evidenced on the credit report or received through direct credit requests is required to be satisfactorily explained by the borrower.

         Verification of a prospective borrower's employment, including length of employment, level of compensation and expectation of continued employment, is conducted in conformance with FNMA/FHLMC standards for full documentation (consisting of direct verification of employment and, in some cases, pay stubs or the most recent W-2 statement), or FNMA/FHLMC standards for alternative documentation (consisting of two years' W-2 statements, up-to-date pay stub and verbal verification of employment). Self-employed borrowers are required to provide signed copies of the two most recent years' tax forms. In addition, applicants are required to have adequate cash to pay the down payment and closing costs and may be required to authorize verification of deposits at financial institutions where demand or savings accounts are maintained.

         The adequacy of the proposed mortgaged property as collateral for the mortgage loan is based upon an appraisal conducted in accordance with FNMA or FHLMC standards. Appraisers may be staff appraisers employed by the Seller or independent appraisers selected in accordance with guidelines established by the Seller. The appraisal procedure guidelines require that the appraiser or an agent on its behalf personally inspect the property and verify that it is in good condition and that construction, if new, is completed. Appraisals are based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

         Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payment due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. Mortgage debt-to-income and debt-to-income ratios generally are within the then applicable FNMA and FHLMC guidelines. Prospective borrowers' mortgage debt-to-income and debt-to-income ratios were calculated using a monthly mortgage payment based upon the mortgage rate of the related mortgage loan. The underwriting standards applied by the Seller, particularly with respect to the level of income and debt disclosed on the application and verifications, may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable compensating factors exist.

         The Seller also originates or acquires mortgage loans pursuant to alternative underwriting criteria under its Limited Documentation Program. Under the Limited Documentation Program, the Seller obtains from prospective borrowers either a verification of deposits or bank statements for the most recent two-month period preceding the mortgage loan application. Mortgage loans underwritten under the Limited

Documentation Program are limited to self-employed borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion. Permitted maximum loan-to-value ratios (including secondary financing) under the Limited Documentation Program range up to 80%.

         In addition to the underwriting process described above, the Seller follows quality control procedures designed to ensure compliance with the Seller's underwriting standards and procedures. The Seller's quality control program includes, among other things, the following procedures performed by the Seller's Quality Control Department on a random sampling of mortgage loans originated by the Seller: review of back-up credit reports obtained with respect to borrowers, re-verification by phone of certain information provided by borrowers and review of appraisal reports on mortgaged properties.

                            ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates.


         A Current Report on Form 8-K will be available to purchasers of the Class A Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K.

                        DESCRIPTION OF THE CERTIFICATES

General

         The Series 1995-5 Mortgage Pass-Through Certificates (the "Certificates") will consist of the following six classes: (i) Class S Certificates (the "Interest Only Certificates"), (ii) Class A-1 Certificates and Class A-2 Certificates (together with the Interest Only Certificates, the "Super Senior Certificates"), (iii) Class A-3 Certificates (the "Senior Support Certificates" and together with the Super Senior Certificates, the "Senior Certificates") and (iv) Class R-I Certificates and Class R-II Certificates (together, the "Residual Certificates"). The Class A-1, Class A- 2 and Class A-3 Certificates are collectively referred to herein as the "Class A Certificates." Only the Senior Certificates are offered hereby.

         The Certificates will evidence in the aggregate the entire beneficial ownership interest in the Trust Fund. The Trust Fund will consist of (i) the Mortgage Loans, (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the account (the "Custodial Account") established by the Master Servicer for the collection of payments on the Mortgage Loans and in the Certificate Account and belonging to the Trust Fund, (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure, (iv) any applicable primary insurance policies and primary hazard insurance policies, and all proceeds thereof and (v) the representations and warranties of the Seller regarding the Mortgage Loans. The Senior Certificates will be entitled to the benefit of the Certificate Insurance Policy to be issued by the Certificate Insurer, which will insure the payment to the holders of the Senior Certificates of any unpaid Preference Amount and, protect the holders of the Senior Certificates against any interest shortfalls (except as described herein) and any Realized Losses allocated to the Senior Certificates. The Certificate Insurance Policy is not part of the Trust Fund.

         Distributions on the Senior Certificates will be made on the 25th day of each month or, if such day is not a Business Day, then on the next succeeding Business Day (each, a "Distribution Date"), commencing in December 1995, to Certificateholders of record on the immediately preceding Record Date. The record date (the "Record Date") for each Distribution Date will be the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

         Distributions on the Senior Certificates will be made to each registered holder entitled thereto, either (i) by check mailed to the address of such Certificateholder as it appears on the books of the Trustee, or (ii) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of any holder of a Senior Certificate having an initial Certificate Principal Balance of not less than $2,500,000 (or, with respect to an Interest Only Certificate, an initial Notional Amount of not less than $10,000,000), by wire transfer in immediately available funds; provided that the final distribution in respect of any Senior Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. See "Pooling and Servicing Agreement--The Trustee" herein.

         The Class S Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum initial Notional Amounts (as defined herein) of $25,000 and integral multiples of $1.00 in excess thereof. The Class A-1 and the Class A-2 Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $25,000 and integral multiples of $1.00 in excess thereof. The Class A-3 Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof; provided, however, that one Certificate of such Class may be issued evidencing the sum of an authorized denomination thereof and the remainder of the aggregate initial Certificate Principal Balance of such Class.

Book-Entry Registration of the Super Senior Certificates

         General. Beneficial Owners that are not Participants or Indirect Participants (as defined in the Prospectus) but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Super Senior Certificates may do so only through Participants and Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal of and interest on the Super Senior Certificates from the Paying Agent (as defined in the Prospectus) through DTC and Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued for the Super Senior Certificates, it is anticipated that the only registered Certificateholder of the Super Senior Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be recognized by the Trustee or the Master Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Super Senior Certificates among Participants and to receive and transmit distributions of principal of, and interest on, such Super Senior Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to such Super Senior Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Super Senior Certificates, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Indirect Participants, will receive distributions and will be able to transfer their interests in the Super Senior

Certificates.

         None of the Depositor, the Master Servicer, the Certificate Insurer or the Trustee (or any of their respective affiliates) will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Super Senior Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Definitive Certificates. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Certificates-Book-Entry Registration."

         Upon the occurrence of an event described in the Prospectus in the third paragraph under "Description of the Certificates-Book-Entry Registration," the Trustee is required to notify, through DTC, Participants who have ownership of Super Senior Certificates as indicated on the records of DTC of the availability of Definitive Certificates for Certificates registered in the name of DTC (the "DTC Registered Certificates"). Upon surrender by DTC of the definitive certificates representing the Super Senior Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the Super Senior Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee and the Master Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

         For additional information regarding DTC and the Super Senior Certificates as DTC Registered Certificates, see "Description of the Certificates-Book-Entry Registration" in the Prospectus.

Available Distribution Amount

         The "Available Distribution Amount" for any Distribution Date is determined with respect to all of the Mortgage Loans in the aggregate and is equal to (a) the sum of (i) the balance on deposit in the Custodial Account as of the close of business on the related Determination Date, (ii) all Advances made with respect to such Distribution Date and (iii) certain amounts required to be deposited by the Master Servicer in the Certificate Account, as further described in the Pooling and Servicing Agreement, reduced by (b) the sum of (i) scheduled payments on the Mortgage Loans collected but due after the related Due Date, (ii) reinvestment income on amounts in the Custodial Account or the Certificate Account, (iii) all amounts reimbursable to the Master Servicer, (iv) any unscheduled payments, including Mortgagor prepayments on the Mortgage Loans, Insurance Proceeds, Liquidation Proceeds (each as defined herein) and proceeds from repurchases of the Mortgage Loans occurring in the month of such Distribution Date and (v) the fees of the Trustee and the Certificate Insurer. With respect to any Distribution Date, (i) the "Due Date" is the first day of the month in which such Distribution Date occurs and (ii) the "Determination

Date" is the 15th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day.

Interest Distributions

         On each Distribution Date, holders of the Super Senior Certificates will be entitled to receive interest distributions (the "Priority Interest Distribution Amount") in an amount equal to interest accrued during the immediately preceding calendar month (such period, an "Accrual Period"). Holders of the Senior Support Certificates will be entitled to receive interest distributions for the related Accrual Period on such Class on each Distribution Date, to the extent of the portion of the Available Distribution Amount for such Distribution Date remaining after distributions of interest to the holders of the Super Senior Certificates and principal to the holders of the Class A-1 and Class A-2 Certificates; in each case on the Certificate Principal Balance thereof (or Notional Amount thereof, in the case of the Interest Only

Certificates) at the related Pass-Through Rate, subject to reduction only in the event of (i) shortfalls caused by the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act") or similar legislation or regulations and
(ii) any Prepayment Interest Shortfalls for such Distribution Date to the extent not covered by the Master Servicer in the manner described below. Notwithstanding the foregoing, if payments are not made as required under the Certificate Insurance Policy, any interest shortfalls will be allocated to the Senior Certificates as described below.

         With respect to any Distribution Date and the Senior Certificates, "Accrued Certificate Interest" will be equal to (a) in the case of the Class A Certificates, one month's interest accrued during the related Accrual Period on the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date at the related Pass-Through Rate and (b) in the case of the Interest Only Certificates, one month's interest accrued during the related Accrual Period on the Notional Amount immediately prior to such Distribution Date at the related Pass-Through Rate; in each case less interest shortfalls, if any, allocated thereto for such Distribution Date, to the extent not covered (i) with respect to the Super Senior Certificates, by the Subordination provided by the Senior Support Certificates and the Class R-I Certificates and (ii) with respect to the Senior Support Certificates, by the Subordination provided by the Class R-I Certificates, including (A) any Prepayment Interest Shortfall to the extent not covered as described below, (B) the interest portions of Realized Losses (as defined herein) (including Special Hazard Losses in excess of the Special Hazard Amount ("Excess Special Hazard Losses"), Fraud Losses in excess of the Fraud Loss Amount ("Excess Fraud Losses"), Bankruptcy Losses in excess of the Bankruptcy Loss Amount ("Excess Bankruptcy Losses") and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses")) not allocated solely to a Class of Certificates through Subordination,
(C) the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses

and (D) any other interest shortfalls not covered by Subordination, including interest shortfalls relating to the Relief Act or similar legislation or regulations, all allocated as described below. In the case of the Senior Support Certificates, Accrued Certificate Interest will be further reduced by the allocation of the interest portion of certain realized losses thereto, if any, as described below under "-Allocation of Losses; Subordination." Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

         The "Prepayment Interest Shortfall" for any Distribution Date is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) resulting from Mortgagor prepayments on the Mortgage Loans during the preceding calendar month (each, a "Prepayment Period"). Such shortfalls will result because interest on prepayments in full is collected only to the date of prepayment, and because no interest is collected on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the related Mortgage Loans as of the Due Date in the month of prepayment. The Master Servicer will be obligated to apply amounts otherwise payable to it as servicing compensation in any month to cover any shortfalls in collections of one full month's interest at the applicable Net Mortgage Rate resulting from principal prepayments.

         In the event that the amount available for distributions of interest on any Class of Senior Certificates on any Distribution Date is less than the amount of Accrued Certificate Interest thereon (adjusted as provided in clauses
(A) and (D) of the second preceding paragraph) for such Distribution Date, the amount of such shortfall will be distributable to holders of the Certificates of such Class on subsequent Distribution Dates (unless paid under the Certificate Insurance Policy), to the extent of available funds after distributions as required herein, subject to the priorities described herein. Any such amounts so carried forward will not bear interest.

         The Pass-Through Rate applicable to each Class of Senior Certificates is fixed and set forth on the cover hereof.

         As described herein, the Accrued Certificate Interest allocable to each Class of Senior Certificates is based on the Certificate Principal Balance thereof or, in the case of the Interest Only Certificates, on the Notional Amount thereof. The Certificate Principal Balance of any Class A Certificate as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts previously distributed with respect to such Certificate and applied to reduce the Certificate Principal Balance thereof and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses, as described below. The Certificate Principal Balance of the Class R-I Certificates, in the aggregate, as of any date of determination is equal to the excess, if any, of (a) the then aggregate Stated Principal Balance (as defined herein) of the Mortgage Loans over (b) the then aggregate Certificate Principal Balance of the Class A Certificates. The Notional Amount of the Interest Only Certificates as of any date of determination is equal to the Certificate Principal Balance of the Class A-1 Certificates as of such date.

         References herein to the Notional Amount are used solely for convenience in certain calculations and do not represent the right of the holders of the Interest Only Certificates to receive distributions of such amounts.

Principal Distributions on the Class A Certificates

         Holders of the Super Senior Certificates (other than the Interest Only Certificates) will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after the Priority Interest Distribution Amount is distributed to the holders of the Super Senior Certificates for such Distribution Date as described above, a distribution allocable to principal equal to the sum (but not less than zero) of the following amounts:

                           (i) the product of (A) the Super Senior Percentage
                  and (B) the principal portion of all scheduled monthly payments on the Mortgage Loans received or Advances on the Mortgage Loans with respect to the related Due Date;

                           (ii) the product of (A) the Super Senior Prepayment
                  Percentage and (B) the principal portion of all unscheduled collections received during the preceding calendar month (or deemed to be received during the preceding calendar month) (including, without limitation, full and partial Principal Prepayments made by the respective Mortgagors, all proceeds of a repurchase of a Mortgage Loan or any amounts deposited in connection with a substitute Mortgage Loan, Liquidation Proceeds and Insurance Proceeds (excluding proceeds paid in respect of the Certificate Insurance Policy)), to the extent not distributed in the preceding month;

                           (iii) the product of (A) the Super Senior Prepayment
                  Percentage and (B) the principal portion of any Realized Losses incurred (or deemed to have been incurred) on any Mortgage Loans in the calendar month preceding such Distribution Date to the extent of Net Monthly Excess Cash Flow (as defined herein) for such Distribution Date;

                           (iv) the product of (A) the Super Senior Prepayment
                  Percentage and (B) the amount of any Subordination Increase Amount (as defined herein) for such Distribution Date;

                  minus

                           (v) the amount of any Subordination Reduction Amount
                  (as defined herein) for such Distribution Date to the extent not allocated to the Senior Support Certificates for such Distribution Date.


         All principal payments to the Super Senior Certificates shall be applied to the Class A-1 Certificates until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero, and then to the Class A-2 Certificates until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero.

         Holders of the Senior Support Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after interest and principal have been distributed to the Super Senior Certificates and interest has been distributed to the Senior Support Certificates, a distribution allocable to principal equal to the sum (but not less than zero) of the following amounts:

                           (i) the product of (A) the Senior Support Percentage
                  and (B) the principal portion of all scheduled monthly payments on the Mortgage Loans received or Advances on the Mortgage Loans with respect to the related Due Date;

                           (ii) the product of (A) 100% minus the Super Senior
                  Prepayment Percentage and (B) the principal portion of all unscheduled collections received during the preceding calendar month (or deemed to be received during the preceding calendar month) (including, without limitation, full and partial Principal Prepayments made by the respective Mortgagors, all proceeds of a repurchase of a Mortgage Loan or any amounts deposited in connection with a substitute Mortgage Loan, Liquidation Proceeds and Insurance Proceeds (excluding proceeds paid in respect of the Certificate Insurance Policy)), to the extent not distributed in the preceding month;

                           (iii) the product of (A) 100% minus the Super Senior
                  Prepayment Percentage and (B) the principal portion of any Realized Losses incurred (or deemed to have been incurred) on any Mortgage Loans in the calendar month preceding such Distribution Date to the extent of Net Monthly Excess Cash Flow for such Distribution Date; and

                           (iv) the product of (A) 100% minus the Super Senior
                  Prepayment Percentage and (B) the amount of any Subordination Increase Amount for such Distribution Date;

                  minus

                           (v) the amount of any Subordination Reduction Amount
                  for such Distribution Date to the extent not in excess of the sum of clauses (i) through (iv) above.

         In addition, on each Distribution Date, funds received as a result of a claim under the Certificate Insurance Policy in respect of Realized Losses allocated to Senior Certificates will be distributed by or on behalf of the Trustee to the holders of such Class of Senior Certificates. See "Description of the Certificates-Certificate Guaranty Insurance Policy" herein.


         The "Super Senior Percentage," which initially will equal approximately 84.46% and will in no event exceed 100%, will be adjusted for each Distribution Date to be the percentage equal to the aggregate

Certificate Principal Balance of the Super Senior Certificates immediately prior to such Distribution Date divided by the aggregate Certificate Principal Balance of all of the Senior Certificates immediately prior to such Distribution Date. The Senior Support Percentage, which initially will equal approximately 15.54% and will in no event exceed 100%, will equal 100% minus the Super Senior Percentage.

         The Super Senior Prepayment Percentage as to any Distribution Date shall be 100% except as follows. As to any Distribution Date occurring in or after December 2000, the Super Senior Prepayment Percentage for such Distribution Date shall be as follows: as to any Distribution Date occurring in December 2000 to and including the Distribution Date in November 2001, the Super Senior Percentage immediately preceding such Distribution Date plus 70% of the difference between 100% and the Super Senior Percentage; as to any Distribution Date subsequent to November 2001 to and including the Distribution Date in November 2002, the Super Senior Percentage immediately preceding such Distribution Date plus 60% of the difference between 100% and the Super Senior Percentage; as to any Distribution Date subsequent to November 2002 to and including the Distribution Date in November 2003, the Super Senior Percentage immediately preceding such Distribution Date plus 40% of the difference between 100% and the Super Senior Percentage; as to any Distribution Date subsequent to November 2003, to and including the Distribution Date in November 2004, the Super Senior Percentage immediately preceding such Distribution Date plus 20% of the difference between 100% and the Super Senior Percentage; and as to any Distribution Date subsequent to November 2004, the Super Senior Percentage on such Distribution Date; provided, however, that on any such Distribution Date on which the Super Senior Percentage exceeds the initial Super Senior Percentage, the Super Senior Prepayment Percentage shall be equal to 100%. In addition, if the Super Senior Certificates have been reduced to zero, the Super Senior Prepayment Percentage will be 0%.

         On each Distribution Date, the Insurer shall be entitled to receive, after payment of interest payable to the holders of the Senior Certificates on such Distribution Date and the aggregate of amounts described in clauses (i) and
(ii) of each of the first and third paragraphs under the heading "Principal Distributions on the Class A Certificates" above, from the Available Distribution Amount remaining, the aggregate of any payment ("Cumulative Insurance Payments") by the Insurer under the Policy to the extent not previously reimbursed, plus interest thereon. The Class R-I Certificates shall be entitled to the amount remaining on such Distribution Date, if any (after allocation of any Subordination Increase Amounts to the Senior Certificates), following the foregoing distributions.

         The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more Classes of Certificates on or before the date of determination.

Example of Distributions

         The following chart sets forth an example of distributions on the Certificates for the first month of the Trust Fund's existence.

November 1................         Cut-off Date.              The initial principal balance of the
                                                              Mortgage Pool will be the aggregate
                                                              principal balance of the Mortgage
                                                              Loans as of November 1, 1995, after
                                                              deducting any principal payments due
                                                              on or before such date.  Any
                                                              principal and interest

                                                               S-36

                                                              payments due
                                                              on or before the Cut-off Date will
                                                              not be part of the Mortgage Pool.

November 1 through
November 30...............         Prepayment Period.                  Partial principal prepayments
                                                                       and prepayments in full with
                                                                       interest thereon to the date
                                                                       of such prepayment in full,
                                                                       received at any time during
                                                                       this period will be deposited
                                                                       into the Custodial Account for
                                                                       distribution to Certificateholders
                                                                       on December 26, 1995.  The
                                                                       Prepayment Period for the
                                                                       Distribution Date in January 1996
                                                                       and each succeeding Distribution
                                                                       Date will be the immediately
                                                                       preceding calendar month.

November 30...............         Record Date.                        Distributions on December 26, 1995
                                                                       will be made to Certificateholders
                                                                       of record at the close of business
                                                                       on the last Business Day of the
                                                                       month immediately preceding the
                                                                       month of distribution.

November 2 through
December 14...............         Collection Period.                  Payments due during the
                                                                       related Due Period (November
                                                                       2, 1995 through December 1,

                                                                       1995) from mortgagors will be
                                                                       deposited in the Custodial
                                                                       Account as received, and will
                                                                       include scheduled principal
                                                                       payments plus interest on the
                                                                       November balances.


December 15...............         Determination Date.                 On the Business Day following
                                                                       the Determination Date, the
                                                                       information necessary to
                                                                       determine the amounts of
                                                                       principal and interest that
                                                                       will be distributed on
                                                                       December 26, 1995 will be
                                                                       transmitted by the Master
                                                                       Servicer to the Trustee.

                                                               S-37


December 20...............         Certificate Account
                                   Deposit Date.              On the 20th day of each month, or if
                                                              such day is not a Business Day the
                                                              next preceding Business Day, the
                                                              Master Servicer will remit to the
                                                              Trustee the amount of principal and
                                                              interest to be distributed to the
                                                              Certificateholders on such
                                                              Distribution Date from amounts on
                                                              deposit in the Custodial Account,
                                                              together with any Advances required
                                                              to be made by the Master Servicer on
                                                              such Distribution Date.

December 21...............         Certificate Insurer
                                   notification date.         Before 12:00 Noon Eastern time
                                                              on the Business Day two
                                                              Business Days preceding the
                                                              Distribution Date the Trustee
                                                              will provide notice to the
                                                              Certificate Insurer of the
                                                              Certificate Insurer's
                                                              obligation to make an Insured
                                                              Payment on such Distribution
                                                              Date, to the extent that such
                                                              obligation is applicable
                                                              thereon.

December 26...............         Distribution Date.         On December 26, 1995 the
                                                              Trustee will distribute or
                                                              cause to be distributed to the

                                                              Certificateholders the amounts
                                                              determined as of the
                                                              Determination Date.  If a
                                                              monthly payment due during the
                                                              related Due Period is received
                                                              from a Mortgagor after
                                                              December 15, 1995 and funds
                                                              have been distributed with
                                                              respect to such late payment
                                                              from the Custodial Account
                                                              prior to deposit therein, such
                                                              late payment will be deposited
                                                              into the Custodial Account as
                                                              reimbursement therefor.  If an
                                                              Advance has been made with
                                                              respect to such late payment,
                                                              the Master Servicer will
                                                              reimburse itself to the extent
                                                              permitted by the Pooling and
                                                              Servicing Agreement by
                                                              withdrawing from the Custodial
                                                              Account the amount relating to
                                                              such Advance.  If no such
                                                              Advance has been made with
                                                              respect to such late payment,
                                                              the proceeds of such late
                                                              payment will be distributed
                                                              to the Certificateholders
                                                              on the Distribution Date
                                                              occurring in January.


         Succeeding months follow the same pattern except for the Cut-off Date and except that the Distribution Date will be the 25th of the month (or, if such day is not a business day, the business day immediately following such 25th day of the month.)

Overcollateralization Provisions

         Overcollateralization Resulting from Cash Flow Structure. The Pooling and Servicing Agreement requires that, on each Distribution Date, the "Net Monthly Excess Cash Flow," if any, be applied on such Distribution Date as an accelerated payment of principal on the Senior Certificates, but only to the limited extent hereafter described. The Net Monthly Excess Cash Flow for a Distribution Date is equal to the excess of (x) the Available Distribution Amount on such Distribution Date over (y) the sum of (i) the interest payable to the Senior Certificateholders on such Distribution Date and the aggregate of the amounts described in clauses (i) and (ii) of each of the first and third paragraphs under the heading "Principal Distributions on the Class A

Certificates" above (collectively, the "Principal Paragraphs") and (ii) Cumulative Insurance Payments, if any, for such Distribution Date.

         This application has the effect of accelerating the amortization of the Senior Certificates relative to the amortization of the Mortgage Loans. To the extent that any Net Monthly Excess Cash Flow is not so used or used to make certain payments to the Insurer or to cover the principal portion of Realized Losses on the Mortgage Loans as described herein, the Pooling and Servicing Agreement provides that it will be paid to the holders of the Class R-I Certificates.

         With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans immediately following such Distribution Date over (b) the Certificate Principal Balance of the Senior Certificates as of such date (after taking into account the payment of the amounts described in clauses (i)-(iii) of each of the Principal Paragraphs on such Distribution Date) is the "Subordinated Amount" as of such Distribution Date. The Pooling and Servicing Agreement requires that the Net Monthly Excess Cash Flow, as reduced by the principal portion of any Realized Losses included in clause (iii) of each of the Principal Paragraphs will be applied as an accelerated payment of principal on the Senior Certificates to the extent the Required Subordinated Amount exceeds the Subordinated Amount as of such Distribution Date. Any amount of Net Monthly Excess Cash Flow actually applied as an accelerated payment of principal is a "Subordination Increase Amount." The required level of the Subordinated Amount with respect to a Distribution Date is the "Required Subordinated Amount" with respect to such Distribution Date. The Required Subordinated Amount will be set at an amount equal to approximately 0.95% of the initial Certificate Principal Balance of the Senior Certificates as of the Cut-off Date until the Distribution Date after the later to occur of (a) the 30th month following the Cut-off Date and (b) the date on which the Stated Principal Balance of the Mortgage Loans (after giving effect to distributions to be made on such date) is equal to or less than 50% of the aggregate Stated Principal Balance as of the Cut-off Date. Thereafter, subject to certain triggers, the Required Subordinated Amount with respect to a Distribution Date will be equal to the lesser of (a) the initial Required Subordinated Amount and
(b) approximately 1.90% of the then outstanding Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date (but not less than $300,000).

         In the event that the Required Subordinated Amount is permitted to decrease or "step down" on a Distribution Date in the future, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Senior Certificates on such Distribution Date shall be distributed to the holders of the Class R-I Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Senior Certificates relative to the amortization of the Mortgage Loans, and of reducing the Subordinated Amount. With respect to any Distribution Date, the excess, if any, of (a) the Subordinated Amount on such Distribution Date over (b) the Required Subordinated Amount is the "Excess Subordinated Amount" with respect to such Distribution Date. If, on any Distribution Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such Distribution Date would be, greater than zero (i.e., the Subordinated Amount is or would be greater than the related Required Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the related Senior Certificates on such Distribution Date shall instead be distributed to the holders of the Class R-I Certificates in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the amount available for distribution specified in clauses (i) and (ii) of each of the Principal Paragraphs on such Distribution Date; such amount being the "Subordination Reduction Amount" for such Distribution Date.

Allocation of Losses; Subordination

         The Certificate Insurance Policy will cover all Realized Losses allocated to the Senior Certificates. Notwithstanding the foregoing, if payments were not made as required under the Certificate Insurance Policy, Realized Losses would be allocable to the Senior Certificates based on the following priorities.

         Any Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows: first, to the Net Monthly Excess Cash Flow for the related Distribution Date; second, to the Class R-I Certificates until the Certificate Principal Balance of the Class R-I Certificates has been reduced to zero; third, to the Senior Support Certificates until the Certificate Principal Balance thereof has been reduced to zero; and fourth, to the Super Senior Certificates, on a pro rata basis. Any allocation of a Realized Loss (other than a Debt Service Reduction) to a Certificate will be made by reducing the Certificate Principal Balance thereof, in the case of the principal portion of such Realized Loss, in each case until the Certificate Principal Balance of such Class has been reduced to zero, and the Accrued Certificate Interest thereon, in the case of the interest portion of such Realized Loss, by the amount so allocated as of the Distribution Date occurring in the month following the calendar month in which such Realized Loss was incurred. As used herein, "Debt Service Reduction" means a reduction in the amount of the monthly payment due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. As used herein, "Subordination" refers to the provisions discussed above for the sequential allocation of Realized Losses among the various Classes, as well as all provisions effecting such allocations including the priorities for distribution of cash flows in the amounts described herein.

         As used here, "Defaulted Mortgage Losses" are Realized Losses that are attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses.

         Allocations of the principal portion of Debt Service Reductions to the Senior Support and Class R-I Certificates will result from the priority of distributions of the Available Distribution Amount as described herein, which distributions shall be made first to the Super Senior Certificates; second, to the Senior Support Certificates; and third, to the Class R-I Certificates. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not reduce the level of Subordination, until an amount in respect thereof has actually been disbursed to the Super Senior Certificates or the Senior Support Certificates, as applicable. The holders of the Super Senior Certificates will not be entitled to any additional payments with respect to Realized Losses from amount otherwise distributable on any Classes or Certificates subordinate thereto. Accordingly, the Subordination provided to the Super Senior Certificates by the Senior Support and the Class R-I Certificates with respect to Realized Losses allocated on any Distribution Date will be effected primarily by increasing the Super Senior Percentage, of future distributions of principal of the remaining Mortgage Loans.

         Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by the Subordination will be allocated on a pro rata basis among all the Certificates then outstanding. An allocation of a Realized Loss on a "pro rata basis" among two or more Classes of Certificates means an allocation to each such Class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such Distribution Date in the case of an allocation of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon in the case of an allocation of the interest portion of a Realized Loss.

         With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for Advances and expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses are referred to herein as "Realized Losses."

         The application of the Super Senior Prepayment Percentage (when it exceeds the Super Senior Percentage) as described herein to determine the principal payable thereon will accelerate the amortization of the Super Senior Certificates relative to the actual amortization of the Mortgage Loans. To the extent that the Super Senior Certificates are amortized faster than the Mortgage Loans, in the absence of offsetting Realized Losses allocated to the Senior Support Certificates or the Class R-I Certificates, the percentage interest evidenced by the Super Senior Certificates in the Trust Fund will be decreased (with a corresponding increase in the interest in the Trust Fund evidenced by the Senior Support Certificates and the Class R-I Certificates in the aggregate), thereby increasing, as a relative matter, the Subordination afforded the Super Senior Certificates by the Senior Support Certificates and the Class R-I Certificates.

         In order to maximize the likelihood of distribution in full of amounts of interest and principal to be distributed to holders of the Senior Certificates on each Distribution Date, holders of Senior Certificates have a right to certain distributions of the Available Distribution Amount that is prior to the rights of the holders of the Class R-I Certificates and the Super Senior Certificates will have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Senior Support Certificates. In addition, the overcollateralization as described herein will also maximize the likelihood of distribution of full amounts of interest and principal to holders of the Senior Certificates on each Distribution Date.

         The aggregate amount of Realized Losses which may be allocated to the Senior Support Certificates or the Class R-I Certificates or covered by Net Monthly Excess Cash Flow otherwise distributable to the Class R-I Certificateholders in connection with Special Hazard Losses (the "Special Hazard Amount") through Subordination shall initially be equal to $1,300,000. As of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal $1,300,000 less the sum of (A) any amounts allocated solely to the Senior Support Certificates or the Class R-I Certificates through Subordination in respect of Special Hazard Losses and (B) the Adjustment Amount. On each anniversary of November 1, 1995, the Adjustment Amount will be equal to the amount, if any, by which the Special Hazard Amount, without giving effect to the deduction of the Adjustment Amount for such anniversary, exceeds the greater of
(i) 1% (or, if greater than 1%, the highest percentage of Mortgage Loans, by principal balance, in any California zip code area) times the aggregate principal balance of all of the Mortgage Loans immediately preceding such anniversary and (ii) twice the principal balance of the single Mortgage Loan having the largest principal balance on the Distribution Date immediately preceding such anniversary.

         The aggregate amount of Realized Losses which may be allocated to the Senior Support Certificates or the Class R-I Certificates or covered by Net Monthly Excess Cash Flow otherwise distributable to the Class R-I Certificateholders in connection with Fraud Losses (the "Fraud Loss Amount") through Subordination shall initially be equal to $2,948,237. As of any date of determination after the Cut-off Date, the Fraud Loss Amount shall equal (X) prior to the first anniversary of the Cut-off Date an amount equal to 3% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amounts allocated through Subordination with respect to Fraud Losses up to such date of determination; (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 2% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount allocated through Subordination with respect to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination; and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to
(1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount allocated through Subordination with respect to Fraud

Losses since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through Subordination.

         The aggregate amount of Realized Losses which may be allocated to the Senior Support Certificates or the Residual Certificates or covered by Net Monthly Excess Cash Flow otherwise distributable to the Residual Certificateholders in connection with Bankruptcy Losses (the "Bankruptcy Amount") through Subordination will initially be equal to $100,000. As of any date of determination, the Bankruptcy Amount shall equal $100,000 less the sum of any amounts allocated through Subordination for such losses up to such date of determination.

         Notwithstanding the foregoing, the provisions relating to Subordination will not be applicable in connection with a Bankruptcy Loss so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable Primary Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a subservicer.

Advances

         Prior to each Distribution Date, the Master Servicer is required to make Advances (out of its own funds or funds held in the Custodial Account (as described in the Prospectus) for future distribution or withdrawal) with respect to any payments of principal and interest (net of the related Master Servicing
Fees) which were due on the Mortgage Loans on the immediately preceding Due Date and delinquent on the Business Day next preceding the related Determination Date.

         Such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the

Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an Event of Default thereunder, in which case the Trustee, as successor Master Servicer, will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement.


         All Advances will be reimbursable to the Master Servicer on a first priority basis from either late collections, Insurance Proceeds and Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. In addition, any Advances previously made which are deemed by the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the Master Servicer out of any funds in the Custodial Account prior to distributions on the Certificates.

Certificate Guaranty Insurance Policy

         The following information regarding the Certificate Insurance Policy has been supplied by the Certificate Insurer for inclusion in the Prospectus Supplement.

         The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policy, thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment (as defined below) will be received by the Trustee, or its successor, on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Certificate Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Certificate Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Senior Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

         Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, any REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         The Certificate Insurer will pay any Insured Payment that is a Preference Amount (as defined below) on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Senior Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Senior Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policy no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Insured Payment (as defined below) is due or the Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as the Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "Certificate Insurer's Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Certificate Insurer's Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Certificate Insurance Policy it shall be deemed not to have been received by the Certificate Insurer's Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Certificate Insurer's Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

         Insured Payments due under the Certificate Insurance Policy, unless otherwise stated therein, will be disbursed by the Certificate Insurer's Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

         The Certificate Insurer's Fiscal Agent is the agent of the Certificate Insurer only and the Certificate Insurer's Fiscal Agent shall in no event be liable to Owners for any acts of the Certificate Insurer's Fiscal Agent or any failure of the Certificate Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policy.

         As used in the Certificate Insurance Policy and herein, the following terms shall have the following meanings:

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Pooling and Servicing Agreement is located are authorized or obligated by law or executive order to close.

                  "Deficiency Amount" means, with respect to the Senior Certificates as of any Distribution Date the sum of (i) any shortfalls in amounts available to pay interest for the related Accrual Period, in the case of the Interest Only Certificates, on the Notional Amount thereof at the related Pass-Through Rate and, in the case of the Class A Certificates, on the Certificate Principal Balance thereof at the related Pass-Through Rate, net of any Prepayment Interest Shortfalls and any interest shortfalls relating to the Relief Act allocated to the Senior Certificates, (ii) any Realized Loss allocated to the Senior Certificates and (iii) following the termination of the Trust Fund pursuant to the termination section of the Agreement, the excess of (a) the then outstanding Certificate Principal Balance of the Class A Certificates over (b) the Available Distribution Amount for such date.

                  "Insured Payment" means, (i) as of any Distribution Date, any Deficiency Amount and (ii) any unpaid Preference Amount.

                  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Certificate Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

                  "Owner" means a holder of any Senior Certificate who, on the applicable Distribution Date, is entitled under the terms of the applicable Senior Certificate to payment under the Certificate Insurance Policy.

                  "Preference Amount" means any amount previously distributed to an Owner of the Senior Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used in the Certificate Insurance Policy and not otherwise defined in the Certificate Insurance Policy shall have the respective meanings set forth in the Pooling and Servicing Agreement as of the date of execution of the Certificate Insurance Policy, without giving effect to any subsequent amendment or modification to the Pooling and Servicing Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

         Any notice under the Certificate Insurance Policy or service of process on the Certificate Insurer's Fiscal Agent may be made at the address listed below for the Certificate Insurer's Fiscal Agent or such other address as the Certificate Insurer shall specify to the Trustee in writing to the Trustee.

         The notice address of the Certificate Insurer's Fiscal Agent is 15th Floor, 61 Broadway, New York, New York, 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Certificate Insurer's Fiscal Agent shall specify in writing.

         The Certificate Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         The insurance provided by the Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         The Certificate Insurance Policy is not cancelable for any reason. The premium on the Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A Certificates.

                          MBIA INSURANCE CORPORATION

         The following information has been supplied by MBIA Insurance Corporation (the "Certificate Insurer") for inclusion in this Prospectus Supplement.

         The Certificate Insurer, formerly known as Municipal Bond Investors Assurance Corporation, is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has one European branch in the Republic of France.

         All information regarding the Certificate Insurer, a wholly owned subsidiary of MBIA Inc., including the financial statements of the Certificate Insurer for the year ended December 31, 1994, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1994, is hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                 SAP
                                      ---------------------------
                                      December 31,  September 30,
                                          1994          1995
                                      ------------  -------------
                                        (Audited)    (Unaudited)

                                             (in millions)
Admitted Assets.................          $3,401        $3,678
Liabilities.....................           2,291         2,484
Capital and Surplus.............           1,110         1,194

                                                GAAP
                                      ----------------------------
                                      December 31,   September 30,
                                           1994          1995
                                      ------------   -------------
                                        (Audited)    (Unaudited)
                                             (in millions)
Assets..........................          $3,759        $4,257
Liabilities.....................           1,704         1,895
Shareholder's Equity.............          2,055         2,362

         Audited financial statements of the Certificate Insurer as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 are included herein as Appendix A. Unaudited financial statements of the Certificate Insurer for the nine-month period ended September 30, 1995, are included herein as Appendix B. Such financial statements have been prepared on the basis of generally accepted accounting principles. Copies of the Certificate Insurer's 1994 year-end audited financial statements prepared in accordance with statutory accounting practices are available from the Certificate Insurer. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504.

         A copy of the Annual Report on Form 10-K of MBIA Inc. is available from the Certificate Insurer or the Securities and Exchange Commission. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504.

         The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policy and the Certificate Insurer set forth under the heading "Description of the Certificates--Certificate Guaranty Insurance Policy" and "MBIA Insurance Corporation," and in Appendices A and B.

         Moody's rates the claims paying ability of the Certificate Insurer
"Aaa."

         Standard & Poor's rates the claims paying ability of the Certificate Insurer "AAA."

         Fitch Investors Service, L.P. rates the claims paying ability of the Certificate Insurer "AAA."

         Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the Senior Certificates and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of the above ratings may have an adverse effect on the market price of the Senior Certificates. The Certificate Insurer does not guaranty the market price of the Senior Certificates nor does it guaranty that the ratings on the Senior Certificates will not be reversed or withdrawn.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

General

         The effective yield to the holders of the Senior Certificates will be lower than the yield otherwise produced by the related Pass-Through Rate and purchase price because monthly distributions will not be payable to such holders until the 25th day (or the immediately following Business Day if such 25th day is not a Business Day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

         The yield to maturity and the aggregate amount of distributions on the Senior Certificates will be affected by, among other things, the rate and timing of principal payments on the Mortgage Loans and the amount and timing of Mortgagor defaults resulting in Realized Losses. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans in the Trust Fund. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the Mortgagors, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         The Mortgage Loans may be prepaid by the mortgagors at any time. See "Description of the Mortgage Pool" herein. The Mortgage Loans generally contain due-on-sale clauses. Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions to holders of the Senior Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Yield, Prepayment and Maturity Considerations" in the Prospectus.

         In addition, as described under "Description of the Certificates--Principal Distributions on the Class A Certificates" herein, on each Distribution Date prior to the Distribution Date occurring in December 2000, 100% of unscheduled distributions of principal (including principal prepayments, Subordination Increase Amounts and certain payments made with respect to Net Monthly Excess Cash Flow) on the Mortgage Loans will be payable solely to the holders of the Super Senior Certificates. On each Distribution Date in or after December 2000, the Senior Support Certificates will be entitled to a share of such distributions, but will not be entitled to a full pro rata share of such distributions until the Distribution Date occurring in December 2004. This will cause the weighted average life of the Senior Support Certificates to be extended and, as a relative matter, the Subordination afforded the Super Senior Certificates by the Senior Support Certificates to be increased (to the extent not otherwise offset by Realized Losses).

         Because it is impossible to accurately predict the timing and dollar amount of principal prepayments on the Mortgage Loans, if any, that will be made, as well as the percentage according to which those prepayments will be allocated among Classes of Certificates at any particular point in time, investors in the Certificates may find it difficult to analyze the effect of principal prepayments on the yield and average life of the various Classes of Certificates.

         The amount of interest otherwise payable to holders of the Senior Certificates will be reduced by any interest shortfalls to the extent not paid by the Certificate Insurer pursuant to the Certificate Insurance Policy or by the Master Servicer as described herein. If payments were not made as required under the Certificate Insurance Policy, interest shortfalls not allocable to the Class R-I Certificates and not covered by the Master Servicer would be allocated to the Senior Certificates as described herein.

         When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the immediately preceding monthly payment up to the date of such prepayment, instead of for a full month. Partial principal prepayments are applied as of the first day of the month following the month of receipt, with no resulting reduction in interest payable for the month during which the partial prepayment is made. Full or partial prepayments (or other liquidations) received in any calendar month will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt. With respect to full prepayments (or other liquidations), the Master Servicer is obligated to fund shortfalls in collection of one full month's interest (adjusted to the related Net Mortgage Rate) but only to the extent of the servicing compensation otherwise payable to the Master Servicer. Accordingly, to the extent any such shortfall in interest collections exceeds the amount that the Master Servicer is obligated to fund, the effect of any such principal prepayment will be to reduce the aggregate amount of interest that is available for distribution to Certificateholders, and will be allocated among the Senior Certificates and the Class R-I Certificates in proportion to the interest otherwise distributable or accrued thereon. In addition, the application of the Relief Act to any Mortgage Loan will adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on such Mortgage Loan and such shortfall will not be covered by the Insurance Instruments or under the Certificate Insurance Policy. See "Certain Legal Aspects of the Mortgage

Loans-Anti-Deficiency Legislation and Other Limits on Lenders-Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus.

         The yield to maturity of the Senior Certificates will depend on the price paid by the holders of the Senior Certificates and the Pass-Through Rate. The extent to which the yield to maturity of a Senior Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a Senior Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Senior Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. For additional considerations relating to the yield on the Certificates, see "Yield, Prepayment and Maturity Considerations" in the Prospectus.

         Conventional, fixed interest rate mortgage loans originated in a high interest rate environment may be subject to a greater rate of principal prepayments when interest rates decrease. For example, if prevailing interest rates fall significantly, fixed interest rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of other fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their higher fixed interest rate mortgages to take advantage of a lower fixed interest rate.

Interest Only Certificate Yield Considerations

         The yield to Maturity on the Interest Only Certificates will be highly sensitive to the prepayment, repurchase and default experience on all of the Mortgage Loans included in the Trust Fund. Investors should carefully consider the associated risks, including the risk that a rapid rate of principal prepayments on the Mortgage Loans or repurchases of Mortgage Loans could result in the failure of investors in the Interest Only Certificates to fully recover their initial investments.

         The yield to investors on the Interest Only Certificates will be materially adversely affected by the subordination and cash flow provisions of the Class R-I Certificates to the extent they result in a limited acceleration of the principal payments to the holders of the Class A Certificates; such subordination provisions are more fully described under "Description of the Certificates-Overcollateralization Provisions" herein. Such subordination provisions have the effect of increasing the rate at which payments of principal are made on the Class A Certificates and adversely affecting the yield on the Interest Only Certificates due to the fact that the Notional Amount thereof is based on the Certificate Principal Balance of the Class A-1 Certificates.

         The Certificate Insurance Policy is intended to address credit risk only and not prepayment risk. The Certificate Insurer does not guarantee, or guarantee against, any particular rate of prepayments. Even if the Certificate Insurer performs its obligations under the Certificate Insurance Policy, substantial losses could be experienced with respect to an investment in the Class S Certificates or, if purchased at a premium, any other Class of Senior Certificates.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used for the Mortgage Loans, the Standard Prepayment Assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then aggregate outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. For example, "0% SPA" assumes prepayment rates equal to 0% of SPA (no prepayments). Correspondingly, "400% SPA" assumes prepayment rates equal to 400% of SPA. SPA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

         The table below indicates the approximate pre-tax yields to maturity (on a corporate bond equivalent basis (SPA)) on the Interest Only Certificates for the specified percentages of SPA and assumed purchase prices based on the following assumptions: (i) as of the date of issuance of the Certificates, the aggregate principal balance of the Mortgage Loans is $98,274,561 and each Mortgage Loan has a Mortgage Rate of 9.0713% per annum, a Net Mortgage Rate of 8.6713% per annum, an original term to maturity of 352 months and a remaining term to maturity of 351 months; (ii) the scheduled monthly payment for each Mortgage Loan has been received on the first day of each month commencing on December 1, 1995 and is based on its outstanding balance, interest rate and remaining term to maturity, such that the Mortgage Loan will amortize on amounts sufficient to repay the remaining balance of such Mortgage Loan by its stated

maturity; (iii) the Seller does not repurchase any Mortgage Loan, as described under "Loan Underwriting Procedures and Standards-Representations and Warranties" and "The Pooling and Servicing Agreements-Assignment of the Mortgage Assets" in the Prospectus and the Master Servicer does not exercise its option to purchase the Mortgage Loans and thereby cause a termination of the Trust Fund; (iv) there are no losses on the Mortgage Loans; (v) all of the Mortgage Loans prepay at the respective constant percentages of SPA set forth in the table; (vi) prepayments that represent payments in full of individual Mortgage Loans are received on the last day of each month and include 30 days of interest thereon, commencing November 30, 1995; (vii) there is no Prepayment Interest Shortfall or any other interest shortfall with respect to any Mortgage Loans in any month; (viii) payments on the Certificates will be received on the 25th day of each month, commencing December 25, 1995; (ix) payments on the Mortgage Loans earn no reinvestment return; (x) there are no additional ongoing Trust Fund expenses payable out of the Trust Fund, (xi) the Certificates will be purchased on November 29, 1995 and (xii) the aggregate purchase prices of the Interest Only Certificates are the sum of (a) the percentages of the Notional Amount as of the Closing Date, as specified below, and (b) 28 days of accrued interest (such assumptions, collectively the "Structuring Assumptions").

       Pre-Tax Yield to Maturity (SPA) of the Interest Only Certificates

                                              Percentages of SPA
                                ----------------------------------------
Assumed Purchase Price           100%     300%    400%    500%    600%
----------------------          -----    -----   -----   -----   -----
0.125%..................        130.2%   116.3%  108.9%  101.5%   94.2%
0.250%..................         54.9%    35.9%   26.1%   16.9%    8.3%
0.375%..................         31.3%     8.0%   -3.2%  -13.5%  -22.8%

         The yields set forth in the preceding table were calculated by determining the monthly discount rate which, when applied to the assumed related stream of cash flows to be paid on the Interest Only Certificates, would cause the discounted present values of such assumed streams of cash flows to equal the assumed purchase price of such Certificates, and by converting such monthly discount rate to a corporate bond equivalent rate. Such calculations do not take into account the effect of any variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Interest Only Certificates and consequently do not purport to reflect the return on any investment in the Interest Only Certificates when such reinvestment rates are considered.

         The Mortgage Loans will not have all of the characteristics assumed in the Structuring Assumptions. There can be no assurance that the Mortgage Loans will prepay at any of the constant rates shown in the tables or at any other particular rate, that the pre-tax yield on the Interest Only Certificates will correspond to any of the pre-tax yields shown herein or that the aggregate purchase price paid for the Interest Only Certificates will be equal to any of the aggregate assumed purchase prices indicated above. Because the rate of distributions of principal of the Certificates will be related to the actual amortization (including prepayments) of the Mortgage Loans, which may include Mortgage Loans that have remaining terms to stated maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the pre-tax yield on the Interest Only Certificates will differ from those set forth above, even if all of the Mortgage Loans prepay at the indicated percentages of SPA. It is unlikely that any Mortgage Loan will prepay at a constant rate to maturity or that all the Mortgage Loans will prepay at the same rate. The foregoing tables assume that all the Mortgage Loans prepay at the same constant rate. In fact, mortgage loans bearing different (or the same) mortgage rates may prepay at different rates. Accordingly, investors should calculate expected yields based on their own assumptions and should not rely on the yields specified above.

         As indicated above, the timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Interest Only Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Interest Only Certificates.

Weighted Average Life of the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         The table set forth below has been prepared on the basis of the Structuring Assumptions. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant level of SPA until maturity or that all of the Mortgage Loans will prepay at the same level of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of SPA specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of, each Class of Certificates.

         Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of each Class of Senior Certificates (other than the Interest Only Certificates) that would be outstanding after each of the Distribution Dates shown at various percentages of SPA.


                          Percent of Initial Certificate Principal Balance Outstanding of the Certificates
                                             Class A-1                               Class A-2
                           -----------------------------------------   ---------------------------------
                                0%     100%   300%  400%  500%  600%   0%  100%  300%  400%  500%  600%
                                --     ----   ----  ----  ----  ----   --  ----  ----  ----  ----  ----
Initial Percentage........     100%    100%   100%  100%  100%  100%  100% 100%  100%  100%  100%  100%
November 1996.............      97      95     90    88    85    83   100  100   100   100   100   100
November 1997.............      96      88     71    63    55    47   100  100   100   100   100   100
November 1998.............      95      78     47    33    20     8   100  100   100   100   100   100
November 1999.............      94      68     26     9     0     0   100  100   100   100    85    53
November 2000.............      92      59      9     0     0     0   100  100   100    77    39     9
November 2001.............      91      51      0     0     0     0   100  100    93    47    14     0
November 2002.............      89      44      0     0     0     0   100  100    68    27     0     0
November 2003.............      87      37      0     0     0     0   100  100    51    15     0     0
November 2004.............      85      31      0     0     0     0   100  100    40     9     0     0
November 2005.............      83      26      0     0     0     0   100  100    32     7     0     0
November 2006.............      81      21      0     0     0     0   100  100    25     5     0     0
November 2007.............      78      16      0     0     0     0   100  100    20     4     0     0
November 2008.............      75      11      0     0     0     0   100  100    16     3     0     0
November 2009.............      72       7      0     0     0     0   100  100    13     2     0     0
November 2010.............      68       3      0     0     0     0   100  100    10     1     0     0
November 2011.............      64       0      0     0     0     0   100   97     8     1     0     0
November 2012.............      60       0      0     0     0     0   100   88     6     1     0     0
November 2013.............      55       0      0     0     0     0   100   78     4     0     0     0
November 2014.............      50       0      0     0     0     0   100   70     3     0     0     0
November 2015.............      45       0      0     0     0     0   100   61     2     0     0     0
November 2016.............      39       0      0     0     0     0   100   53     2     0     0     0
November 2017.............      32       0      0     0     0     0   100   46     1     0     0     0
November 2018.............      25       0      0     0     0     0   100   38     1     0     0     0
November 2019.............      17       0      0     0     0     0   100   31     0     0     0     0
November 2020.............       8       0      0     0     0     0   100   25     0     0     0     0
November 2021.............       0       0      0     0     0     0    97   18     0     0     0     0
November 2022.............       0       0      0     0     0     0    69   12     0     0     0     0
November 2023.............       0       0      0     0     0     0    40    6     0     0     0     0
November 2024.............       0       0      0     0     0     0     7    0     0     0     0     0
November 2025.............       0       0      0     0     0     0     0    0     0     0     0     0
Weighted Average Life
in Years*.................    17.3     6.9    3.0   2.4   2.1   1.9  27.7 21.8   9.5   6.5   4.9   4.2

                                             Class A-3
                           -----------------------------------------
                                0%     100%   300%  400%  500%  600%
                                --     ----   ----  ----  ----  ----
Initial Percentage........     100%    100%   100%  100%  100%  100%
November 1996.............      99      99     99    99    99    99
November 1997.............      98      98     98    98    98    98

November 1998.............      98      98     98    98    98    98
November 1999.............      97      97     97    97    98    98
November 2000.............      96      96     96    97    98    98
November 2001.............      94      93     90    89    87    70
November 2002.............      93      89     83    79    74    44
November 2003.............      92      85     73    67    50    27
November 2004.............      90      79     62    52    34    16
November 2005.............      89      73     50    39    23     9
November 2006.............      87      67     40    28    15     5
November 2007.............      85      62     32    21    10     2
November 2008.............      83      57     25    15     6     1
November 2009.............      80      53     20    11     3     0
November 2010.............      78      48     16     7     2     0
November 2011.............      75      44     12     5     1     0
November 2012.............      72      40      9     3     0     0
November 2013.............      68      36      7     2     0     0
November 2014.............      65      32      5     1     0     0
November 2015.............      61      29      4     0     0     0
November 2016.............      56      25      3     0     0     0
November 2017.............      51      22      2     0     0     0
November 2018.............      46      18      1     0     0     0
November 2019.............      41      15      0     0     0     0
November 2020.............      35      12      0     0     0     0
November 2021.............      29       9      0     0     0     0
November 2022.............      22       6      0     0     0     0
November 2023.............      13       3      0     0     0     0
November 2024.............       2       0      0     0     0     0
November 2025.............       0       0      0     0     0     0
Weighted Average Life
in Years*.................     20.5   15.4   10.7   9.6   8.5   7.2

* The weighted average life of a Certificate of any Class is determined by (i) multiplying the amount of each distribution in reduction of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the initial Certificate Principal Balance of the Certificate.

                        POOLING AND SERVICING AGREEMENT

         General

                  The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of November 1, 1995 among the Depositor, the Master Servicer, and Bankers Trust Company, as Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Class A Certificates. The Class A Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Depositor will provide a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to N. Dante LaRocca, DLJ Mortgage Acceptance Corp., 140 Broadway, New York, New York 10005.

                  The Master Servicer has the right to resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement with the consent of the Certificate Insurer upon the appointment of a successor master servicer reasonably acceptable to the Trustee and the Certificate Insurer and upon delivery to the Trustee of a letter from the Rating Agency that such resignation and appointment will not, in and of itself, result in a downgrading of the Certificates. The Master Servicer may not assign its obligations and duties under the Pooling and Servicing Agreement.

         Assignment of Mortgage Loans

                  The Mortgage Loans will be assigned to the Trustee, together with all principal and interest due on the Mortgage Loans after the Cut-off Date. The Certificate Registrar will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date, the scheduled monthly payment and the maturity date.

                  As to each Mortgage Loan in the Mortgage Pool, the following documents are required to be delivered to the Trustee in accordance with the Pooling and Servicing Agreement: (i) the related original Mortgage Note endorsed without recourse to the Trustee, (ii) the original Mortgage with evidence of recording indicated thereon (or, if such original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified by the Seller to be a true and complete copy of such Mortgage sent for recording), (iii) an original assignment of the Mortgage in recordable form to the Trustee,
         (iv) the policies of title insurance issued with respect to each Mortgage Loan and (v) the originals of any assumption, modification, extension or guaranty agreements. The assignments to the Trustee in connection with each Mortgage Loan are required to be submitted for recording promptly after the Closing Date. The Trustee will review each Mortgage File within 90 days of the Closing Date, and if any such document is found to be defective in any material respect and the Seller does not cure such defect within 60 days of notice thereof from the Trustee the Seller will be obligated to purchase or substitute for the related Mortgage Loan from the Trust Fund within 90 days of such notice.



                  Pursuant to the terms of the Pooling and Servicing Agreement, the Depositor shall assign to the Trustee for the benefit of the holders of the Certificates all of its right, title and interest in and to the representations and warranties made therein by the Seller, in respect of the origination of the related Mortgage Loans and the remedies provided for breach of such representations and warranties. The representations and warranties made by the Seller, with respect to the Mortgage Loans are similar to the representations and warranties summarized in the Prospectus under the caption "Loan Underwriting Procedures and Standards Representations and Warranties." Although such representations and warranties differ from those summarized in the Prospectus, they are generally similar in nature. Upon discovery by the Certificate Insurer, the Depositor, the Master Servicer or the Trustee of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in a Mortgage Loan, the party discovering such breach will promptly give written notice to such other parties. The Seller will have 90 days from its discovery or its receipt of such notice to cure such breach or repurchase or substitute for the Mortgage Loan.

                  Neither the Depositor, the Certificate Insurer, the Master Servicer, the Trustee nor any of their respective affiliates will make any representations or warranties with respect to the Mortgage Loans, or have any obligation to purchase or substitute for a Mortgage Loan if the Seller defaults on its obligation to repurchase or substitute for a Mortgage Loan either in connection with a breach of a representation and warranty or in connection with a defective document as described above, and no assurance can be given that the Seller will carry out such obligations with respect to Mortgage Loans. Although the Subordination (as described herein) will not be available to support the Seller's obligations to repurchase or substitute for any Mortgage Loan, to the extent any such Mortgage Loan is not repurchased or substituted for by the Seller and losses occur on such Mortgage Loans, Subordination with respect to such Mortgage Loans will be available to the extent provided herein. To the extent that the Subordination is so utilized, such Subordination will be depleted more quickly than if such Mortgage Loans had been repurchased or substituted for by the Seller.

         The Master Servicer

                  Imperial Credit Industries, Inc. (in its capacity as master servicer, the "Master Servicer") will act as master servicer for the Certificates pursuant to the Pooling and Servicing Agreement. For a description of the Master Servicer, see "The Seller" herein.

                  The following table sets forth certain information regarding the principal balance of one- to four-family residential mortgage loans included in the Master Servicer's servicing portfolio. The Master Servicer's servicing portfolio includes mortgage loans held for sale and mortgage loans held for investment which were originated or acquired by the Master Servicer's mortgage banking operations.







                                                                                                          Nine Months
                                                            Year Ended  December 31,                          Ended
                                            --------------------------------------------------------       September 30,
                                            1991              1992             1993              1994         1995
                                            -----             ----             ----              ----         ----
                                                (DOLLARS in millions, except average loan size)
Beginning servicing
  portfolio(1)                               $  620.9         $1,118.0    $  2,407.7         $  3,887.0    $  4,894.8
Add:
     Loans originated or acquired             1,415.5          3,383.3       6,019.2            4,260.2       1,457.1
     Bulk purchase of servicing                  45.9              0.0          14.7            1,212.6             -
Deduct:
        Sale of servicing rights                484.7            734.3       2,565.3            2,852.1         350.6
Loans sold, servicing released                  368.4          1,092.1       1,564.8              771.0         542.1
        Run-off(2)                              110.5            267.2         424.5              841.9         453.9
                                             --------          -------       -------            -------     ---------
Ending servicing portfolio(1)                $1,118.0         $2,407.7    $  3,887.0         $  4,894.8   $   5,005.3
                                          ============       ==========    ==========         ==========   ===========
Number of loans serviced...............         7,994           17,678        28,641             33,504        34,620
Average loan size........................    $139,855         $136,198      $135,716           $146,095      $144,579

(1) Includes mortgage loans held for investment originated or acquired as part of the Master Servicer's mortgage banking operations which totalled $28.9 million, $9.6 million, $41.1 million, $844.3 million and $563.7 million at December 31, 1991, 1992, 1993, 1994 and September 30,
         1995, respectively.
(2)      Includes amortization, prepayments and foreclosures.

         The following table sets forth certain information regarding the Master Servicer's delinquency statistics for its one- to-four family residential mortgage servicing portfolio for the periods presented (excluding mortgage loans held for sale or investment):

                                                            At December 31,
                                 ---------------------------------------------------------------------


                                          1992                  1993                   1994                At Sept. 30, 1995
                                          -----                 -----                  -----               -----------------

                                   Number    Percent of   Number    Percent of     Number    Percent of    Number    Percent of
                                     of      Servicing     of       Servicing       of       Servicing      of       Servicing
                                    Loans    Portfolio    Loans     Portfolio      Loans      Portfolio    Loans      Portfolio
                                  --------   ---------   -------   ------------   --------  ------------   -------   -----------
Loans delinquent for:
         30-59 days..............     166        1.1%       246        1.4%       580          2.5%         739         2.7%
         60-89 days..............      30        0.2         55        0.3        115          0.6          205         0.8
90 days and over.................      69        0.6         82        0.6        167          0.9          126         0.7
                                  -------    ---------   -------   ---------   -------      -------      -------      --------
Total delinquencies..............     265        1.9        383        2.3        862          4.0        1,070         4.2
Foreclosures pending.............      20        0.2         22        0.1        199          1.2          553         2.0
                                  -------    ---------   -------   ---------   -------      -------      -------      --------
                                      285        2.1%       405        2.4%     1,061          5.2%       1,623         6.2%
                                  =======    =========   =======   =========   =======      =======      =======      ========

         There can be no assurance that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of the Master Servicer's servicing portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the Master Servicer's servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the Mortgage Pool. The Master Servicer's servicing portfolio includes mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the Mortgage Loans. The Master Servicer's servicing portfolio includes mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the Mortgage Loans. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Master Servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Loans.

Servicing and Other Compensation and Payment of Expenses

         The Master Servicing Fees for each Mortgage Loan are payable out of the interest payments on such Mortgage Loan. The Master Servicing Fees in respect of each Mortgage Loan will be 0.25% per annum of the outstanding principal balance of such Mortgage Loan. The Master Servicing Fees consist of (a) servicing compensation payable to the Master Servicer in respect of its master servicing activities and (b) subservicing and other related compensation payable to a subservicer. The Master Servicer is entitled to retain as additional servicing compensation any assumption and reconveyance fees, to the extent collected from mortgagors, and any interest or other income earned on funds held in the Custodial Account or the Certificate Account. It is not anticipated that the Master Servicer will enter into any subservicing arrangements with respect to the Mortgage Loans. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement. See "Servicing of Loans-Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer and subservicers and for information regarding expenses payable by the Master Servicer.

Voting Rights

         Certain actions specified in the Prospectus that may be taken by holders of Certificates evidencing a specified percentage of all undivided interests in the Trust Fund may be taken by holders of Certificates entitled in the aggregate to such percentage of the Voting Rights. 97% of all Voting Rights will be allocated among all holders of the Certificates (other than the Class S Certificates and the Residual Certificates) in proportion to their then outstanding Certificate Principal Balances, and 1%, 1% and 1% of all Voting Rights will be allocated among the holders of the Class S Certificates, the Class R-I Certificates and the Class R-II Certificates, respectively, in proportion to their Percentage Interests (as defined in the Prospectus) evidenced by their respective Certificates. The Pooling and Servicing Agreement will be subject to amendment without the consent of the holders of the Certificates in certain circumstances. The Certificate Insurer will be entitled to exercise certain rights without the consent of Certificateholders under the Pooling and Servicing Agreement.

Events of Default

         Events of default ("Events of Default") under the Pooling and Servicing Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders any required payment which continues unremedied for two Business Days after such failure of the Master Servicer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor, the Certificate Insurer and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations two (2) Business Days after due.

Rights Upon Event of Default

         So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, the Depositor or the Trustee may in each case with the consent of the Certificate Insurer, and at the direction of the Certificate Insurer shall, by notice in writing to the Master Servicer terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing

Agreement and in and to the Mortgage Loans and the proceeds thereof. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Pooling and Servicing Agreement shall pass to and be vested in the Trustee, and the Trustee shall be authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact, or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination. Upon receipt by the Master Servicer of notice of termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling, it may, or if it is unable or if the Certificate Insurer requests in writing, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 acceptable to the Certificate Insurer, to act as successor to the Master Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under the Pooling and Servicing Agreement. In addition, the Certificate Insurer may waive an Event of Default. See "The Pooling and Servicing Agreements-Rights Upon Event of Default" in the Prospectus.

Limitation on Resignation of the Master Servicer

         The Master Servicer may resign from its obligations and duties under the Pooling and Servicing Agreement only with the consent of the Certificate Insurer and only if such resignation, and the appointment of a successor reasonably acceptable to the Trustee and the Certificate Insurer, will not result in a downgrading of the ratings assigned to any Class of Certificates, or upon a determination that its duties under the Pooling and Servicing Agreement are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor master servicer has assumed the Master Servicer's responsibilities, liabilities, obligations and duties under the Pooling and Servicing Agreement.

Termination

         The obligations created by the Pooling and Servicing Agreement will terminate upon payment to the Certificateholders of all amounts held in the Certificate Account and required to be paid to the Certificateholders pursuant to such Pooling and Servicing Agreement and payment of all amounts due and payable to the Certificate Insurer, following the earlier of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the related Trust Fund or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all of the assets of the Trust Fund by the Master Servicer when the aggregate principal balance of the Mortgage Loans equals 5% or less of the aggregate principal balance as of the Cut-off Date, pursuant to a provision of the Agreement giving the Master Servicer the right to do so. In addition, to the extent that the Senior Certificates are outstanding, if there is an Event of Default by the Master Servicer under the Pooling and Servicing Agreement, the Certificate Insurer may exercise the rights of the Master Servicer to purchase the remaining Mortgage Loans from the Trust Fund. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

         Any such repurchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each outstanding Mortgage Loan (net of unreimbursed advances attributable to principal) as of the day of such repurchase plus accrued interest thereon at the Net Mortgage Rate to the first day of the month such repurchase price is distributed and (b) the appraised value of any property acquired in respect of any defaulted Mortgage Loan (but not more than the unpaid principal balance of that Mortgage Loan together with accrued interest at the applicable Net Mortgage Rate to the first day of the month of such purchase) less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof. The proceeds of any such distribution may not be sufficient to distribute the full amount to the Class A Certificates if the purchase price is based in part on the fair market appraised value of any underlying Mortgaged Property and such appraised value is less than 100% of the unpaid principal balance of the related Mortgage Loan; provided, however, with respect to the Class A Certificates, if such amount is a Deficiency Amount, such shortfall will be paid under the Certificate Insurance Policy. The exercise of the right to purchase the assets of the Trust Fund as set forth in clause (ii) of the preceding paragraph will effect early retirement of the Certificates of that series.

The Trustee

         Bankers Trust Company will be the Trustee under the Pooling and Servicing Agreement. The Depositor and the Seller may maintain other banking relationships in the ordinary course of business with the Trustee. Senior Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 4 Albany Street, Second Floor, New York, New York 10006 or at such other addresses as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

         The Trustee is eligible to serve as such under the Pooling and Servicing Agreement only if it is a corporation or banking association organized and doing business under the laws of the United States or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority and has combined capital and surplus of at least $50,000,000.

         The Trustee may, upon written notice to the Master Servicer, the Depositor and all Certificateholders, resign at any time, in which event the Master Servicer, with the consent of the

Certificate Insurer, will be obligated to appoint a successor Trustee acceptable to the Certificate Insurer. If no successor Trustee acceptable to the Certificate Insurer has been appointed and has accepted appointment within 60 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. Any such successor Trustee must be approved by Moody's and Standard & Poor's. The Trustee may also be removed at any time (i) by the Master Servicer, if the Trustee ceases to be eligible to continue as such as described above or if the Trustee becomes insolvent or (ii) by the Certificate Insurer. Any removal or resignation of the Trustee and appointment of a successor Trustee as described above will not become effective until acceptance of appointment by the successor Trustee.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the Senior Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will consist of two REMICs ("REMIC I" and "REMIC II", respectively), each of which will qualify as a REMIC under the Code. For federal income tax purposes, the Class R-I Certificates will be the sole Class of "residual interests" in REMIC I; the Senior Certificates will constitute the "regular interests" in REMIC II and will be treated as debt instruments of REMIC II; and the Class R-II Certificates will be the sole class of "residual interests" in REMIC II. See "Certain Federal Income Tax Consequences" in the Prospectus.

         For federal income tax reporting purposes, the Class A-1 Certificates and Class A-3 Certificates will not, and the Class S Certificates and Class A-2 Certificates will, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and amortizable premium, if any, for federal income tax purposes will be that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 400% SPA. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," "--Market Discount" and "--Premium" in the Prospectus.

         If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificate issued with original issue discount, in particular the Interest Only Certificates, the amount of original issue discount allocable to such period will be zero and the holder of such a Certificate will be permitted to offset such negative amount only against future original issue discount, if any, attributable to such Certificate. Although uncertain, a Certificateholder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

         The OID Regulations in some circumstances appear to permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by REMIC II in preparing reports to the Certificateholders and the IRS. Prospective purchasers of the Senior Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates in this regard.

         Certain Classes of Certificates may be treated as having been issued with a premium. Certificateholders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such Certificates and will be applied as an offset against such interest payments. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

         The Senior Certificates will be treated as "qualifying real property loans" under Section 593(d) of the Code, assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Senior Certificates will be treated as "interest on obligations secured by mortgages on real property" under
Section 856(c)(3)(B) of the Code generally to the extent that such Senior Certificates are treated as "real estate assets" under Section 856(c)(5)(A) of the Code. Moreover, the Senior Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. See "Certain Federal Income Tax Consequences--REMICs--Characterization of Investment in REMIC Certificates" in the Prospectus.

         To the extent permitted by then applicable law, any "prohibited transactions tax," "contributions tax," tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the Trust Fund will be borne by the Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law. Any such tax not borne by the Master Servicer or the Trustee will be payable out of the Trust Fund, which may reduce the amounts otherwise payable to holders of the Senior Certificates, to the extent any such tax exceeds amounts otherwise payable to holders of the Class R-I Certificates. See "Certain Federal Income Tax Consequences--REMICs-- Prohibited Transactions Tax and Other Taxes" in the Prospectus.

         For further information regarding the federal income tax consequences of investing in the Senior Certificates, see "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the Prospectus.

                            METHOD OF DISTRIBUTION


         Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Depositor and Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter"), an affiliate of the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Senior Certificates.

         The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Senior Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

         The distribution of the Senior Certificates by the Underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. Proceeds to the Depositor from the sale of the Senior Certificates, before deducting expenses payable by the Depositor, will be approximately $-96,907,925 plus accrued interest thereon from the Cut-off Date. The Underwriter may effect such transactions by selling the Senior Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent.
In connection with the sale of the Senior Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of an underwriting discount. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Senior Certificates may be deemed to be underwriters and any profit on the resale of the Senior Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter, and under limited circumstances the Underwriter will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

         There can be no assurance that a secondary market for the Senior Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Senior Certificates will be the monthly statements discussed in the Prospectus under "The Pooling and Servicing Agreement-Reports to Certificateholders," which will include information as to the outstanding principal balance of the Senior Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Senior Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Senior Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Senior Certificates may adversely affect the liquidity of the Senior Certificates, even if a secondary market for the Senior Certificates becomes available.

                                USE OF PROCEEDS

         The Depositor will apply the net proceeds from the sale of the Senior Certificates against the purchase price of the Mortgage Loans.

                                LEGAL OPINIONS

         Certain legal matters relating to the Certificates will be passed upon for the Depositor and for the Underwriter by Thacher Proffitt & Wood, New York, New York and for the Certificate Insurer by Kutak Rock, Omaha, Nebraska.

                                    RATINGS

         It is a condition to the issuance of the Certificates that the Class A Certificates be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Standard & Poor's, a division of The McGraw Hill Companies, Inc. ("Standard & Poor's"), and that the Class S Certificates be rated "Aaa" by Moody's and "AAAr" by Standard & Poor's.

         The ratings of Standard & Poor's on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required thereon. The ratings of Standard & Poor's take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required under the certificates. The rating of Standard & Poor's on the Senior Certificates does not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans. Standard & Poor's rating on the Class A Certificates is based on the claims paying ability of the Certificate Insurer.

         The "r" of the "AAAr" rating of the Interest Only Certificates by S&P is attached to highlight derivative, hybrid, and certain other obligations that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and interest only and principal only mortgage securities. The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

         Ratings by Moody's address the structural, legal and issuer related aspects associated with the certificates, including the nature and quality of the underlying mortgage loans. Such ratings do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. The rating assigned by Moody's to the Senior Certificates is based on the claims paying ability of the

Certificate Insurer. With respect to the Interest Only Certificates, the rating addresses only the likelihood of receipt by holders of such Interest Only Certificates of distributions thereon in the amounts calculated as described herein and does not address the possibility that such Certificateholders might suffer a lower than anticipated yield or the possibility that such investors in the Interest Only Certificates may fail to fully recoup their initial investment.

         The Depositor has not requested a rating on the Senior Certificates by any rating agency other than Moody's and Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the Senior Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Senior Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Senior Certificates by Moody's and Standard & Poor's.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of similar ratings on different securities.

                               LEGAL INVESTMENT

         The Senior Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in at least the second highest rating category by Moody's and Standard & Poor's and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provided that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

         The Depositor makes no representations as to the proper characterization of the Senior Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Senior Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Senior Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent any of the Senior Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                             ERISA CONSIDERATIONS

         The U.S. Department of Labor has granted to the Underwriter an individual exemption (Prohibited Transaction Exemption 90-83) which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the excise taxes imposed by Section 4975(a) and (b) of the Code and 502(i) of ERISA, transactions relating to the purchase, sale and holding by employee benefit plans and other persons subject to ERISA and the

Code ("Plans") of pass-through certificates underwritten by the Underwriter, provided that certain conditions are satisfied. In addition, other exemptions may possibly apply to a Plan's investment in Certificates. Because the Class A-3 Certificates will not qualify for the foregoing prohibited transaction exemption (or any similar exemption that might be available), transfers of such Certificates to any Plan as described above, to a trustee or other Person acting on behalf of any Plan, or to any other person who is using "plan assets" of any Plan to effect such acquisition (including any insurance company using funds in its general or separate accounts that may constitute "plan assets"), will not be registered unless the transferee provides an opinion of counsel satisfactory to the Master Servicer, the Depositor and the Trustee that the purchase of any such Certificate is permissible under applicable law and will not subject the Master Servicer, the Depositor or the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. In the case of any transfer of the foregoing Certificates to an insurance company, in lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that all funds used by such transferee to purchase such Certificates will be funds held by it in its general account which it reasonably believes do not constitute "plan assets" of any Plan. See "ERISA Considerations" in the Prospectus.


                                    EXPERTS

         The consolidated financial statements of the Certificate Insurer, MBIA Insurance Corporation (formerly known as Municipal Bond Investors Assurance Corporation), as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992, included as Appendix A to this Prospectus Supplement have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their report thereon appearing in this Prospectus Supplement and are included in reliance upon the authority of such firm as experts in accounting and auditing.

                                                                     APPENDIX A

            AUDITED FINANCIAL STATEMENTS OF THE CERTIFICATE INSURER

                      MUNICIPAL BOND INVESTORS ASSURANCE
                         CORPORATION and SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                       As of December 31, 1994 and 1993
                            and for the years ended
                       December 31, 1994, 1993 and 1992

[LOGO]                             Coopers & Lybrand L.L.P.
                                   a professional services firm

                       Report of Independent Accountants

To the Board of Directors and Shareholder of Municipal Bond Investors Assurance Corporation:

We have audited the accompanying consolidated balance sheets of Municipal Bond Investors Assurance Corporation and Subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Municipal Bond Investors Assurance Corporation and Subsidiaries as of December 31, 1994 and 1993, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

As discussed in Note 7 to the consolidated financial statements, effective January 1, 1993 the Company adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." As discussed in Note 2 to the consolidated financial statements, effective January 1, 1994 the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                                   /s/ Coopers & Lybrand L.L.P.
New York, New York
February 1, 1995

     Coopers & Lybrand L.L.P., a registered limited liability partnership, is a member firm of Coopers & Lybrand International

        MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                (Dollars in thousands except per share amounts)

                                                          December 31, 1994  December 31, 1993
                                                          -----------------  -----------------
               Assets
Investments:
  Fixed maturity securities, at amortized
     cost (market value $2,971,369)                           $      ---         $2,753,974
  Fixed maturity securities held as available-for-sale
     at market (amortized cost $3,123,838)                     3,051,906                ---
  Short-term investments, at amortized cost
   (which approximates market value)                             121,384            104,205
  Other investments                                               11,970             98,215
                                                              ----------         ----------
     Total investments                                         3,185,260          2,956,394

Cash and cash equivalents                                          1,332                747
Accrued investment income                                         55,347             51,514
Deferred acquisition costs                                       133,048            120,484
Prepaid reinsurance premiums                                     186,492            170,551
Goodwill (less accumulated amortization of
 $32,437 and $27,476)                                            110,543            115,504
Property and equipment, at cost (less accumulated
 depreciation of $9,501 and $3,452)                               39,648             37,574
Receivable for investments sold                                      945              1,949
Other assets                                                      46,552             18,912
                                                              ----------         ----------
     Total assets                                             $3,759,167         $3,473,629
                                                              ==========         ==========
          Liabilities and Shareholder's Equity

Liabilities:
  Deferred premium revenue                                    $1,512,211         $1,402,807
  Loss and loss adjustment expense reserves                       40,148             33,735
  Current income taxes payable                                       ---              1,771
  Deferred income taxes                                           97,828            106,686
  Payable for investments purchased                                6,552             33,340
  Other liabilities                                               46,925             37,547
                                                              ----------         ----------
     Total liabilities                                         1,703,664          1,615,886
                                                              ----------         ----------

Shareholder's Equity
  Common stock, par value $150 per share; authorized,
   issued and outstanding - 100,000 shares                        15,000             15,000
  Additional paid-in capital                                     953,655            943,794
  Retained earnings                                            1,134,061            895,312
  Cumulative translation adjustment                                  427             (1,203)
  Unrealized (depreciation) appreciation of investments,
   net of deferred income tax (benefit) provision
   of $(25,334) and $2,606                                       (47,640)             4,840
                                                              ----------         ----------
     Total shareholder's equity                                2,055,503          1,857,743
                                                              ----------         ----------
     Total liabilities and shareholder's equity               $3,759,167         $3,473,629
                                                              ==========         ==========

              The accompanying notes are an integral part of the
                      consolidated financial statements.

        MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                            (Dollars in thousands)

                                             Years ended December 31
                                          ------------------------------
                                            1994       1993       1992
                                          --------   --------   --------
Revenues:
  Gross premiums written                  $361,523   $479,390   $368,732
  Ceded premiums                           (49,281)   (47,552)   (32,588)
                                          --------   --------   --------
    Net premiums written                   312,242    431,838    336,144
  Increase in deferred premium revenue     (93,226)  (200,519)  (173,203)
                                          --------   --------   --------
    Premiums earned (net of ceded
     premiums of $33,340,
      $41,409 and $28,276)                 219,016    231,319    162,941
 Net investment income                     193,966    175,329    149,359
 Net realized gains                         10,335      8,941     11,419
 Other income                                1,539      3,996      2,001
                                          --------   --------   --------
    Total revenues                         424,856    419,585    325,720
                                          --------   --------   --------
Expenses:
 Losses and loss adjustment expenses         8,093      7,821      5,619
 Underwriting and operating expenses        41,044     38,006     34,092
 Policy acquisition costs, net              21,845     25,480     18,119
                                          --------   --------   --------
    Total expenses                          70,982     71,307     57,830
                                          --------   --------   --------
Income before income taxes and cumulative
  effect of accounting changes             353,874    348,278    267,890
Provision for income taxes                  77,125     86,684     54,802
                                          --------   --------   --------
Income before cumulative effect of
  accounting changes                       276,749    261,594    213,088

Cumulative effect of accounting changes        ---     12,923        ---
                                          --------   --------   --------
Net income                                $276,749   $274,517   $213,088
                                          ========   ========   ========

              The accompanying notes are an integral part of the
                      consolidated financial statements.

        MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
             For the years ended December 31, 1994, 1993 and 1992
                (Dollars in thousands except per share amounts)

                                                                                                  Unrealized
                                          Common Stock     Additional              Cumulative    Appreciation
                                        ----------------    Paid-in    Retained    Translation  (Depreciation)
                                        Shares   Amount     Capital    Earnings    Adjustment   of Investments
                                        -------  -------   ----------  ----------  -----------  --------------
Balance, January 1, 1992                100,000  $ 2,500    $776,544   $  479,707    $ (126)       $    143
Increase in par value of common stock       ---   12,500     (12,500)         ---       ---             ---
Net income                                  ---      ---         ---      213,088       ---             ---
Change in foreign currency translation      ---      ---         ---          ---      (348)            ---
Change in unrealized appreciation
 of investments net of change in
 deferred income taxes of $(1,151)          ---      ---         ---          ---       ---           2,236
Dividends declared (per
 common share $220.00)                      ---      ---         ---      (22,000)      ---             ---
Capital contribution from MBIA Inc.         ---      ---     163,368          ---       ---             ---
Tax reduction related to
 MBIA Inc.'s Stock Option Plan              ---      ---       4,531          ---       ---             ---
                                        -------  -------    --------   ----------    ------        --------
Balance, December 31, 1992              100,000   15,000     931,943      670,795      (474)          2,379
                                        -------  -------    --------   ----------    ------        --------
Net income                                  ---      ---         ---      274,517       ---             ---
Change in foreign currency translation      ---      ---         ---          ---      (729)            ---
Change in unrealized appreciation
 of investments net of change in
 deferred income taxes of $(1,381)          ---      ---         ---          ---       ---           2,461
Dividends declared (per
 common share $500.00)                      ---      ---         ---      (50,000)      ---             ---
Tax reduction related to tax sharing
 agreement with MBIA Inc.                   ---      ---      11,851          ---       ---             ---
                                        -------  -------    --------   ----------    ------        --------
Balance, December 31, 1993              100,000   15,000     943,794      895,312    (1,203)          4,840
                                        -------  -------    --------   ----------    ------        --------

Net income                                  ---      ---         ---      276,749       ---             ---
Change in foreign currency translation      ---      ---         ---          ---     1,630             ---
Change in unrealized depreciation
 of investments net of change in
 deferred income taxes of $27,940           ---      ---         ---          ---       ---         (52,480)
Dividends declared (per
 common share $380.00)                      ---      ---         ---      (38,000)      ---             ---
Tax reduction related to tax sharing
 agreement with MBIA Inc.                   ---      ---       9,861          ---       ---             ---
                                        -------  -------    --------   ----------    ------        --------
Balance, December 31, 1994              100,000  $15,000    $953,655   $l,134,061    $  427        $(47,640)
                                        =======  =======    ========   ==========    ======        ========

              The accompanying notes are an integral part of the
                      consolidated financial statements.

        MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Dollars in thousands)

                                                     Years ended December 31
                                                  ------------------------------
                                                     1994       1993      1992
                                                  ----------  --------  --------
Cash flows from operating activities:
  Net income                                      $  276,749  $274,517  $213,088
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Increase in accrued investment income             (3,833)   (5,009)   (8,869)
    Increase in deferred acquisition costs           (12,564)  (10,033)  (13,278)
    Increase in prepaid reinsurance premiums         (15,941)   (6,143)   (4,312)
    Increase in deferred premium revenue             109,167   206,662   177,515
    Increase in loss and loss adjustment
     expense reserves                                  6,413     8,225     4,337
    Depreciation                                       1,607     1,259       685
    Amortization of goodwill                           4,961     5,001     5,095
    Amortization of bond premium (discount), net         621      (743)      647
    Net realized gains on sale of investments        (10,335)   (8,941)  (11,419)
    Deferred income taxes                             19,082     7,503     8,217
    Other, net                                        (8,469)   15,234    (2,385)
                                                  ----------  --------  --------
    Total adjustments to net income                   90,709   213,015   156,233
                                                  ----------  --------  --------
    Net cash provided by operating activities        367,458   487,532   369,321
                                                  ----------  --------  --------
Cash flows from investing activities:
    Purchase of fixed maturity securities, net
     of payable for investments purchased         (1,060,033) (786,510) (913,643)
    Sale of fixed maturity securities, net of
     receivable for investments sold                 515,548   205,342   371,693
    Redemption of fixed maturity securities,
     net of receivable for investments redeemed      128,274   225,608    40,947
    Sale (purchase) of short-term
     investments, net                                  3,547   (40,461)   28,206
    Sale (purchase) of other investments              87,456   (37,777)  (30,005)
    Capital expenditures, net of disposals            (3,665)   (3,601)   (8,029)
                                                  ----------  --------  --------
    Net cash used in investing activities           (328,873) (437,399) (510,831)
                                                  ----------  --------  --------

Cash flows from financing activities:
    Capital contribution from MBIA Inc.                  ---       ---   163,368
    Dividends paid                                   (38,000)  (50,000)  (22,000)
                                                  ----------  --------  --------
    Net cash (used) provided by
     financing activities                            (38,000)  (50,000)  141,368
                                                  ----------  --------  --------
Net increase (decrease) in cash and
 cash equivalents                                        585       133      (142)
Cash and cash equivalents - beginning of year            747       614       756
                                                  ----------  --------  --------
Cash and cash equivalents - end of year           $    1,332  $    747  $    614
                                                  ==========  ========  ========
Supplemental cash flow disclosures:
  Income taxes paid                               $   53,569  $ 52,967  $ 40,997

              The accompanying notes are an integral part of the
                      consolidated financial statements.

                MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION
                               AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. Business and Organization

Municipal Bond Investors Assurance Corporation ("MBIA Corp.") is a wholly-owned subsidiary of MBIA Inc. MBIA Inc. was incorporated in Connecticut on November 12, 1986 as a licensed insurer and, through the following series of transactions during December 1986, became the successor to the business of the Municipal Bond Insurance Association (the
"Association"), a voluntary unincorporated association of insurers writing municipal bond and note insurance as agent for the member insurance companies:

o MBIA Inc. acquired for $17 million all of the outstanding common stock of a New York domiciled insurance company and changed the name of the insurance company to MBIA Corp. Prior to the acquisition, all of the obligations of this company were reinsured and/or indemnified by the former owner.

o Four of the five member companies of the Association together with their affiliates purchased all of the outstanding common stock of MBIA Inc. and entered into reinsurance agreements whereby they ceded to MBIA Inc. substantially all of the net unearned premiums on existing and future Association business and the interest in, or obligation for, contingent commissions resulting from their participation in the Association. MBIA Inc.'s reinsurance obligations were then assumed by MBIA Corp. The participation of these four members aggregated approximately 89% of the net insurance in force of the Association.
  The net assets transferred from the predecessor included the cash transferred in connection with the reinsurance agreements, the related deferred acquisition costs and contingent commissions receivable, net of the related unearned premiums and contingent commissions payable. The deferred income taxes inherent in these assets and liabilities were recorded by MBIA Corp. Contingent commissions receivable (payable) with respect to premiums earned prior to the effective date of the reinsurance agreements by the Association in accordance with statutory accounting practices, remained as assets (liabilities) of the member companies.

Effective December 31, 1989, MBIA Inc. acquired for $288 million all of the outstanding stock of Bond Investors Group, Inc. ("BIG"), the parent company of Bond Investors Guaranty Insurance Company ("BIG Ins."), which was subsequently renamed MBIA Insurance Corp. of Illinois ("MBIA Illinois").

                MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION
                               AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


In January 1990, MBIA Illinois ceded its portfolio of net insured obligations in exchange for cash and investments equal to its unearned premium reserve of $153 million to MBIA Corp. Subsequent to this cession, MBIA Inc. contributed the common stock of BIG to MBIA Corp. resulting in additional paid-in capital of $200 million. The insured portfolio acquired from BIG consists of municipal obligations with risk characteristics similar to those insured by MBIA Corp. On December 31, 1990, BIG was merged into MBIA Illinois.

Also in 1990, MBIA Inc. formed MBIA Assurance S.A. ("MBIA Assurance"), a wholly-owned, French subsidiary, to write financial guarantee insurance in the international community. MBIA Assurance provides insurance for public infrastructure financings, structured finance transactions and certain obligations of financial institutions. The stock of MBIA Assurance was contributed to MBIA Corp. in 1991 resulting in additional paid-in capital of $6 million. Pursuant to a reinsurance agreement with MBIA Corp., a substantial amount of the risks insured by MBIA Assurance is reinsured by MBIA Corp.

In 1993, MBIA Inc. formed a wholly-owned subsidiary, MBIA Investment Management Corp. ("IMC"), with the principal purpose of providing guaranteed investment agreements guaranteed as to principal and interest for states, municipalities and municipal authorities. IMC commenced operations in August 1993. MBIA Corp. insures IMC's outstanding investment agreement liabilities.

In 1993, MBIA Corp. assumed the remaining business from the fifth member of the Association.

2. Significant Accounting Policies

The consolidated financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP"). Significant accounting policies are as follows:

                MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION
                               AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Consolidation

The consolidated financial statements include the accounts of MBIA Corp., MBIA Illinois, MBIA Assurance and BIG Services, Inc. All significant intercompany balances have been eliminated. Certain amounts have been reclassified in prior years' financial statements to conform to the current presentation.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and demand deposits with banks.


Investments

Effective January 1, 1994, MBIA Corp. adopted Statement of Financial
Accounting Standards ("SFAS") 115. In accordance with SFAS 115,
MBIA Corp. reclassified its entire investment portfolio (including "Fixed maturity securities" and its "Municipal investment agreement portfolio") as "available-for-sale." Pursuant to SFAS 115, securities classified as available-for-sale are required to be reported in the financial statements at market value, with unrealized gains and losses reflected as a separate component of shareholders' equity. The cumulative effect of MBIA Corp.'s adoption of SFAS 115 was a decrease in shareholders' equity at December 31, 1994 of $46.8 million, net of taxes. The adoption of SFAS 115 had no effect on MBIA Corp.'s earnings. As required under SFAS 115, prior years' financial statements have not been restated. Accordingly, Fixed maturity securities reported in MBIA Corp.'s consolidated balance sheet at December 31, 1993 are reflected at amortized cost, based on MBIA Corp.'s then stated intention to hold such securities to maturity.

Bond discounts and premiums are amortized on the effective-yield method over the remaining term of the securities. For pre-refunded bonds the remaining term is determined based on the contractual refunding date. Short-term investments are carried at amortized cost, which approximates market value. Investment income is recorded as earned. Realized gains or losses on the sale of investments are determined by specific identification and are included as a separate component of revenues.

Other investments consist of MBIA Corp.'s interest in limited partnerships and a mutual fund which invests principally in marketable equity securities. MBIA Corp. records dividends from its investment in marketable equity securities and its share of limited partnerships and mutual funds as a component of investment income. In addition, MBIA Corp. records its share

                MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION
                               AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

of the unrealized gains and losses on these investments, net of applicable deferred income taxes, as a separate component of shareholder's equity.

Premium Revenue Recognition

Premiums are earned pro rata over the period of risk. Premiums are allocated to each bond maturity based on par amount and are earned on a straight-line basis over the term of each maturity. When an insured issue is retired early, is called by the issuer, or is in substance paid in advance through a refunding or defeasance accomplished by placing U.S. Government securities in escrow, the remaining deferred premium revenue, net of the portion which is credited to a new policy in those cases where MBIA Corp. insures the refunding issue, is earned at that time, since there is no longer risk to MBIA Corp. Accordingly, deferred premium revenue represents the portion of premiums written that is applicable to the unexpired risk of insured bonds and notes.


Policy Acquisition Costs

Policy acquisition costs include only those expenses that relate primarily to, and vary with, premium production. For business produced directly by MBIA Corp., such costs include compensation of employees involved in marketing, underwriting and policy issuance functions, certain rating agency fees, state premium taxes and certain other underwriting expenses, reduced by ceding commission income on premiums ceded to reinsurers. For business assumed from the Association, such costs were comprised of management fees, certain rating agency fees and marketing and legal costs, reduced by ceding commissions received by the Association on premiums ceded to reinsurers. Policy acquisition costs are deferred and amortized over the period in which the related premiums are earned.

Losses and Loss Adjustments Expenses

Reserves for losses and loss adjustment expenses ("LAE") are established in an amount equal to MBIA Corp.'s estimate of the identified and unidentified losses, including costs of settlement on the obligations it has insured.

To the extent that specific insured issues are identified as currently or likely to be in default, the present value of expected payments, including loss and loss adjustment expenses associated with these issues, net of expected recoveries, is allocated within the total loss reserve as case basis reserves. Management of MBIA Corp. periodically evaluates its estimates for losses and LAE and any resulting adjustments are reflected in current earnings. Management believes that the reserves are adequate to cover the ultimate net cost of claims, but the reserves are necessarily based on estimates and

                MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION
                               AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

there can be no assurance that the ultimate liability will not exceed such estimates.

Contingent Commissions

Contingent commissions may be receivable from MBIA Corp.'s and the Association's reinsurers under various reinsurance treaties and are accrued as the related premiums are earned.

Income Taxes

MBIA Corp. is included in the consolidated tax return of MBIA Inc. The tax provision for MBIA Corp. for financial reporting purposes is determined on a stand alone basis. Any benefit derived by MBIA Corp. as a result of the tax sharing agreement with MBIA Inc. and its subsidiaries is reflected directly in shareholder's equity for financial reporting purposes.

Deferred income taxes are provided in respect of temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

The Internal Revenue Code permits financial guarantee insurance companies to deduct from taxable income additions to the statutory contingency reserve subject to certain limitations. The tax benefits obtained from such deductions must be invested in non-interest bearing U.S. Government tax and loss bonds. MBIA Corp. records purchases of tax and loss bonds as payments of Federal income taxes. The amounts deducted must be restored to taxable income when the contingency reserve is released, at which time MBIA Corp. may present the tax and loss bonds for redemption to satisfy the additional tax liability.

Property and Equipment

Property and equipment consists of MBIA Corp.'s headquarters and equipment and MBIA Assurance's furniture, fixtures and equipment, which are recorded at cost and, exclusive of land, are depreciated on the straight-line method over their estimated service lives ranging from 4 to 31 years. Maintenance and repairs are charged to expenses as incurred.

Goodwill

Goodwill represents the excess of the cost of the acquired and contributed subsidiaries over the tangible net assets at the time of acquisition or contribution. Goodwill attributed to the acquisition of the licensed insurance company includes recognition of the value of the state licenses held by that

                MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION
                               AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

company, and is amortized by the straight-line method over 25 years.
Goodwill related to the wholly-owned subsidiary of MBIA Inc. contributed in 1988 is amortized by the straight-line method over 25 years. Goodwill attributed to the acquisition of MBIA Illinois is amortized according to the recognition of future profits from its deferred premium revenue and installment premiums, except for a minor portion attributed to state licenses, which is amortized by the straight-line method over 25 years.

Foreign Currency Translation

Assets and liabilities denominated in foreign currencies are translated at current exchange rates. Operating results are translated at average rates of exchange prevailing during the year. Unrealized gains or losses resulting from translation are included as a separate component of shareholder's equity.

3. Statutory Accounting Practices

The financial statements have been prepared on the basis of GAAP, which differs in certain respects from the statutory accounting practices prescribed or permitted by the insurance regulatory authorities. Statutory accounting practices differ from GAAP in the following respects:

o premiums are earned only when the related risk has expired rather than over the period of the risk;

o acquisition costs are charged to operations as incurred rather than as the related premiums are earned;

o contingent commissions are accrued when the related earned premiums are recognized;

o a contingency reserve is computed on the basis of statutory requirements and reserves for losses and LAE are established, at present value, for specific insured issues which are identified as currently or likely to be in default, while under GAAP reserves are established based on MBIA Corp.'s reasonable estimate of the identified and unidentified losses and LAE on the insured obligations it has written;

                MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION
                               AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

o Federal income taxes are only provided on taxable income for which income taxes are currently payable, while under GAAP deferred income taxes are provided with respect to temporary differences;

o fixed maturity securities are reported at amortized cost rather than market;

o tax and loss bonds purchased are reflected as admitted assets as well as payments of income taxes; and

o certain assets designated as "non-admitted assets" are charged directly against surplus but are reflected as assets under GAAP.

The following is a reconciliation of consolidated shareholder's equity presented on a GAAP basis to statutory capital and surplus for MBIA Corp. and its subsidiaries, MBIA Illinois and MBIA Assurance:

                                            As of December 31
                                ------------------------------------------
In thousands                       1994            1993            1992
                                ----------      ----------      ----------
GAAP shareholder's equity       $2,055,503      $1,857,743      $1,619,643
Premium revenue recognition       (296,524)       (242,577)       (210,179)
Deferral of acquisition costs     (133,048)       (120,484)       (110,451)
Unrealized losses                   71,932             ---             ---
Contingent commissions              (1,706)         (1,880)         (2,185)
Contingency reserve               (620,988)       (539,103)       (403,875)
Loss and loss adjustment
 expense reserves                   18,181          26,262          11,085
Deferred income taxes               90,328          99,186          90,303
Tax and loss bonds                  50,471          25,771          31,454
Goodwill                          (110,543)       (115,503)       (120,505)
Other                              (13,568)        (11,679)         (9,297)
                                ----------      ----------      ----------
 Statutory capital and surplus  $1,110,038      $  977,736      $  895,993
                                ==========      ==========      ==========

Consolidated net income of MBIA Corp. determined in accordance with statutory accounting practices for the years ended December 31, 1994, 1993 and 1992 was $224.9 million, $258.4 million and $189.6 million, respectively.

                MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION
                               AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Premiums Earned from Refunded and Called Bonds

Premiums earned include $53.0 million, $85.6 million and $43.1 million for 1994, 1993 and 1992 respectively, related to refunded and called bonds.

5. Investments

MBIA Corp.'s investment objective is to optimize long-term, after-tax returns while emphasizing the preservation of capital and claims-paying capability through maintenance of high quality investments with adequate liquidity and by the avoidance of excessive interest rate risk exposure through prudent maturity selection. MBIA Corp.'s investment policies limit the amount of credit exposure to any one issuer. The fixed maturity portfolio comprises high quality (average Double-A) taxable and tax-exempt investments of diversified maturities.

The following tables set forth the amortized cost and market value of the fixed maturities included in the consolidated investment portfolio of MBIA Corp. as of December 31, 1994 and 1993.

                                        Gross      Gross
                         Amortized   Unrealized  Unrealized
In thousands                Cost        Gains      Losses    Market Value
                         ----------  ----------  ----------  ------------
December 31, 1994
Taxable bonds
United States Treasury
 and Government Agency   $  258,531   $ 3,012     $ 10,663   $   250,880
Corporate and other
 obligations                468,923     2,387       25,301       446,009
Tax-exempt bonds
State and municipal
 obligations              2,396,384    36,631       77,998     2,355,017
                         ----------   -------     --------    ----------
  Total fixed
   maturities            $3,123,838   $42,030     $113,962    $3,051,906
                         ==========   =======     ========    ==========

                MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION
                               AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                        Gross      Gross
                         Amortized   Unrealized  Unrealized
In thousands                Cost        Gains      Losses    Market Value
                         ----------  ----------  ----------  ------------
December 31, 1993
Taxable bonds
United States Treasury
 and Government Agency   $  334,729   $ 17,326     $  354     $  351,701
Corporate and other
 obligations                365,660     25,326      1,493        389,493
Tax-exempt bonds
State and municipal
 obligations              2,053,585    177,285        695      2,230,175
                         ----------   --------     ------     ----------
  Total fixed
   maturities            $2,753,974   $219,937     $2,542     $2,971,369
                         ==========   ========     ======     ==========

Fixed maturity investments carried at market value of $7.4 million at December 31, 1994 and at amortized cost of $7.6 million at December 31, 1993, were on deposit with various regulatory authorities to comply with insurance laws.

The table below sets forth the distribution by expected maturity of the fixed maturities and short-term investments at amortized cost and market value at December 31, 1994. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations.


                                         Amortized        Market
In thousands                                Cost           Value
                                         ----------      ----------
Maturity
Within 1 year                            $  121,428      $  121,384
Beyond 1 year but within 5 years            512,741         526,119
Beyond 5 years but within 10 years        1,387,250       1,351,090
Beyond 10 years but within 15 years         788,742         762,187
Beyond 15 years but within 20 years         397,700         377,225
Beyond 20 years                              37,361          35,285
                                         ----------      ----------
Total fixed maturities and short-term
 investments                             $3,245,222      $3,173,290
                                         ==========      ==========

                MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION
                               AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. Investment Income and Gains and Losses

Investment income consists of:
                                     Years ended December 31
                                ----------------------------------
In thousands                      1994         1993         1992
                                --------     --------     --------
Fixed maturities                $193,729     $173,070     $147,598
Short-term investments             3,003        2,844        2,749
Other investments                     12        2,078        1,265
                                --------     --------     --------
  Gross investment income        196,744      177,992      151,612
Investment expenses                2,778        2,663        2,253
                                --------     --------     --------
  Net investment income          193,966      175,329      149,359
Net realized gains (losses):
 Fixed maturities                    784        8,326       11,798
 Other investments                 9,551          615         (379)
                                --------     --------     --------
  Net realized gains (losses)     10,335        8,941       11,419
                                --------     --------     --------
  Total investment income       $204,301     $184,270     $160,778
                                ========     ========     ========

Unrealized gains (losses) consist of:

                                       As of December 31
                                    ----------------------
In thousands                          1994          1993
                                    --------      --------
Fixed maturities:
 Gains                              $ 42,030      $219,937
 Losses                             (113,962)       (2,542)
                                    --------      --------
  Net                                (71,932)      217,395
Other investments:
 Gains                                   ---         7,446
 Losses                               (1,042)          ---
                                    --------      --------
  Net                                 (1,042)        7,446

Total                                (72,974)      224,841
Deferred income tax (benefit)        (25,334)        2,606
                                    --------      --------
  Unrealized (losses) gains - net   $(47,640)     $222,235
                                    ========      ========

The deferred tax benefit in 1994 relates primarily to unrealized losses on MBIA Corp.'s fixed maturity investments, which are reflected in shareholders' equity in 1994 in accordance with MBIA Corp.'s adoption of SFAS 115.

                MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION
                               AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The change in net unrealized gains (losses) consists of:

                                         Years ended December 31
                                    ----------------------------------
In thousands                          1994          1993        1992
                                    --------      --------     -------
Fixed maturities                    $(71,932)     $101,418     $19,118
Other investments                     (8,488)        3,842       3,387
                                    --------      --------     -------
  Total                              (80,420)      105,260      22,505
Deferred income tax (benefit)        (27,940)        1,381       1,151
                                    --------      --------     -------
  Unrealized (losses) gains, net    $(52,480)     $103,879     $21,354
                                    ========      ========     =======

7. Income Taxes

Effective January 1, 1993, MBIA Corp. changed its method of accounting for income taxes from the income statement-based deferred method to the balance sheet-based liability method required by SFAS 109. MBIA Corp.
adopted the new pronouncement on the cumulative catch-up basis and recorded a cumulative adjustment, which increased net income and reduced the deferred tax liability by $13.0 million. The cumulative effect represents the impact of adjusting the deferred tax liability to reflect the January 1, 1993 tax rate of 34% as opposed to the higher tax rates in effect when certain of the deferred taxes originated. As permitted under the new rules, prior years' financial statements have not been restated.

SFAS 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION
                               AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The tax effects of temporary differences that give rise to deferred tax assets and liabilities at December 31, 1994 and 1993 are as presented below:

In thousands                                      1994         1993
                                                --------     --------
Deferred tax assets
 Tax and loss bonds                             $ 50,332     $ 24,168
 Unrealized losses                                25,334          ---
 Alternative minimum tax credit carry forwards    22,391        7,570
 Loss and loss adjustment expense reserves         6,363        9,192
 Other                                             3,981        3,084
                                                --------     --------
  Total gross deferred tax assets                108,401       44,014
                                                --------     --------
Deferred tax liabilities
 Contingency reserve                              91,439       47,621
 Deferred premium revenue                         54,523       45,903
 Deferred acquisition costs                       48,900       44,502
 Unrealized gains                                    ---        2,606
 Contingent commissions                            4,746        4,744
 Other                                             6,621        5,324
                                                --------     --------
  Total gross deferred tax liabilities           206,229      150,700
                                                --------     --------
   Net deferred tax liability                   $ 97,828     $106,686
                                                ========     ========

Under SFAS 109, a change in the Federal tax rate requires a restatement of deferred tax assets and liabilities. Accordingly, the restatement for the change in the 1993 Federal tax rate resulted in a $5.4 million increase in the tax provision, of which $3.2 million resulted from the recalculation of deferred taxes at the new Federal rate.

The provision for income taxes is composed of:

                   Years ended December 31
               -------------------------------
In thousands     1994        1993        1992
               -------     -------     -------
Current        $58,043     $66,086     $46,585
Deferred        19,082      20,598       8,217
               -------     -------     -------
  Total        $77,125     $86,684     $54,802
               =======     =======     =======

                MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION
                               AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The provision for income taxes gives effect to permanent differences between financial and taxable income. Accordingly, MBIA Corp.'s effective income tax rate differs from the statutory rate on ordinary income. The reasons for MBIA Corp.'s lower effective tax rates are as follows:

                                       Years ended December 31
                                      -------------------------
                                       1994      1993      1992
                                      -----     -----     -----
Income taxes computed on pre-tax
 financial income at statutory rates   35.0%     35.0%     34.0%
Increase (reduction) in taxes
 resulting from:
  Tax-exempt interest                 (12.0)    (10.6)    (11.3)
  Benefit from tax sharing agreement    ---       ---      (3.0)
  Amortization of goodwill              0.5       0.5       0.7
  Other                                (1.7)      ---       0.1
                                      -----     -----     -----
   Provision for income taxes          21.8%     24.9%     20.5%
                                      =====     =====     =====

8. Dividends and Capital Requirements

Under New York Insurance Law, MBIA Corp. may pay a dividend only from earned surplus subject to the maintenance of a minimum capital requirement and the dividends in any 12-month period may not exceed the lesser of 10% of its policyholders' surplus as shown on its last filed statutory-basis financial statements, or of adjusted net investment income, as defined, for such 12-month period, without prior approval of the Superintendent of the New York State Insurance Department.

In accordance with such restrictions on the amount of dividends which can be paid in any 12-month period, MBIA Corp. had approximately $73 million available for the payment of dividends as of December 31, 1994. In 1994, 1993 and 1992, MBIA Corp. declared and paid dividends of $38 million, $50 million and $22 million, respectively, to MBIA Inc.

Under Illinois Insurance Law, MBIA Illinois may pay a dividend from unassigned surplus, and the dividends in any 12-month period may not exceed the greater of 10% of policyholders' surplus (total capital and surplus) at the end of the preceding calendar year, or the net income of the preceding calendar year without prior approval of the Illinois State Insurance Department.

                MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION
                               AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


In accordance with such restrictions on the amount of dividends which can be paid in any 12-month period, MBIA Illinois may pay a dividend only with prior approval as of December 31, 1994.

The insurance departments of New York State and certain other states and the agencies which rate the bonds insured by MBIA Corp. have various requirements with which MBIA Corp. was in compliance as of December 31, 1994, relating to the maintenance of certain minimum ratios of statutory capital and reserves to net insurance in force.

9. Lines of Credit

MBIA Corp. has a standby line of credit commitment in the amount of $600 million with a group of major banks to provide loans to MBIA Corp. after it has incurred cumulative losses (net of any recoveries) from September 30, 1994 in excess of the greater of $500 million and 6.25% of average annual debt service. The obligation to repay loans made under this agreement is a limited recourse obligation payable solely from, and collateralized by, a pledge of recoveries realized on defaulted insured obligations including certain installment premiums and other collateral. This commitment has a seven-year term and expires on September 30, 2001 but, subject to approval by the banks, may be annually renewed to extend the term to seven years beyond the renewal date.

MBIA Corp. and MBIA Inc. maintain bank liquidity facilities aggregating $250 million.

At December 31, 1994, $17 million was outstanding under these facilities.

10. Net Insurance In Force

MBIA Corp. guarantees the timely payment of principal and interest on municipal and certain non-municipal bonds and notes. MBIA Corp.'s ultimate exposure to credit loss in the event of nonperformance by the insured is represented by the insurance in force as set forth below.

The insurance policies issued by MBIA Corp. are unconditional commitments to guarantee timely payment on the bonds and notes to bondholders. The creditworthiness of each insured issue is evaluated prior to the issuance of insurance and each insured issue must comply with MBIA Corp.'s

                MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION
                               AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

underwriting guidelines. Further, the payments to be made by the issuer on the bonds or notes may be backed by a pledge of revenues, reserve funds, letters of credit, investment contracts or collateral in the form of mortgages or other assets. The right to such money or collateral would typically become MBIA Corp.'s upon the payment of the insured amount by MBIA Corp.


As of December 31, 1994, insurance in force, net of cessions to reinsurers, has a range of maturity of 1-40 years. Net insurance in force includes international business of $2.5 billion representing 18 issues and $0.3 billion representing 5 issues at December 31, 1994 and 1993, respectively. The distribution of net insurance in force by state and type of bond, including IMC's $1,526.1 million and $493.0 million municipal investment agreement liability guaranteed by MBIA Corp. in 1994 and 1993, respectively, is set forth in the tables below:

                                            As of December 31
              ----------------------------------------------------------------------------
                               1994                                   1993
              -------------------------------------  -------------------------------------
                   Net          Number     % of Net       Net          Number     % of Net
                 Insurance    of Issues   Insurance     Insurance    of Issues   Insurance
                 In Force    Outstanding   In Force     In Force    Outstanding   In Force
              -------------  -----------  ---------  -------------  -----------  ---------
              (in billions)                          (in billions)
California        $ 43.9        2,832        14.3%      $ 37.9         2,410        14.2%
Florida             25.4        1,805         8.3         22.9         1,716         8.6
New York            25.0        4,447         8.2         21.5         4,116         8.0
Pennsylvania        19.5        2,108         6.4         17.7         1,889         6.6
Texas               18.6        2,102         6.1         17.5         1,784         6.5
New Jersey          15.0        1,590         4.9         11.9         1,298         4.5
Illinois            14.7        1,139         4 8         12.2         1,120         4.6
Massachusetts        8.6        1,064         2.8          7.4           959         2.8
Ohio                 8.3          996         2.7          7.0           915         2.6
Georgia              7.4          978         2.4          5.9           815         2.2
All others         119.6       10,723        39.1        105.4        10,130        39.4
                  ------       ------       -----       ------        ------       -----
                  $306.0       29,784       100.0%      $267.3        27,152       100.0%
                  ======       ======       =====       ======        ======       =====

                                     -20-

                MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION
                               AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                                  As of December 31
                    ----------------------------------------------------------------------------
                                     1994                                   1993
                    -------------------------------------  -------------------------------------
                        Net           Number     % of Net      Net           Number     % of Net
                      Insurance     of Issues   Insurance    Insurance     of Issues   Insurance
                      In Force     Outstanding   In Force    In Force     Outstanding   In Force
                    -------------  -----------  ---------  -------------  -----------  ---------
                    (in billions)                          (in billions)
Municipal
General Obligation     $ 84.2        11,029        27.5%      $ 72.7        10,310        27.2%
Utilities                56.0         5,087        18.3         50.8         4,640        19.0
Health Care              50.6         2,670        16.5         47.7         2,558        17.8
Special Revenue          22.7         1,291         7.4         20.6         1,153         7.7
Transportation           21.3         1,486         7.0         19.1         1,431         7.1
Industrial develop-
 ment and pollution
 control revenue         15.1         1,016         4.9         11.2         1,058         4.2
Higher education         14.0         1,208         4.6         12.7         1,119         4.8
Housing                  13.6         2,663         4.5         14.7         2,614         5.5
Other                     3.8           124         1.2          2.4            68         0.9
                       ------        ------       -----       ------        ------       -----
                        281.3        26,574        91.9        251.9        24,951        94.2
                       ------        ------       -----       ------        ------       -----
Non-municipal
Asset/mortgage-
 backed                  12.8           151         4.2          8.5            94         3.2
Investor-owned
 utilities                5.7         2,918         1.9          4.5         2,056         1.7
Other                     6.2           141         2.0          2.4            51         0.9
                       ------        ------       -----       ------        ------       -----
                         24.7         3,210         8.1         15.4         2,201         5.8
                       ------        ------       -----       ------        ------       -----
                       $306.0        29,784       100.0%      $267.3        27,152       100.0%
                       ======        ======       =====       ======        ======       =====

11. Reinsurance

MBIA Corp. reinsures portions of its risks with other insurance companies through various quota and surplus share reinsurance treaties and facultative agreements. In the event that any or all of the reinsurers were unable to meet their obligations, MBIA Corp. would be liable for such defaulted amounts.

Amounts deducted from gross insurance in force for reinsurance ceded by MBIA Corp. and MBIA Illinois were $42.6 billion and $36.8 billion, at

December 31, 1994 and 1993, respectively. Ceded insurance in force includes international business of $0.7 billion representing two issues at December 31, 1994. The distribution of ceded insurance in force by state and type of bond is set forth in the tables below:

                MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION
                               AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                       As of December 31
                     ----------------------------------------------------
                                1994                       1993
                     -------------------------  -------------------------
                         Ceded      % of Ceded      Ceded      % of Ceded
                       Insurance    Insurance     Insurance    Insurance
State                  In Force      In Force     In Force      In Force
-----                -------------  ----------  -------------  ----------
                     (in billions)              (in billions)
California               $ 7.5          17.6%       $ 5.7          15.5%
New York                   4.9          11.5          4.2          11.4
Pennsylvania               2.6           6.1          2.7           7.3
Texas                      2.5           5.9          2.6           7.1
Illinois                   2.3           5.4          1.9           5.2
Florida                    2.1           4.9          1.9           5.2
New Jersey                 2.0           4.7          0.9           2.4
District of Columbia       1.6           3.8          0.9           2.4
Washington                 1.2           2.8          1.1           3.0
Puerto Rico                1.1           2.6          1.1           3.0
Ohio                       0.9           2.1          0.7           1.9
Massachusetts              0.9           2.1          0.8           2.2
All others                13.0          30.5         12.3          33.4
                         -----         -----        -----         -----
                         $42.6         100.0%       $36.8         100.0%
                         =====         =====        =====         =====

                                       As of December 31
                     ----------------------------------------------------
                                1994                       1993
                     -------------------------  -------------------------
                         Ceded      % of Ceded      Ceded      % of Ceded
                       Insurance    Insurance     Insurance    Insurance
Type of Bond           In Force      In Force     In Force      In Force
------------         -------------  ----------  -------------  ----------
                     (in billions)              (in billions)
Municipal
General obligation       $ 9.7          22.8%       $ 8.3          22.5%
Utilities                  8.5          20.0          8.8          23.9
Health care                6.5          15.3          6.8          18.5
Transportation             4.5          10.6          3.1           8.4
Industrial develop-
 ment and pollution
 control revenue           2.9           6.8          0.3           0.8
Special revenue            2.7           6.3          2.6           7.1
Higher education           1.2           2.8          0.9           2.4
Housing                    1.0           2.3          1.2           3.3
Other                      1.5           3.5          1.8           4.9
                         -----         -----        -----         -----
                          38.5          90.4         33.8          91.8
                         -----         -----        -----         -----
Non-municipal
Asset/mortgage-
 backed                    2.7           6.3          2.1           5.7
Other                      1.4           3.3          0.9           2.5
                         -----         -----        -----         -----
                           4.1           9.6          3.0           8.2
                         -----         -----        -----         -----
                         $42.6         100.0%       $36.8         100.0%
                         =====         =====        =====         =====

                MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION
                               AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Included in gross premiums written are assumed premiums from other insurance companies of $6.3 million, $20.4 million and $10.1 million for the years ended December 31, 1994, 1993 and 1992, respectively. The percentages of the amounts assumed to net premiums written were 2.0%, 4.7% and 3.0% in 1994, 1993 and 1992, respectively.

Gross premiums written include $0.2 million in 1994, $5.4 million in 1993 and $5.0 million in 1992 related to the reassumption by MBIA Corp. of reinsurance previously ceded. Also included in gross premiums in 1993 is $10.8 million of premiums assumed from a member of the Association. Ceded premiums written are net of $1.6 million in 1994, $2.5 million in 1993 and $4.7 million in 1992 related to the reassumption of reinsurance previously ceded by MBIA Corp.


Effective January 1, 1993, MBIA Corp. adopted SFAS 113. Under SFAS 113, assets and liabilities relating to reinsurance contracts must be shown gross of the effects of reinsurance. SFAS 113 also established guidelines to determine whether risk is transferred under a reinsurance contract. If risk is transferred, the conditions for reinsurance accounting are met. If risk is not transferred, the contract is accounted for as a deposit.

12. Employee Benefits

MBIA Corp. participates in MBIA Inc.'s pension plan covering all eligible employees. The pension plan is a defined contribution plan and MBIA Corp. contributes 10% of each eligible employee's annual total compensation.
Pension expense for the years ended December 31, 1994, 1993 and 1992 was $3.0 million, $3.1 million and $2.7 million, respectively. MBIA Corp. also has a profit sharing/401(k) plan which allows eligible employees to contribute up to 10% of eligible compensation. MBIA Corp. matches employee contributions up to the first 5% of total compensation. MBIA Corp. contributions to the profit sharing plan aggregated $1.4 million, $1.3 million and $0.9 million for the years ended December 31, 1994, 1993 and 1992, respectively. The 401(k) plan amounts are invested in common stock of MBIA Inc. Amounts relating to the above plans that exceed limitations established by Federal regulations are contributed to a non-qualified deferred compensation plan. Of the above amounts for the pension and profit sharing plans, $2.6 million, $2.6 million and $2.2 million for the years ended December 31, 1994, 1993 and 1992, respectively, are included in policy acquisition costs.

                MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION
                               AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

MBIA Corp. also participates in MBIA Inc.'s common stock incentive plan which enables employees of MBIA Corp. to acquire shares of MBIA Inc. or to benefit from appreciation in the price of the common stock of MBIA Inc. Certain key employees of MBIA Corp. were granted Stock Appreciation
Rights ("SARs"). On March 29, 1991, those MBIA Corp. employees who had previously been granted SARs agreed to the cancellation of such SARs.

Effective January 1, 1993, MBIA Corp. adopted SFAS 106. Under SFAS 106, companies are required to accrue the cost of employee post-retirement benefits other than pensions during the years that employees render service. Prior to January 1, 1993, MBIA Corp. had accounted for these post-retirement benefits on a cash basis. In 1993, MBIA Corp. adopted the new pronouncement on the cumulative catch-up basis and recorded a cumulative effect adjustment which decreased net income and increased other liabilities by $0.1 million. As of January 1, 1994, MBIA Corp. eliminated these post-retirement benefits.

13. Related Party Transactions

The business assumed from the Association, relating to insurance on unit investment trusts sponsored by two members of the Association, includes deferred premium revenue of $1.9 million and $2.3 million at December 31, 1994 and 1993, respectively.

In 1993, MBIA Corp. assumed the balance of $10.8 million of deferred premium revenue from a member of the Association which had not previously ceded its insurance portfolio to MBIA Corp. Also in 1993, MBIA Corp. assumed $0.4 million of deferred premium revenue relating to one of the trusts which was previously ceded to an affiliate of an Association member.

Since 1989, MBIA Corp. has executed five surety bonds to guarantee the payment obligations of the members of the Association, one of which is a principal shareholder of MBIA Inc., which had their Standard & Poor's claims-paying rating downgraded from Triple-A on their previously issued Association policies. In the event that they do not meet their Association policy payment obligations, MBIA Corp. will pay the required amounts directly to the paying agent instead of to the former Association member as was previously required. The aggregate amount payable by MBIA Corp. on these surety bonds is limited to $340 million. These surety bonds remain outstanding as of December 31, 1994.

                MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION
                               AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

MBIA Corp. has investment management and advisory agreements with an affiliate of a principal shareholder of MBIA Inc., which provides for payment of fees on assets under management. Total related expenses for the years ended December 31, 1994, 1993 and 1992 amounted to $2.6 million, $2.4 million and $2.1 million, respectively.

MBIA Corp. has various insurance coverages provided by a principal shareholder of MBIA Inc., the cost of which was $1.9 million, $2.0 million and $2.2 million for the years ended December 31, 1994, 1993 and 1992, respectively.

Included in other assets at December 31, 1993 is $3.2 million of net receivables from MBIA Inc. and other subsidiaries. Included in other liabilities at December 31, 1992 is $2.8 million of net payables to MBIA Inc. and other subsidiaries.

14. Fair Value of Financial Instruments

The estimated fair value amounts of financial instruments shown in the following table have been determined by MBIA Corp. using available market information and appropriate valuation methodologies. However, in certain cases considerable judgment is necessarily required to interpret market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amount MBIA Corp. could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.


Fixed maturity securities - The fair value of fixed maturity securities equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Short-term investments - Short-term investments are carried at amortized cost which, because of their short duration, is a reasonable estimate of fair value.

                MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION
                               AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Other investments - Other investments consist of MBIA Corp.'s interest in limited partnerships and a mutual fund which invests principally in marketable equity securities. The fair value of other investments is based on quoted market prices.

Cash and cash equivalents, receivable for investments sold and payable for investments purchased - The carrying amounts of these items are a reasonable estimate of their fair value.

Prepaid reinsurance premiums - The fair value of MBIA Corp.'s prepaid reinsurance premiums is based on the estimated cost of entering into an assumption of the entire portfolio with third party reinsurers under current market conditions.

Deferred premium revenue - The fair value of MBIA Corp.'s deferred premium revenue is based on the estimated cost of entering into a cession of the entire portfolio with third party reinsurers under current market conditions.

Loss and loss adjustment expense reserves - The carrying amount is composed of the present value of the expected cash flows for specifically identified claims combined with an estimate for unidentified claims. Therefore, the carrying amount is a reasonable estimate of the fair value of the reserve.

Installment premiums - The fair value is derived by calculating the present value of the estimated future cash flow stream at MBIA Corp.'s estimated cost of capital.

                MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION
                               AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                            As of December 31,
                            -------------------------------------------------
                                     1994                      1993
                            -----------------------   -----------------------
                             Carrying    Estimated     Carrying    Estimated
In thousands                  Amount     Fair Value     Amount     Fair Value
                            ----------   ----------   ----------   ----------
Assets:
Fixed maturity securities   $3,051,906   $3,051,906   $2,753,974   $2,971,369
Short-term investments         121,384      121,384      104,205      104,205
Other investments               11,970       11,970       98,215       98,215
Cash and cash equivalents        1,332        1,332          747          747
Prepaid reinsurance
 premiums                      186,492      159,736      170,551      141,441
Receivable for
 investments sold                  945          945        1,949        1,949

Liabilities:
Deferred premium
 revenue                     1,512,211    1,295,305    1,402,807    1,173,882
Loss and loss adjustment
 expense reserves               40,148       40,148       33,735       33,735
Payable for investments
 purchased                       6,552        6,552       33,340       33,340

Off-balance-sheet
 instruments:

Installment premiums               ---      176,944          ---      186,490

                                                                     APPENDIX B

           UNAUDITED FINANCIAL STATEMENTS OF THE CERTIFICATE INSURER

                          MBIA INSURANCE CORPORATION
                               AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS
                AS OF SEPTEMBER 30, 1995 AND DECEMBER 31, 1994
                   AND FOR THE THREE AND NINE MONTH PERIODS
                       ENDED SEPTEMBER 30, 1995 AND 1994

                          MBIA INSURANCE CORPORATION
                               AND SUBSIDIARIES

                                     INDEX

                                                                 PAGE
                                                                 ----
Consolidated Balance Sheets - September 30, 1995 (Unaudited)
  and December 31, 1994 (Audited)                                  3

Consolidated Statements of Income - Three months and
  nine months ended September 30, 1995 and 1994 (Unaudited)        4

Consolidated Statement of Changes in Shareholder's
  Equity - Nine months ended September 30, 1995 (Unaudited)        5

Consolidated Statements of Cash Flows - Nine months
  ended September 30, 1995 and 1994 (Unaudited)                    6

Notes to Consolidated Financial Statements (Unaudited)             7

                  MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                (Dollars in thousands except per share amounts)

                                                         September 30, 1995   December 31, 1994
                                                         ------------------   -----------------
                                                             (Unaudited)          (Audited)
              Assets
Investments:
  Fixed maturity securities held as available-for-sale
   at market (amortized cost $3,332,939 and $3,123,838)      $3,480,987          $3,051,906
  Short-term investments, at amortized cost
   (which approximates market value)                            173,529             121,384
  Other investments                                              13,228              11,970
                                                             ----------          ----------
    Total investments                                         3,667,744           3,185,260

Cash and cash equivalents                                         2,202               1,332
Accrued investment income                                        57,092              55,347
Deferred acquisition costs                                      138,132             133,048
Prepaid reinsurance premiums                                    195,146             186,492
Goodwill (less accumulated amortization of
 $36,134 and $32,437)                                           106,846             110,543
Property and equipment, at cost (less accumulated
 depreciation of $11,457 and $9,501)                             40,839              39,648
Receivable for investments sold                                     776                 945
Other assets                                                     48,050              46,552
                                                             ----------          ----------
    Total assets                                             $4,256,827          $3,759,167
                                                             ==========          ==========
         Liabilities and Shareholder's Equity

Liabilities:
  Deferred premium revenue                                   $1,598,597          $1,512,211
  Loss and loss adjustment expense reserves                      45,246              40,148
  Deferred income taxes                                         184,053              97,828
  Payable for investments purchased                              10,333               6,552
  Other liabilities                                              56,694              46,925
                                                             ----------          ----------
    Total liabilities                                         1,894,923           1,703,664
                                                             ----------          ----------

Shareholder's Equity
  Common stock, par value $150 per share; authorized,
   issued and outstanding - 100,000 shares                       15,000              15,000
  Additional paid-in capital                                    963,645             953,655
  Retained earnings                                           1,285,606           1,134,061
  Cumulative translation adjustment                               2,464                 427
  Unrealized appreciation (depreciation) of investments,
   net of deferred income tax provision (benefit)
   of $51,786 and $(25,334)                                      95,189             (47,640)
                                                             ----------          ----------
    Total shareholder's equity                                2,361,904           2,055,503
                                                             ----------          ----------
    Total liabilities and shareholder's equity               $4,256,827          $3,759,167
                                                             ==========          ==========

              The accompanying notes are an integral part of the
                      consolidated financial statements.

                  MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                            (Dollars in thousands)

                                       Three months ended  Nine months ended
                                          September 30        September 30
                                       ------------------  ------------------
                                         1995      1994      1995      1994
                                       --------  --------  --------  --------
Revenues:
 Gross premiums written                $ 92,362  $ 80,313  $270,139  $274,841
 Ceded premiums                         (13,077)  (12,011)  (32,206)  (38,686)
                                       --------  --------  --------  --------
   Net premiums written                  79,285    68,302   237,933   236,155
 Increase in deferred premium revenue   (23,336)  (13,358)  (76,422)  (72,829)
                                       --------  --------  --------  --------
   Premiums earned (net of ceded
    premiums of $8,900, $11,719,
    $23,552 and $26,087)                 55,949    54,944   161,511   163,326
 Net investment income                   55,988    49,676   162,836   144,070
 Net realized gains                       2,902       751     6,324     9,659
 Other income                               421       887     1,553     1,505
                                       --------  --------  --------  --------
   Total revenues                       115,260   106,258   332,224   318,560
                                       --------  --------  --------  --------

Expenses:
 Losses and loss adjustment expenses      3,211     1,626     7,954     5,665
 Underwriting and operating expenses     10,554    10,820    29,553    30,466
 Policy acquisition costs, net            5,511     5,232    15,781    16,292
                                       --------  --------  --------  --------
   Total expenses                        19,276    17,678    53,288    52,423
                                       --------  --------  --------  --------
Income before income taxes               95,984    88,580   278,936   266,137

Provision for income taxes               20,811    19,293    60,891    59,070
                                       --------  --------  --------  --------
Net income                             $ 75,173  $ 69,287  $218,045  $207,067
                                       ========  ========  ========  ========

              The accompanying notes are an integral part of the
                      consolidated financial statements.

                  MBIA INSURANCE CORPORATION AND SUBSIDIARIES
     CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY (Unaudited)
                 For the nine months ended September 30, 1995
                (Dollars in thousands except per share amounts)

                                                                                                Unrealized
                                         Common Stock    Additional              Cumulative    Appreciation
                                       ----------------   Paid-ln     Retained   Translation  (Depreciation)
                                       Shares   Amount    Capital     Earnings   Adjustment   of Investments
                                       -------  -------  ----------  ----------  -----------  --------------
Balance, January 1, 1995               100,000  $15,000   $953,655   $1,134,061    $  427        $(47,640)

Net income                                 ---      ---        ---      218,045       ---             ---

Change in foreign currency translation     ---      ---        ---          ---     2,037             ---

Change in unrealized appreciation
 of investments net of change in
 deferred income taxes of $77,120          ---      ---        ---          ---       ---         142,829

Dividends declared (per
 common share $665)                        ---      ---        ---      (66,500)      ---             ---

Tax reduction related to tax sharing
 agreement with MBIA Inc.                  ---      ---      9,990          ---       ---             ---
                                       -------  -------   --------   ----------    ------         -------
Balance, September 30, 1995            100,000  $15,000   $963,645   $1,285,606    $2,464         $95,189
                                       =======  =======   ========   ==========    ======         =======

              The accompanying notes are an integral part of the
                      consolidated financial statements.

                  MBIA INSURANCE CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                            (Dollars in thousands)

                                                            Nine months ended
                                                              September 30
                                                           -------------------
                                                             1995       1994
                                                           --------   --------
Cash flows from operating activities:
 Net income                                                $218,045   $207,067
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Increase in accrued investment income                     (1,745)    (1,214)
   Increase in deferred acquisition costs                    (5,084)    (7,560)
   Increase in prepaid reinsurance premiums                  (8,654)   (12,599)
   Increase in deferred premium revenue                      85,076     85,499
   Increase in loss and loss adjustment expense reserves      5,098      5,076
   Depreciation                                               1,975      1,027
   Amortization of goodwill                                   3,697      3,721
   Amortization of bond discount, net                        (1,389)        (3)
   Net realized gains on sale of investments                 (6,324)    (9,659)
   Deferred income taxes                                      9,105     13,807
   Other, net                                                21,247     (4,339)
                                                           --------   --------
   Total adjustments to net income                          103,002     73,756
                                                           --------   --------
   Net cash provided by operating activities                321,047    280,823
                                                           --------   --------
Cash flows from investing activities:
 Purchase of fixed maturity securities, net
  of payable for investments purchased                     (664,949)  (824,635)
 Sale of fixed maturity securities, net of
  receivable for investments sold                           376,589    355,441
 Redemption of fixed maturity securities,
  net of receivable for investments redeemed                 55,513     91,793
 (Purchase) sale of short-term investments, net             (17,035)    30,897
 (Purchase) sale of other investments                          (664)    87,376
 Capital expenditures, net of disposals                      (3,131)      (132)
                                                           --------   --------
   Net cash used in investing activities                   (253,677)  (259,260)
                                                           --------   --------
Cash flows from financing activities:
 Dividends paid                                             (66,500)   (21,000)
                                                           --------   --------
   Net cash used by financing activities                    (66,500)   (21,000)
                                                           --------   --------

Net increase in cash and cash equivalents                       870        563
Cash and cash equivalents - beginning of period               1,332        747
                                                           --------   --------
Cash and cash equivalents - end of period                  $  2,202   $  1,310
                                                           ========   ========
Supplemental cash flow disclosures:
 Income taxes paid                                         $ 40,290   $ 41,530

              The accompanying notes are an integral part of the
                      consolidated financial statements.

                  MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying consolidated financial statements are unaudited and include the accounts of MBIA Insurance Corporation and its Subsidiaries
(the "Company"). The statements do not include all of the information and disclosures required by generally accepted accounting principles. These statements should be read in conjunction with the Company's consolidated financial statements and notes thereto for the year ended December 31, 1994. The accompanying consolidated financial statements have not been audited by independent accountants in accordance with generally accepted auditing standards but in the opinion of management such financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to summarize fairly the Company's financial position and results of operations. The results of operations for the nine months ended September
30, 1995 may not be indicative of the results that may be expected for the year ending December 31, 1995. The December 31, 1994 condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles.

2. Dividends Declared

Dividends declared by the Company during the nine months ended
September 30, 1995 were $66.5 million.

PROSPECTUS
MARCH 27, 1995
                         DLJ MORTGAGE ACCEPTANCE CORP.
                                   DEPOSITOR
                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

    This Prospectus relates to Mortgage Pass-Through Certificates (the "Certificates") which may be sold from time to time under this Prospectus and related Prospectus Supplement in one or more series (each a "Series") by DLJ Mortgage Acceptance Corp. (the "Depositor"). Capitalized terms not otherwise defined herein have the meanings specified in the Glossary attached hereto.

    Each Certificate of a Series will evidence a beneficial ownership interest in assets deposited into a trust (a "Trust Fund") by the Depositor pursuant to a Pooling and Servicing Agreement executed by the Depositor, the Trustee and the Master Servicer for such Series specified in the related Prospectus Supplement. The Trust Fund will consist of Mortgage Assets, which may include Mortgage Loans or participation interests therein, Manufactured Home Loans or participation interests therein, Agency Securities, Private Mortgage-Backed Securities or any combination of the foregoing and other assets, including any insurance policies, reserve funds or other credit supports specified in the related Prospectus Supplement. Manufactured Home Loans and the Mortgage Loans in the Trust Fund for a Series will have been originated by various financial institutions and other entities engaged generally in the business of originating and/or servicing housing loans. Some of the Mortgage Loans or Manufactured Home Loans may have been originated by the Depositor or any of its affiliates. The Mortgage Loans and the Manufactured Home Loans may include (without limitation) fixed rate or adjustable rate Conventional Loans, FHA Loans or VA Loans and may provide for graduated equity, graduated payment, "buy-down" or other payment features, and may call for payments from the obligors other than monthly, as specified in the related Prospectus Supplement, Mortgage Loans underlying or comprising the Mortgage Assets will be secured by property consisting of single family (one-to-four family) attached or detached residential housing or multifamily residential rental properties or cooperatively owned properties consisting of five or more attached or detached dwelling units. Mortgage Loans that are Cooperative Loans will be secured by assignments of shares and a proprietary lease or occupancy agreement on a cooperative apartment. Manufactured Home Loans underlying or comprising the Mortgage Assets will be secured by property consisting of a Manufactured Home. See "THE TRUST FUNDS" herein. Manufactured Home Loans and the Mortgage Loans (or participation interests therein) will be serviced by various servicers under the supervision of the Master Servicer or by the Master Servicer directly as specified in the related Prospectus Supplement. The Master Servicer's and any Servicer's obligations will be limited to its contractual, supervisory and/or servicing obligations and such other obligations as are specified in the related Prospectus Supplement. See "SERVICING OF LOANS" herein.

    Each Series of Certificates will consist of one or more Classes, and any Class may include subclasses. If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Assets held under the Pooling and Servicing Agreement may be divided into one or more Asset Groups and the Certificates of each separate Class will evidence beneficial ownership of each corresponding Asset Group. See "DESCRIPTION OF THE CERTIFICATES" herein.

    Distribution of principal and interest of the Certificates of each Series will be made on each Distribution Date for a Series. The rate of reduction of the aggregate principal balance of each Class of a Series will depend principally upon the rate of payment (including prepayments) with respect to the Loans comprising or underlying the Mortgage Assets. A rate of prepayment lower or higher than anticipated may affect yield on Certificates of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, the Mortgage Assets may be purchased by the entity specified in the related Prospectus Supplement and the related Trust Fund terminated prior to the maturity of the Mortgage Assets or the Final Scheduled Distribution Date of the Certificates of the related Series. If so specified in the related Prospectus Supplement, Certificates of a Series may be subject to special distributions in reduction of principal balance under certain circumstances. See "DESCRIPTION OF THE CERTIFICATES" and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein.

    The Certificates evidence an interest in the related Trust Fund only, and are not guaranteed by any governmental agency, or by the Depositor, the Trustee, the Master Servicer, or by any of their respective affiliates or, unless otherwise specified in the related Prospectus Supplement, by any other person or entity. The Depositor's only obligations with respect to any Series will be pursuant to certain representations and warranties set forth in the related Pooling and Servicing Agreement as described herein or in the related Prospectus Supplement. See "THE POOLING AND SERVICING AGREEMENTS" herein.

    If specified in the related Prospectus Supplement, an election may be made to treat the Trust Fund for a Series as a "Real Estate Mortgage Investment
Conduit" (a "REMIC") for federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" herein.

    Certificates of a Series offered hereby and by the related Prospectus Supplement may be made through one or more different methods, including offerings through Donaldson, Lufkin & Jenrette Securities Corporation, an affiliate of the Depositor, as more fully described herein and in the related Prospectus Supplement. See "PLAN OF DISTRIBUTION" herein.

    The Certificates are offered when, as and if delivered to and accepted by the Underwriters subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities offered hereby unless accompanied by a Prospectus Supplement.
                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                             PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to each Series of Certificates will, among other things, set forth with respect to such Series: (a) the aggregate initial principal balances, the Pass-Through Rate or Certificate Rate (or method for determining it in the case of Floating Interest Certificates) and authorized denominations of each Class of such Series; (b) certain information concerning the Trust Fund for such Series, including the principal amount, type and characteristics of Mortgage Assets included in the Trust Fund on the date of issue, and, if applicable, the amount of Reserve Funds, if any, for such Series;
(c) where Private Mortgage-Backed Securities are included in the Trust Fund, information concerning the PMBS Issuer, the PMBS Trustee, the PMBS Servicer, if any, under which Special Distributions of principal may be made or a Trust Fund terminated prior to the Final Scheduled Distribution Date; (e) the Final Scheduled Distribution Date of each Class of a Multiple Class Series; (f) the method used to calculate the aggregate amount of principal to be distributed with respect to the Certificates of such Series on each Distribution Date; (g) the order of the application of principal distributions to the respective Classes and the allocation of principal to be so applied; (h) the extent of subordination of each Class of Subordinate Certificates, if any; (i) the identity of each Class of Compound Interest Certificates, Floating Interest Certificates, Principal Weighted Certificates, Interest Weighted Certificates, Subordinate Certificates and Reduced Volatility Certificates ("RV Certificates") included in such Series, if any; (j) the principal amount of each Class of a Multiple Class Series that would be outstanding on specified Distribution Dates, if the Loans underlying or comprising the Mortgage Assets for such Series were prepaid at various assumed rates; (k) the Distribution Dates for the respective Classes; (l) the Assumed Reinvestment Rate (if applicable); (m) the percentage of Excess Cash Flow to be applied to distributions in reduction of principal balance of Certificates of a Multiple Class Series; (n) additional information with respect to any pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond or other credit support, if any, relating to the Series or the Mortgage Assets; and (o) the plan of distribution for such Series.

                             ADDITIONAL INFORMATION

    The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 75 Park Place, New York, New York 10007. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                         REPORTS TO CERTIFICATEHOLDERS


    Periodic and annual reports concerning the related Trust Fund are required under the Pooling and Servicing Agreement to be forwarded to Certificateholders.

    Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. See "THE POOLING AND SERVICING AGREEMENTS--Reports to Certificateholders" herein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents subsequently filed by the Depositor on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Prospectus Supplement and prior to the termination of any offering of the Certificates issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

    The Depositor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: DLJ Mortgage Acceptance Corp., 140 Broadway, New York, New York 10005, Attention: N. Dante LaRocca.

                      SUMMARY OF TERMS OF THE CERTIFICATES

    The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby and to the terms and provisions of the related Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") executed by the Depositor, the master servicer (the "Master Servicer") and the trustee (the "Trustee") as specified in the related Prospectus Supplement. All capitalized terms not otherwise defined in this Prospectus or the related Prospectus Supplement for a Series have the respective meanings assigned to them in the "GLOSSARY."

SECURITIES OFFERED

    The Mortgage Pass-Through Certificates (the "Certificates") are issuable from time to time in separate Series pursuant to separate Pooling and Servicing Agreements. Each Certificate of a Series will evidence a beneficial ownership interest in the Trust Fund for such Series, or in an Asset Group specified in the related Prospectus Supplement. The Certificates will be issuable in fully registered form in the authorized minimum denominations and multiples thereof specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Certificates or certain classes of such Certificates offered thereby may be available in book-entry form only.

    The Certificates of a Series will evidence interests in the related Trust Fund only and will not be guaranteed by any governmental agency, by the Depositor, the Trustee, the Master Servicer or by any of their respective affiliates, or unless otherwise specified in the related Prospectus Supplement, by any other person or entity. See "SPECIAL CONSIDERATIONS" and "CREDIT SUPPORT" herein.

    Each series of Certificates will consist of one or more Classes. If a Series consists of multiple Classes, the respective Classes may differ with respect to the amount, percentage and timing of distributions of principal, interest or both. Additionally, one or more Classes may consist of Subordinate Certificates which are subordinated to other Classes of Certificates with respect to the right to receive distributions of principal, interest, or both under the circumstances and in such amounts as described herein and in the related
Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any Class of Certificates of a Series will be offered hereby and by such Prospectus Supplement only if rated by at least one Rating Agency in one of its two highest rating categories. See "DESCRIPTION OF THE CERTIFICATES--General," "CREDIT SUPPORT--Subordinated Certificates" and "SPECIAL CONSIDERATIONS" herein.

DEPOSITOR

    DLJ Mortgage Acceptance Corp., a Delaware corporation (the "Depositor"), is a limited purpose corporation organized primarily for the purpose of investing in the Mortgage Assets for each Trust Fund. The principal executive offices of the Depositor are located at 140 Broadway, New York, New York and its telephone number is (212) 504-3000. All of the outstanding capital stock of the Depositor is owned by Donaldson, Lufkin & Jenrette, Inc. The Depositor's only obligations with respect to the Certificates will be pursuant to certain representations and warranties described herein under "THE POOLING AND SERVICING AGREEMENTS." Neither the Depositor, its parent nor any affiliate of the Depositor will guarantee the Certificates or the assets included in the Trust Fund for a Series. See "SPECIAL CONSIDERATIONS" and "THE DEPOSITOR."

TRUSTEE

    The Trustee with respect to a Series will be specified in the related Prospectus Supplement. See "THE POOLING AND SERVICING AGREEMENTS" herein for a description of the Trustee's rights and obligations.

INTEREST DISTRIBUTIONS

    Interest Distributions on  the Certificates of  a Series will  be made  from
amounts   available  therefor  in  the   related  Certificate  Account  on  each
Distribution Date at the applicable Pass-Through Rate or Certificate Rate specified in (or, with respect to Floating Interest Certificates, determined in the manner set forth in) the related Prospectus Supplement. The Pass-Through Rate on Certificates of a Series may be variable and change with changes in the mortgage rate or pass-through rates of the Mortgage Assets included in the related Trust Fund and/or as prepayments occur with respect to such Mortgage Assets.

    Principal Weighted Certificates may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions.

    Compound Interest Certificates will not receive distributions of interest but interest accruing with respect to the principal balance of such compound
Interest Certificates will be added to such principal balance on each Distribution Date until the Accrual Termination Date. Following the Accrual Termination Date, interest distributions with respect to such Compound Interest Certificates will be made on the basis of their Compound Value.

    A Multiple Class Series may include one or more Classes of Floating Interest Certificates. With respect to any such Class of Floating Interest Certificates, the related Prospectus Supplement will set forth: (a) the initial Floating Rate (or manner of determining the initial Floating Rate); (b) the method by which the Floating Rate will be determined from time to time; (c) the periodic intervals at which such determination will be made; and (d) the Maximum Floating Rate and the Minimum Floating Rate, if any. See "DESCRIPTION OF THE CERTIFICATES" and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein.

PRINCIPAL DISTRIBUTIONS (INCLUDING PREPAYMENTS)

    Principal distributions on the Certificates of a Series will be made from amounts available therefor in the related Certificate Account on each Distribution Date in an aggregate amount determined as specified in the related Prospectus Supplement. Principal distributions will be allocated among the respective Classes of a Series in the manner and in the priority set forth in the related Prospectus Supplement.


    Interest  Weighted  Certificates  may  not  be  entitled  to  any  principal
distributions   or   may  be   entitled  to   receive  only   nominal  principal
distributions.

    To the extent specified in the related Prospectus Supplement, Certificates of a Multiple Class Series having other than monthly Distribution Dates may, if so specified in the related Prospectus Supplement, be subject to Special Distributions of principal if, as a result of principal prepayments with respect to the housing loans comprising or underlying the Mortgage Assets in the related Trust Fund, low reinvestment yields or both, it is determined (based on assumptions specified in the related Pooling and Servicing Agreement) that the amount of cash anticipated to be available in the Certificate Account for such Series on the next Distribution Date may be less than the scheduled distributions to be made on such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES" and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein.

FINAL SCHEDULED DISTRIBUTION DATE

    The Final Scheduled Distribution Date for each Class of a Series is the date after which no Certificates of such Class will remain outstanding, assuming timely payments or distributions are made on the Mortgage Assets in the related Trust Fund in accordance with their terms. The Final Scheduled Distribution Date of a Class may equal the maturity date of the Mortgage Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

    The actual maturity date of the Certificates of a Series will depend primarily upon the level of prepayments with respect to the housing loans comprising or underlying the Mortgage Assets in the related Trust Fund. The actual maturity of any Certificate is likely to occur earlier and may occur substantially earlier than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Certificates. The rate of prepayments on the housing loans comprising or underlying Mortgage Assets in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such housing loans and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "SPECIAL CONSIDERATIONS" and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein.

OPTIONAL TERMINATIONS

    If so specified in the related Prospectus Supplement, the Depositor, the Master Servicer, or such other entity that is specified in the related Prospectus Supplement, may, at its option, cause an early termination of the related Trust Fund by repurchasing all of the Mortgage Assets remaining in the Trust Fund on or after a specified date, or on or after such time as the aggregate unpaid principal balance of the Mortgage Assets is less than the percentage specified in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES--Optional Termination."


THE TRUST FUND

    The Trust  Fund  for  a  Series  will  consist  of  Private  Mortgage-Backed
Securities, Agency Securities, Mortgage Loans or participation interests therein, Manufactured Home Loans or participation interests therein, or any combination of the foregoing (the "Mortgage Assets"), together with certain accounts, reserve funds, insurance policies and related agreements specified in the related Prospectus Supplement. (Mortgage Loans and Manufactured Home Loans are referred to herein as "Loans'.) If so specified in the related Prospectus Supplement, the Mortgage Assets may be divided into Asset Groups and the Certificates of separate Classes will evidence beneficial interests of a corresponding Asset Group. The Trust Fund for a Series will also include the Collection Account, the Certificate Account, and may include certain policies of insurance relating to the Mortgage Assets, and various credit supports, all as specified in the related Prospectus. See "THE TRUST FUNDS--Collection Account and Certificate Account" and "CREDIT SUPPORT" and "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE" herein.

    A.  MORTGAGE ASSETS

    The Mortgage Assets for a Series of Certificates may consist of any combination of the following to the extent and as specified in the related Prospectus Supplement:

    (1) PRIVATE MORTGAGE-BACKED SECURITIES

    Private Mortgage-Backed Securities may include (a) mortgage participations or pass-through certificates representing beneficial interests in certain Loans,
(b) collateralized mortgage obligations secured by such Loans or (c) pass-through certificates representing beneficial interests in Agency Securities. Although individual Loans underlying a Private Mortgage-Backed Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities themselves will not be so insured or guaranteed. See "THE TRUST FUNDS--Private Mortgage-Backed Securities." Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, payments on the Private Mortgage-Backed Securities will be distributed directly to the Trustee as registered owner of such Private Mortgage-Backed Securities. See "THE TRUST FUNDS--Private Mortgage-Backed Securities" herein.

    The related Prospectus Supplement for a Series will specify (i) the aggregate approximate principal amount and type of any Private Mortgage-Backed Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, negative amortization, or other payment features), (B) the approximate aggregate principal amount, if known, of the underlying Loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Loans, and (D) the minimum and maximum stated maturities of the Loans at origination; (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities; (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities; (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities; (vii) the Issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer"), the Servicer of the Private Mortgage-Backed Securities (the "PMBS Servicer") and the trustee of the Private Mortgage-Backed Securities (the "PMBS Trustee"); (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees, relating to the Loans underlying the Private Mortgage-Backed Securities, or to such Private Mortgage-Backed Securities themselves; (ix) the terms on which underlying Loans for such Private Mortgage-Backed Securities may, or are required to, be repurchased prior to stated maturity; and (x) the terms on which substitute Loans may be delivered to replace those initially deposited with the PMBS Trustee. See "THE TRUST FUNDS" herein.

    (2) AGENCY SECURITIES

    Mortgage Assets for a series may consist, in whole or part, of certain assets (the "Agency Securities") of GNMA Certificates, FNMA Certificates, FHLMC Certificates or a combination thereof. Any GNMA Certificates included in a Trust Fund will be guaranteed as to full and timely payment of principal and interest by GNMA, which guaranty is backed by the full faith and credit of the United States. Any FHLMC Certificates included in the Trust Fund will be guaranteed as to the timely payment of interest and ultimate collection (and if so specified in the related Prospectus Supplement timely payment of principal) by FHLMC. Any FNMA Certificates included in a Trust Fund will be guaranteed as to timely payment of scheduled payments of principal and interest by FNMA. No FNMA or FHLMC Certificates will be backed, directly or indirectly, by the full faith and credit of the United States.

    Each Agency Security will evidence an interest in a pool of mortgage loans and/or cooperative loans, and/or in principal distributions and interest distributions thereon. The Prospectus Supplement for each Series will specify the aggregate approximate principal balance of GNMA, FNMA and FHLMC Certificates included in a Trust Fund and will describe the principal characteristics of the underlying mortgage loans or cooperative loans and any insurance, guaranty or other credit support applicable to such loans, the Agency Securities or both. In addition, the related Prospectus Supplement will describe the terms upon which distributions will be made to the Trustee as holder of the Agency Securities. The Agency Securities included in any Trust Fund will be registered in the name of the Trustee or its nominee or in the case of book-entry Agency Securities in the name of a financial intermediary with a Federal Reserve Bank or a clearing corporation and will be held by the Trustee only for the benefit of the related Series of Certificates.

    CERTIFICATE ACCOUNT

    All distributions on any Mortgage Certificates, and all payments (including prepayments, liquidation proceeds and insurance proceeds) received from the Servicer on any Mortgage Loans, included in the Pool for a Series will be remitted to an account (the "Certificate Account"), and, together with any amounts available pursuant to the terms of any applicable credit support and any other amounts described in the related Supplement, will be available for distribution on the Certificates of such Series as described in the related Supplement. Such Certificate Account shall be an Eligible Account or Accounts established and maintained by the Servicer for the benefit of the holders of a Series of Certificates.

    EARLY TERMINATION OF POOLS

    The Servicer or, for a Series of REMIC Certificates, the holders of the Residual Certificates of such Series or the REMIC Administrator may have the option to repurchase the Mortgage Loans and/or Mortgage Certificates included in the related Pool and thereby terminate the related Pooling Agreement. Any such option will be exercisable at the times and upon satisfaction of the conditions specified in the related Supplement.

    SUBSTITUTION OF MORTGAGE LOANS AND/OR MORTGAGE CERTIFICATES

    Substitution of Mortgage Loans and/or Mortgage Certificates will be permitted for a period specified in the related Supplement following notice of breaches of representations and warranties with respect to any original Mortgage Loan or notice that the documentation with respect to any Mortgage Loan is determined by the Trustee to be incomplete. Other circumstances under which substitutions may be permitted will be described in the related Supplement.

    (3) MORTGAGE LOANS

    Mortgage Assets for a Series may consist, in whole or in part, of Mortgage Loans or participation interests therein. Participation interests in Mortgage Loans will be purchased pursuant to participation agreements. See "THE TRUST FUNDS--General" herein. Payments on Mortgage Loans will be collected by the Master Servicer (or by a Servicer), as specified in the related Prospectus Supplement, and such payments (net of servicing fees and certain other amounts) will be available to make distributions on the Certificates of that Series. See "SERVICING OF LOANS" herein. Mortgage Loans may, as specified in the related Prospectus Supplement, include Conventional Loans, FHA Loans or VA Loans and may have various payment characteristics and may include growing equity mortgage loans ("GEM Loans"), graduated payment mortgage loans ("GPM Loans"), buy-down mortgage loans ("Buy-Down Loans"), bi-weekly payment loans ("Bi-Weekly Loans") or Loans having balloon or other special payment features. The Mortgage Loans may have fixed or adjustable interest rates (Mortgage Loans having such adjustable rates hereinafter sometimes referred to herein as "Adjustable Rate Mortgages," or "ARMs"). ARMs will, as described in the related Prospectus Supplement, permit or require periodic changes in the mortgage rate, and in the scheduled payments of principal and interest due from the obligor on the related mortgage note. The Mortgage Loans may include Mortgage Loans secured by mortgages, deeds of trust or other security instruments creating a first lien on related Mortgaged Properties. The Mortgage Loans may include Cooperative Loans secured by an assignment by the borrower (the "tenant-stockholder") of a security interest in shares issued by a private, non-profit, cooperative housing association (a "Cooperative") and related proprietary lease or occupancy agreement on a cooperative dwelling (the "Cooperative Dwelling"). The Mortgage Loans may also include Condominium Loans secured by a Mortgage on the Condominium Unit, together with such Condominium Unit's appurtenant interest in the common elements. The Mortgaged Properties may consist of one-to four-family attached or detached residential housing (including shares in a Cooperative and the related proprietary lease or occupancy agreement) ("Single Family Property") or multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units ("Multifamily Property"). Single Family Property may be owner occupied and may include vacation or second homes or may consist in whole or in part of non-owner occupied investment properties, as specified in the related Prospectus Supplement.

    To the extent described herein or in the related Prospectus Supplement, all Mortgaged Property will be covered by standard hazard insurance policies (which may be a blanket policy) insuring against losses due to various causes, including fire, lightning and windstorm. Mortgaged Property located in a federally designated special hazard flood zone will be required to be covered by flood insurance. With respect to a Cooperative Dwelling, the Cooperative is responsible for maintaining standard hazard insurance on the real property owned by the Cooperative, and standard hazard insurance on the Cooperative Dwelling securing a Mortgage Loan will not generally be required. With respect to a Condominium Unit, the Condominium Association is responsible for maintaining standard hazard insurance insuring the entire Condominium Building (including each individual Condominium Unit) and separate hazard insurance on the Condominium Unit securing a Mortgage Loan will not generally be required. Mortgage Loans that are Conventional Loans secured by Single Family Property will be required to be covered by primary mortgage insurance policies to the extent described herein or in the related Prospectus Supplement. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE" herein.

    The related Prospectus Supplement will describe the principal characteristics of the Mortgage Loans included in the Trust Fund, including, without limitation, (a) the aggregate outstanding principal balance of the Mortgage Loans as of the related Cut-off Date, (b) the geographical distribution of the Mortgaged

Properties by state or other specified geographical area, (c) the weighted average original and remaining scheduled term-to-stated maturity of the Mortgage Loans, (d) the relative percentages (by aggregate outstanding principal balance) of Mortgage Loans that have fixed interest rates or are ARMs, Buy-Down Loans, GEM Loans, Bi-Weekly Loans, GPM Loans or Mortgage Loans having other special payment characteristics, (e) the relative percentages of Mortgage Loans secured by Cooperative Dwellings, (f) the relative percentages of Mortgage Loans that are secured by Mortgaged Properties which are owner-occupied or are investment properties or vacation and second homes, (g) the range of Loan-to-Value Ratios for the Mortgage Loans, (h) the weighted average outstanding principal balance of the Mortgage Loans as of the Cut-off Date, and (i) any primary or pool insurance policies, guarantees or other credit support for such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have a 10-to-40 year term at origination and a Loan-to-Value Ratio at origination not exceeding 95%. Unless otherwise described in the related Prospectus Supplement, each Mortgage Loan that is a Conventional Loan secured by a Single Family Property having a Loan-to-Value Ratio exceeding 80% will be required to be covered by a primary mortgage insurance policy as described herein or in the related Prospectus Supplement.

    Mortgage Loans that constitute Mortgage Assets will be purchased by the Depositor in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Depositor or with the Master Servicer.

    (4) MANUFACTURED HOME LOANS

    Mortgage Assets may consist, in whole or in part, of manufactured housing conditional sales contracts and installment loan agreements with respect to Manufactured Homes (the "Manufactured Home Loans") or participation interests therein. Unless otherwise stated in the Prospectus Supplement, participation interests in Manufactured Home Loans will be purchased pursuant to a participation agreement. See "THE TRUST FUNDS--General."

    Each Manufactured Home Loan will be secured by a new or used Manufactured Home. Manufactured Home Loans may be a Conventional Loan, FHA Loan or VA Loan. Unless otherwise specified in the related Prospectus Supplement, Manufactured Home Loans that are Conventional Loans will not be covered by primary mortgage insurance policies. Each Manufactured Home which secures a Manufactured Home Loan will be covered by a standard hazard insurance policy (which may be a blanket policy) to the extent described therein or in the related Prospectus Supplement insuring against hazard losses due to various causes, including fire, lightning and windstorm. A Manufactured Home located in a federally designated special hazard flood zone will be required to be covered by flood insurance. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE" herein.

    Unless   otherwise  specified  in  a  related  Prospectus  Supplement,  each
Manufactured Home Loan will have a 3-to-25 year term at origination and a Loan-to-Value Ratio at origination not in excess of 95%.

    The Prospectus Supplement for each Series will describe the principal characteristics of the Manufactured Home Loans included in the Trust Fund for the related Series, including, without limitation, the (a) aggregate outstanding principal balance of the Manufactured Home Loans, as of the related Cut-off Date; (b) weighted average interest rate on the Manufactured Home Loans; (c) weighted average term-to-maturity at origination; (d) weighted average remaining scheduled term-to-maturity as of the Cut-off Date and the range of terms-to-maturity; (e) respective percentages of Manufactured Home Loans relating to new versus used Manufactured Homes; (f) average outstanding principal balance of the Manufactured Home Loans as of the Cut-off Date; (g) range of Loan-to-Value Ratios of the Manufactured Home Loans; (h) hazard insurance required to be maintained with respect to each Manufactured Home; (i) amounts, if any, and terms of any form of credit support to be provided with respect to all or any Manufactured Home Loan; and (j) geographical distribution of the Manufactured Homes by state or other specified geographic region.

    The Manufactured Home Loans which constitute Mortgage Assets will be purchased by the Depositor in the open market or in privately negotiated

transactions,   including  transactions   with  entities   affiliated  with  the
Depositor. None of the Manufactured Home Loans will have been originated by the Depositor or any of its affiliates.

    B.  COLLECTION ACCOUNT AND CERTIFICATE ACCOUNT

    Payments or distributions with respect to the Mortgage Assets for a Series will initially be remitted for deposit in a Collection Account maintained by the Master Servicer and then transferred to a Certificate Account to be established with or in the name of the Trustee for such Series. The amounts remitted may be net of servicing fees, Retained Interests and other amounts specified in the related Prospectus Supplement. Amounts so deposited will be used to make distributions on the Certificates of such Series on the applicable Distribution Date. See "THE TRUST FUNDS--Collection Account and Certificate Account."

    C.  DETERMINATION OF ASSET VALUE

    With respect to a Series of Certificates as to which the Distribution Dates are less frequent than monthly, each Mortgage Asset will be assigned an Asset Value. The aggregate of the Asset Values of the Mortgage Assets included in the Trust Fund for a Multiple Class Series will equal not less than the initial aggregate principal balances of the Certificates of such Series. The related Prospectus Supplement for a Multiple Class Series will summarize the method or methods and related assumptions used to determine Asset Value for the Mortgage Assets for the related Multiple Class Series. See "DESCRIPTION OF THE CERTIFICATES--Valuation of Trust Assets."

    D.  GUARANTEED INVESTMENT CONTRACTS AND OTHER AGREEMENTS

    The Depositor may obtain and deliver to the Trustee guaranteed investment contracts or reinvestment agreements ("Guaranteed Investment Contracts") pursuant to which moneys held in one or more of the funds and accounts established for such Series will be invested at a specified rate which, if so specified in the related Prospectus Supplement, may constitute the "Assumed Reinvestment Rate" for the Series. With respect to any Multiple Class Series which includes a Class of Floating Interest Certificates, the Depositor may obtain and deliver to the Trustee an interest rate swap contract, interest rate cap agreement or similar contract issued by a bank, insurance company, savings bank or savings and loan association to provide limited protection against interest rate risks. The principal terms of any such Guaranteed Investment Contract or such other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, together with information relating to the issuer thereof, will be described in the related Prospectus Supplement.

CREDIT SUPPORT

    Credit  support  in  the  form of  reserve  funds,  subordination, insurance policies, letters of credit or other types of credit support may be provided with respect to the Mortgage Assets or with respect to one or more Classes of Certificates of a Series. If the Mortgage Assets are divided into separate Asset Groups, the beneficial ownership of which is evidenced by a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing beneficial ownership of one Asset Group prior to distributions to Subordinate Certificates evidencing a beneficial ownership interest in another Asset Group within the Trust Fund.

    The type, characteristics and amount of credit support will be determined based on the characteristics of the Loans underlying or comprising the Mortgage Assets and other factors and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series. The protection against losses provided by such credit support will be limited. See "CREDIT SUPPORT" and "SPECIAL CONSIDERATIONS" herein.

    A.  SUBORDINATE CERTIFICATES; SUBORDINATION RESERVE FUND

    A Series of Certificates may include one or more Classes of Subordinate Certificates. The rights of Holders of such Subordinate Certificates to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Certificates of the Series, but only to the extent described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other credit support, such as hazard losses not covered by the standard hazard insurance policies, losses resulting from the bankruptcy of a borrower due to application of provisions of the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Unless otherwise specified in the related Prospectus Supplement, such subordination will be in lieu of providing insurance policies or other credit support with respect to losses arising from such events.

    A Subordination Reserve Fund may be established at the level specified in the related Prospectus Supplement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding the related Subordination Reserve Fund, if any, and the conditions under which amounts in any Subordination Reserve Fund will be used to make distributions to Holders of Senior Certificates or be released from the related Trust Fund. If cash flows otherwise distributable to Holders of Subordinate Certificates evidencing a beneficial ownership interest in an Asset Group will be used as credit support for Senior Certificates evidencing a beneficial ownership interest in another Asset Group within the Trust Fund, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature. See "CREDIT SUPPORT--Subordinate Certificates; Subordination Reserve Fund."

    B.  INSURANCE

    If so specified in the related Prospectus Supplement, certain insurance policies in addition to any primary mortgage insurance policies or standard hazard insurance policies described above under "Mortgage Assets" will be required to be maintained with respect to the Loans included in the Trust Fund for a Series. Such insurance policies may include, but are not limited to, (i) a pool insurance policy insuring against losses due to defaults or delinquencies in payment, (ii) a special hazard insurance policy insuring against losses which are not covered by the standard hazard insurance policies, (iii) bankruptcy bonds or insurance policies insuring losses due to bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code and (iv) repurchase bonds insuring the repurchase of Loans by the originator of such Loan in the event of the loss of other insurance coverage due to certain misrepresentations in the origination or sale of any such Loans or in other circumstances specified in the related Prospectus Supplement. See "CREDIT SUPPORT" and "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE" herein. The Prospectus Supplement for a Series will provide information concerning any such insurance policies, including (a) the types of coverage provided by each, (b) the amount of such coverage, (c) conditions to payment under each and (d) certain information relating to the issuers of such insurance policies. To the extent described in the related Prospectus Supplement, certain insurance policies to be maintained with respect to the Loans may be terminated, reduced or replaced following the occurrence of certain events affecting the authority of creditworthiness of the insurer. Additionally, such insurance policies may be terminated, reduced or replaced by the Master Servicer, provided that no rating assigned to Certificates of the related Series offered hereby and by the related Prospectus Supplement is adversely affected.

    C.  LETTER OF CREDIT

    If so specified in the related Prospectus Supplement, credit support may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit support, such as losses resulting from delinquent payments on the Loans in the Trust Fund, losses from risks not covered by standard hazard insurance policies, losses due to bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, and losses due to denial of insurance coverage due to misrepresentations made in connection with the origination or sale of a Loan. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement. The liability of the L/C Bank under its letter of credit will be reduced by the amount of unreimbursed payments thereunder.

    The maximum liability of an L/C Bank under its letter of credit will be an amount equal to a percentage specified in the related Prospectus Supplement of the initial aggregate outstanding principal balance of the Loans in the Trust Fund or one or more Classes of Certificates of the related Series (the "L/C Percentage"). The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

    D.  CERTIFICATE GUARANTEE INSURANCE

    If so specified in the related Prospectus Supplement, credit support for a Series may be provided by an insurance policy (the "Certificate Guarantee

Insurance") issued by one or more insurance companies. Such Certificate Guarantee Insurance may guarantee timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

    E.  RESERVE FUNDS

    The Depositor may deposit in one or more reserve funds (collectively, the "Reserve Funds") for any Series cash, Eligible Reserve Fund Investments, demand notes or a combination thereof in the aggregate amount, if any, specified in the related Prospectus Supplement. Any Reserve Funds for a Series may also be funded over time through application of a specified amount of cash flow, to the extent described in the related Prospectus Supplement. Such a Reserve Fund may be established to increase the likelihood of the timely distributions on the Certificates of such Series or to reduce the likelihood of a Special Distribution with respect to any Multiple Class Series. Reserve Funds may be established to provide protection against certain losses in addition to or in lieu of other credit support, including, without limitation, as losses resulting from delinquent payments on Loans, losses from risks not covered by standard hazard insurance policies, losses due to bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, and losses due to denial of insurance coverage due to misrepresentations made in connection with the origination of a Loan. Amounts on deposit in the Reserve Funds for a Series, together with (unless otherwise specified in the related Prospectus Supplement) the reinvestment income thereon, will be applied for the purposes, in the manner and to the extent provided by the related Prospectus Supplement.

    On each Distribution Date for a Series, all amounts on deposit in any Reserve Funds for the Series in excess of the amounts required to be maintained therein by the related Pooling and Servicing Agreement and specified in the related Prospectus Supplement may be released from the Reserve Funds and will not be available for future distributions on the Certificates of such Series.

    Additional information concerning any Reserve Funds, including whether the Reserve Fund is a part of the Trust Fund, the circumstances under which moneys therein will be applied to make distributions to Certificateholders, the required balance to be maintained in such Reserve Funds, the manner in which such required balance will decrease over time and the manner of funding the Reserve Fund will be set forth in the related Prospectus Supplement. See "CREDIT SUPPORT--Reserve Funds."

SERVICING OF LOANS

    The Master Servicer identified in the related Prospectus Supplement will service the Loans directly or administer and supervise the performance by Servicers of their duties and responsibilities under separate servicing agreements (the "Servicing Agreements") entered into between the Master Servicer and such Servicers. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and each Servicer must be approved by either FNMA or FHLMC as a seller/servicer of Mortgage Loans and, in the case of FHA Loans, approved by HUD as an FHA mortgagee. Each Servicer will be obligated under its

Servicing Agreement to perform customary servicing functions. Advances with respect to delinquent payments of principal or interest on a Loan will be made by the Master Servicer or the Servicers only to the extent described in the related Prospectus Supplement. Such advances will be intended to provide liquidity only and, unless otherwise specified in the related Prospectus Supplement, will be reimbursable to the Master Servicer or the Servicer, as the case may be, from scheduled payments of principal and interest, late collections, or from the proceeds of liquidation of the related Loans, from other recoveries relating to such Loans (including any insurance proceeds or payments from other credit supports). Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Servicers will be obligated to repurchase Mortgage Loans for which insurance coverage has been denied on the grounds of fraud or misrepresentation only to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Depositor may (i) obtain and assign to the Trustee an agreement with an independent standby servicer acceptable to each Rating Agency rating such Certificates, which will provide that such standby servicer will assume a Servicer's or the Master Servicer's obligations in the event of a default by the Servicer or Master Servicer or (ii) obtain a performance bond acceptable to each Rating Agency rating such Certificates that will guarantee certain of the Servicer's or Master Servicer's obligations. See "SERVICING OF LOANS."

FEDERAL INCOME TAX CONSIDERATIONS

    If an election is made for treatment as a REMIC under the Internal Revenue Code of 1986 (the "Code"), one or more Classes of Certificates will be treated as REMIC "Regular Interests." The Holder of such a Regular Interest will be treated as holding a debt obligation for federal income tax purposes and will be required to report stated interest income on the accrual method.

    Compound Interest Certificates will be, and certain other Classes of Certificates constituting Regular Interests may be, issued with original issue discount that is not de minimis. In such cases, the Certificateholder will be required to include the original issue discount in gross income as it accrues, which inclusion may occur prior to the receipt of cash attributable to such income. If a Regular Interest Certificate is issued at a premium, the holder thereof will be entitled to make an election to amortize such premium on a constant yield method as an offset to interest income on such Certificate (and not as a separate deduction item). Certificates constituting Regular Interests will represent "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts to the extent that the underlying Loans qualify for such treatment.

    In the case of a REMIC election, a Class of Certificates may be treated as REMIC "Residual Interests." Certificates classified as REMIC Residual Interests will generally be treated as representing "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts to the same extent as REMIC Regular Interests.


    The holder of a REMIC Residual Interest Certificate must include in income its pro rata share of the REMIC's taxable income. Accordingly, in certain circumstances, the holder of a REMIC Residual Interest might (i) have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period or periods in excess of cash distributions for such period or periods or (ii) have an after-tax return on its investment that is less than the after-tax return on comparable debt instruments or stripped bonds. In addition, a portion (or, in some cases, all) of the income from a REMIC Residual Interest:
(i) except, in certain circumstances, with respect to a holder classified as a thrift institution under the Code, may not be subject to offset by losses from other activities, (ii) for a holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and (iii) for a foreign holder, may not qualify for exemption from withholding under any treaty. Further, individual trust or estate holders are subject to limitations on the deductibility of expenses of the REMIC.

    If no REMIC election is made, the Trust Fund will be treated as a grantor trust and will not be classified as an association taxable as a corporation for federal income tax purposes. The treatment of a particular

Series of Certificates will depend on the characteristics of such Series of Certificates. The holders of Certificates will either be treated as owners of undivided pro rata interests in the underlying Loans ("Pass-Through Certificates"), or as owners of stripped bonds or stripped coupons ("Stripped Certificates") under the Code. All income with respect to a Stripped Certificate will be accounted for as original issue discount and, unless otherwise specified in the related Prospectus Supplement, will be reported by the Trustee on an accrual basis, which may be prior to the receipt of cash associated with such income.

    The holder of a Pass-Through Certificate must include in income its allocable share of all interest and other income of the Trust and may, subject to certain limitations for individual trust or estate Certificateholders, deduct its allocable share of all expenses of the Trust. Pass-Through Certificates will be considered to represent "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts to the extent that the Loans qualify for such treatment. Although there is no direct authority and the matter is not free from doubt, Stripped Certificates should also qualify for such treatment to the extent that the underlying loans qualify for such treatment. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

ERISA CONSIDERATIONS

    A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its own legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA CONSIDERATIONS."


LEGAL INVESTMENT

    Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series offered by this Prospectus and such Prospectus Supplement will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated by at least one Rating Agency in one of its two highest categories and, as such, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. See "LEGAL INVESTMENT."

USE OF PROCEEDS

    The Depositor will use the net proceeds from the sale of each Series for one or more of the following purposes: (i) to purchase the related Mortgage Assets,
(ii) to repay indebtedness which has been incurred to obtain funds to acquire such Mortgage Assets, (iii) to establish any reserve funds described in the related Prospectus Supplement and (iv) to pay costs of structuring, guaranteeing and issuing such Certificates. If so specified in the related Prospectus Supplement, the purchase of the Mortgage Assets for a Series may be effected by an exchange of Certificates with the Depositor of such Mortgage Assets. See "USE OF PROCEEDS."

RATINGS

    Unless otherwise specified in the related Prospectus Supplement, it will be a requirement for issuance of any Series that the Certificates offered by this Prospectus and such Prospectus Supplement be rated by at least one Rating Agency in one of its two highest applicable rating categories. The rating or ratings applicable to Certificates of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A security rating does not address the effect that the rate of prepayments on Loans comprising or underlying the Mortgage Assets may have on the yield to investors in the Certificates. See "SPECIAL CONSIDERATIONS."

                             SPECIAL CONSIDERATIONS

    Investors should consider, among other things, the following factors in connection with an investment in the Certificates.

LIMITED LIQUIDITY

    There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates. Donaldson, Lufkin & Jenrette Securities Corporation (through one or more of its affiliates) intends to make a secondary market in the Certificates, but has no obligation to do so. In addition, the market value of Certificates of each Series will fluctuate with changes in prevailing rates of interest. Consequently, sale of the Certificates by a Holder in any secondary market which may develop may be at a discount from par value or from their purchase price. Certificateholders have no optional redemption rights.

YIELD, PREPAYMENT AND MATURITY

    The rate at which prepayments (which include both voluntary prepayments by the obligors on the Loans and liquidations due to defaults and foreclosures) occur on the Loans underlying or comprising the Mortgage Assets for a Series will be affected by a variety of factors, including, without limitation, the level of prevailing interest rates and economic, demographic, tax, social, legal and other factors. Prepayments on the Loans comprising or underlying the Mortgage Assets for a Series generally will result in a faster rate of distributions of principal on the Certificates. Thus, the prepayment experience on the Loans comprising or underlying the Mortgage Assets will affect the average life and yield to investors of each Class and the extent to which each such Class is paid prior to its Final Scheduled Distribution Date. A Series may include an Interest Weighted Class offered at a significant premium or a Principal Weighted Class offered at a substantial discount. Yields on such Classes of Certificates will be extremely sensitive to prepayments on the Loans comprising or underlying the Mortgage Assets for such Series. In general if a Certificate, including a Certificate of an Interest Weighted Class, is purchased at a premium and principal distributions on the Loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity could be significantly lower than that assumed at the time of purchase. Where the amount of interest allocated with respect to an Interest Weighted Class is extremely disproportionate to principal, a Certificateholder could, under some such prepayment scenarios, fail to recoup its original investment. Conversely, if a Certificate, including a Certificate of a Principal Weighted Class, is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity could be significantly lower than that originally anticipated. Any rating assigned to the Certificates by a Rating Agency will reflect only such Rating Agency's assessment of the likelihood that timely distributions will be made with respect to such Certificates in accordance with the related Pooling and Servicing Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Loans underlying or comprising the Mortgage Assets will be made by borrowers or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, such rating will not address the possibility that prepayment rates higher or lower than anticipated by an investor may cause such investor to experience a lower than anticipated yield, or that an investor purchasing an Interest Weighted Certificate at a significant premium might fail to recoup its initial investment. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

CREDIT SUPPORT LIMITATIONS

    The amount, type and nature of insurance policies, subordination, Certificate Guarantee Insurance, letters of credit and other credit support, if any, required with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are necessarily based upon an actuarial analysis of the behavior of Loans in a larger group. Such actuarial analysis is the basis upon which each Rating Agency determines (a) required amounts and types of pool insurance, special hazard insurance, reserve funds, subordination or other credit support and (b) limits on the number and amount of Loans which have various special payment characteristics, have various Loan-to-Value Ratios and/or were made for various purposes (e.g., primary residence, second home, refinancing). There can be no assurance that the historical data supporting such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of housing loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans.

    In addition, if distributions in reduction of the principal balance of Certificates of a Series of Multiple Class Certificates are made in order of the respective Final Scheduled Distribution Dates of the Class, any limits with respect to the aggregate amount of claims under any related pool insurance policy and the special hazard insurance policy may be exhausted before the principal of the later-maturing Classes has been repaid. As a result, the impact of significant losses on the Mortgage Loans may bear primarily upon the Certificates of the later-maturing Classes.

    The Prospectus Supplement for a Series will describe any reserve funds, insurance policies, letter of credit or other third-party credit support relating to the Mortgage Assets or to the Certificates of such Series. Use of such reserve funds and payments under such insurance policies, letter of credit or other third-party credit support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such reserve funds, insurance policies, letter of credit or other credit support will not cover all potential losses or risks. The obligations of the issuers of any credit support such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, Certificate Guarantee Insurance, repurchase bond or other third-party credit support will not be guaranteed or insured by the United States, or by any agency or instrumentality thereof. A Series of Certificates may include a Class or multiple Classes of Subordinate Certificates to the extent described in the related Prospectus Supplement. Although such subordination is intended to reduce the risk of delinquent distributions or ultimate losses to Holders of Senior Certificates, the Subordinated Amount will be limited and will decline under certain circumstances and the related Subordination Reserve Fund, if any, could be depleted in certain circumstances. See "DESCRIPTION OF THE CERTIFICATES," "THE TRUST FUNDS" and "CREDIT SUPPORT."

CERTAIN LOANS AND MORTGAGED PROPERTY

    Loans such as GPM Loans, GEM Loans, ARMs, Bi-Weekly Loans and Buy-Down Loans are of recent origin. As a result, reliable prepayment, loss and foreclosure statistics relating to such housing loans are not available. Such Loans may be underwritten on the basis of an assessment that the borrower will have the ability to make payments in higher amounts in later years and, in the case of Loans with adjustable mortgage rates, after relatively short periods of time. See "LOAN UNDERWRITING PROCEDURES and STANDARDS" and "CREDIT SUPPORT." Other loans may be underwritten principally on the basis of the initial Loan-to-Value Ratio of the Loans. To the extent losses on Loans exceed levels estimated by the Rating Agency rating the Series in determining required levels of overcollateralization or other credit support, the Trust Fund may experience a loss. Furthermore, Loans made with respect to Multifamily Property, Manufactured Homes or Cooperative Dwellings may entail risks of loss in the event of delinquency and foreclosure or repossession that are greater than similar risks associated with traditional single-family property. To the extent losses on such Loans exceed levels estimated by the Rating Agency in determining required levels of overcollateralization or other credit support, the Trust Fund may experience a loss. See "SERVICING OF LOANS--Maintenance of Insurance Policies and Other Servicing Procedures" and "CREDIT SUPPORT."

LIMITED OBLIGATIONS AND ASSETS OF DEPOSITOR

    Unless otherwise set forth in the Prospectus Supplement for a Series of Certificates, the Trust Fund for a Series will be the only available source of funds to make distributions on the Certificates of such Series. The only obligations of the Depositor with respect to the Certificates of any Series will be pursuant to certain representations and warranties. See "THE POOLING AND SERVICING AGREEMENTS--Assignment of Mortgage Assets" herein. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Mortgage Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Loan which constitutes a Mortgage Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Loans, Servicer or Master Servicer, as the case may be, or from a reserve fund established to provide funds for such repurchases. See "THE DEPOSITOR."

ERISA CONSIDERATIONS

    Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Certificates of any Series. See "ERISA CONSIDERATIONS."

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL INTERESTS

    Holders of REMIC Residual Interests will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC regardless of the amount or timing of their receipt of cash payments as described in "CERTAIN FEDERAL INCOME TAX
CONSIDERATIONS--Residual Interests in a REMIC." Accordingly, under certain circumstances, holders of Certificates which constitute REMIC Residual Interests might have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that Holders of Residual Interest Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all Classes of Certificates of the related Series have been reduced to zero, even though holders of Residual Interests have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of a Residual Interest Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) except in the case of certain thrift institutions, will not be subject to offset by losses from other activities, (ii) for a tax-exempt Holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual Holders of Certificates constituting Residual Interests may be limited in their ability to deduct servicing fees and other expenses of the REMIC. Because of the special tax treatment of REMIC residual interests, the taxable income arising in a given year on a REMIC residual interest will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates will be issued in Series pursuant to separate Pooling and Servicing Agreements between the Depositor and the Trustee for the related Series identified in the related Prospectus Supplement. The following summaries describe certain provisions common to each Series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement and the Prospectus Supplement relating to each Series. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, such provisions or terms shall be as specified in the Pooling and Servicing Agreement.

    Each Series will consist of one or more Classes, one or more of which may consist of Compound Interest Certificates, Floating Interest Certificates, Interest Weighted Certificates, Principal Weighted Certificates or Reduced Volatility Certificates ("RV's" or "RV Certificates"). A Series may also include one or more Classes of Subordinate Certificates. Unless otherwise specified in the related Prospectus Supplement, a Class of Subordinate Certificates will be offered hereby or by such Prospectus Supplement only if rated by a Rating Agency in at least its second highest applicable rating category. If so specified in the related Prospectus Supplement, the Mortgage Assets in a Trust Fund may be divided into multiple Asset Groups and the Certificates of each separate Class will evidence beneficial ownership of each corresponding Asset Group.

    Each Series will be issued in fully registered form, in the minimum original principal amount or notional amount for Certificates of each Class specified in the related Prospectus Supplement. The transfer of the Certificates may be registered, and the Certificates may be exchanged, without the payment of any service charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

VALUATION OF TRUST ASSETS


    Each Mortgage Asset included in the Trust Fund for a Multiple Class Series will be assigned an initial Asset Value determined in the manner and subject to the assumptions summarized in the related Prospectus Supplement. The Asset Value of the Mortgage Assets will not be less than the initial aggregate principal amount of the Certificates of the related Multiple Class Series at the date of issuance thereof.

    The Asset Value of Mortgage Assets represents the principal amount of Certificates of a Multiple Class Series that, based on certain assumptions, can be supported by the scheduled principal and interest due on the Mortgage Assets irrespective of prepayments thereon, the reinvestment income thereon at the Assumed Reinvestment Rate (which may be zero) and the moneys available to be withdrawn from related Reserve Funds, if any, as specified in the related Prospectus Supplement. Individual Mortgage Assets for a Series which share similar characteristics may be aggregated into one or more groups (each an "Asset Group"), each of which will be assigned a single aggregate Asset Value. If so specified in the related Prospectus Supplement, the Mortgage Assets in a Trust Fund may be divided into multiple Asset Groups and the Certificates of separate Classes will evidence beneficial ownership of each corresponding Asset Group. Unless the related Prospectus Supplement provides otherwise, the aggregate Asset Value of an Asset Group will be calculated as though the underlying Mortgage Assets constitute a single Loan having such of the characteristics of the Mortgage Assets included in the Asset Group that would result in the lowest Asset Value being assigned to each Mortgage Asset included in such Asset Group.

    There are a number of alternative means of determining Asset Value of a Mortgage Asset, including determinations based on the discounted present value of the remaining scheduled payments on such Mortgage Asset, determinations based on the relationship between the interest rate borne by such Mortgage Asset and the Certificate Rate or Rates for the related Classes of Certificates, or based upon the aggregate outstanding principal balances of the Mortgage Assets. The Prospectus Supplement for a Multiple Class Series will specify the method or methods and summarize the related assumptions used to determine the Asset Values of the Mortgage Assets in the related Trust Fund.

    The Assumed Reinvestment Rate, if any, for a Multiple Class Series will be the highest rate permitted by each Rating Agency rating such Series or a rate insured, guaranteed or otherwise provided for by means of a surety bond, interest rate swap agreement, interest rate cap agreement, Guaranteed Investment Contract, or other arrangement satisfactory to each such Rating Agency. See "THE POOLING AND SERVICING AGREEMENTS--Investment of Funds."

DISTRIBUTIONS ON THE CERTIFICATES

    GENERAL. Commencing on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Certificates will be made on each Distribution Date to the extent of the "Available Distribution Amount" as set forth in the related Prospectus Supplement.

    Distributions of interest on Certificates which receive interest will be made periodically at the intervals and at the Pass-Through Rate or Certificate Rate specified or, with respect to Floating Interest Certificates, determined in the manner described in the related Prospectus Supplement. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless otherwise specified in the related Prospectus Supplement.

    If funds in the Certificate Account (together with any amounts transferred from any reserve fund or applicable credit support) are insufficient to make the full distribution to Certificateholders described above on any Distribution Date, the funds available for distribution to the Certificateholders of each Class will be distributed in accordance with their respective interests therein, except that Subordinate Certificateholders, if any, will not, subject to the limitations described in the related Prospectus Supplement, receive any distributions until Senior Certificateholders receive the amount of present distributions due them and the amount of distributions owed them which were not timely distributed thereon and to which they are entitled (in each case calculated as described in the related Prospectus Supplement). If specified in the related Prospectus Supplement, the difference between the amount which the Certificateholders would have received if there had been sufficient eligible funds available for
distribution   and  the  amount  actually  distributed,  plus  interest  at  the applicable Pass-Through Rate or Certificate Rate will be included in the calculation of the amount which the Certificateholders are entitled to receive on the next Distribution Date. See "THE POOLING AND SERVICING AGREEMENTS--Deficiency Events."

    Distributions of principal of and interest on Certificates of a Series will be made by check mailed to Certificateholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Certificate Register, except that
(a) distributions may be made by wire transfer (at the expense of the Certificateholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) the final distribution in retirement of a Certificate will be made only upon presentation and surrender of such Certificate at the corporate trust office of the Trustee for such Series or such other office of the Trustee as specified in the Prospectus Supplement. Notice of the final distribution on a Certificate will be mailed to the Holder of such Certificate before the Distribution Date on which such final distribution in retirement of the Certificate is expected to be made. If specified in the related Prospectus Supplement, the Certificates of a Series or certain Classes of a Series may be available only in book-entry form. See "Book-Entry Registration" herein.

    With respect to reports to  be furnished to Certificateholders concerning  a
distribution,   see   "THE   POOLING   AND   SERVICING   AGREEMENTS--Reports  to
Certificateholders."

    PASS-THROUGH CERTIFICATES GENERALLY. With respect to a Series other than a Multiple Class Series, distributions on the Certificates on each Distribution Date will generally be allocated to each Certificate entitled thereto on the basis of the undivided percentage interest (the "Percentage Interest") evidenced by such Certificate in the Trust Fund or on the basis of their outstanding principal amounts or notional amounts (subject to any subordination of the rights of any Subordinate Classes to receive current distributions as specified in the related Prospectus Supplement). See "Subordinate Certificates" below. If the Mortgage Assets for a Series have adjustable or variable interest or pass-through rates, then the Pass-Through Rate of the Certificates of such Series may also vary, due to changes in such rates and due to prepayments with respect to Loans comprising or underlying the related Mortgage Assets. If the Mortgage Assets for a Series have fixed interest or pass-through rates, then the Pass-Through Rate on Certificates of the related Series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the Mortgage Assets. If the Mortgage Assets have lifetime or periodic adjustment caps on the respective pass-through rates, then the Pass-Through Rate on the Certificates of the related Series may also reflect such caps.

    If so specified in the related Prospectus Supplement, a Series may include a Class of Interest Weighted Certificates, a Class of Principal Weighted Certificates, or both. Unless otherwise specified in the Prospectus Supplement, payments received from the Mortgage Assets will be allocated on the basis of the Percentage Interest of each Class in the principal component of such distributions, the interest component of such distributions, or both, and will be further allocated on a pro rata basis among the Certificates within each Class. The method or formula for determining the Percentage Interest of a Certificate will be set forth in the related Prospectus Supplement.

    MULTIPLE CLASS SERIES. Each Certificate of a Multiple Class Series will have a principal amount or a notional amount and a specified Certificate Rate (which may be zero). Interest distributions on a Multiple Class Series will be made on each Certificate entitled to an interest distribution on each Distribution Date at the Certificate Rate specified or, with respect to Floating Interest Certificates, determined as described in the related Prospectus Supplement, to the extent funds are available in the Certificate Account, subject to any subordination of the rights of any Subordinate Class to receive current distributions. See "Subordinate and Other Certificates" below and "CREDIT SUPPORT."

    Interest on all Multiple Class Certificates currently entitled to receive interest will be distributed on the Distribution Dates specified in the related Prospectus Supplement, to the extent funds are available in the Certificate Account, subject to any subordination of the rights of any Subordinate Class to receive current distributions. See "Subordinate Certificates" below and "CREDIT SUPPORT." Distributions of interest on a Class of Compound Interest Certificates will commence only after the related Accrual Termination Date specified in the related Prospectus Supplement. On each Distribution Date prior to and including the Accrual Termination Date, interest on such Class of Compound Interest Certificates will accrue and the amount of interest accrued on such Distribution Date (the "Accrual Distribution Amount") will be added to the principal balance thereof on the related Distribution Date. On each Distribution Date after the Accrual Termination Date, interest distributions will be made on Classes of Compound Interest Certificates on the basis of the current Compound Value of such Class. The Compound Value of a Class of Compound Interest Certificates

equals the initial aggregate principal balance of the Class, plus accrued and undistributed interest added to such Class through the immediately preceding Distribution Date, less any principal distributions previously made in reduction of the aggregate outstanding principal balance of such Class.

    To the extent provided in the related Prospectus Supplement, a Series of Multiple Class Certificates may include one or more Classes of Floating Interest Certificates. The Certificate Rate of a Floating Interest Certificate will be a variable or adjustable rate, subject to a Maximum Floating Rate, Minimum Floating Rate, or both. For each Class of Floating Interest Certificates, the related Prospectus Supplement will set forth the initial Floating Rate (or the method of determining it), the Floating Interest Period, and the formula, index, or other method by which the Floating Rate for each Floating Interest Period will be determined.

    To the extent provided in the related Prospectus Supplement, a series of Multiple Class Certificates may include one or more classes of Reduced Volatility Certificates.

    Distributions of principal will be allocated among the Classes of a Multiple Class Series in the order of priority and amount specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Principal Distribution Amount for a Multiple Class Series on each Distribution Date will be an amount equal to the sum of (a) the Accrual Distribution Amount, if any, (b) the Minimum Principal Distribution Amount and
(c) the percentage, if any, of Excess Cash Flow specified in the related Prospectus Supplement.

    SUBORDINATE CERTIFICATES. One or more Classes of a Series may consist of Subordinate Certificates. Subordinate Certificates may be included in a Series to provide credit support as described herein under "CREDIT SUPPORT" in lieu of or in addition to other forms of credit support. The extent of subordination of a Class of Subordinate Certificates may be limited as described in the related Prospectus Supplement. See "CREDIT SUPPORT." If the Mortgage Assets are divided into separate Asset Groups, beneficial ownership of which is evidenced by separate Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made to Senior Certificates evidencing beneficial ownership of one Asset Group prior to making distributions on Subordinate Certificates evidencing a beneficial ownership interest in another Asset Group within the Trust Fund. Except as otherwise specified in the related Prospectus Supplement, Subordinate Certificates will not be offered hereby or by such related Prospectus Supplement unless they are rated in one of the two highest rating categories by at least one Rating Agency.

SPECIAL DISTRIBUTIONS AND OTHER DISTRIBUTIONS

    SPECIAL DISTRIBUTIONS. To the extent specified in the related Prospectus Supplement, Special Distributions in reduction of Certificate principal amount may be made with respect to the Certificates of a Multiple Class Series on the day or days of any month specified therein if, as a result of the prepayment experience on the Mortgage Assets for such Series or the low yields available for reinvestment, or both, it is determined

(based on assumptions specified in the Pooling and Servicing Agreement and after giving effect to the amounts, if any, available to be withdrawn from any reserve fund for such Series) that the amount anticipated to be available in the Certificate Account on the date specified in the related Prospectus Supplement for such Series, will be insufficient to make scheduled distributions of principal and interest on the Certificates of such Series on the next Distribution Date. The amount distributed in reduction of principal amount will not exceed the Principal Distribution Amount otherwise required to be paid on the next Distribution Date. Therefore, the result of such a Special Distribution with respect to the Certificates of a Multiple Class Series will be to reduce their aggregate principal amount prior to the next scheduled Distribution Date.

    All distributions in reduction of the Certificate principal amount pursuant to any Special Distribution will be made in the order of priority and in the manner specified in the related Prospectus Supplement. Notice of any Special Distribution will be mailed by the Trustee to the Certificateholders of the related Series prior to the Special Distribution Date.

    OTHER DISTRIBUTIONS. If so specified in the related Prospectus Supplement for a Series, in the event that Mortgage Assets having an aggregate Asset Value at least equal to the initial aggregate principal balance of the Certificates of a Multiple Class Series are not delivered to the Trustee on the related Closing Date, the Depositor will deposit cash or Eligible Investments on an interim basis with the Trustee on such Closing Date in lieu of such undelivered Mortgage Assets. If Mortgage Assets are not delivered by the date specified in the related Prospectus Supplement, the Trustee will make a distribution from the interim deposit and any reinvestment income thereon in reduction of principal balance of the Certificates on the next succeeding Distribution Date. Such a distribution would affect weighted average life and yield to maturity of the affected Certificates. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

OPTIONAL TERMINATION

    If so specified in the related Prospectus Supplement for a Series, the Depositor, the Master Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Mortgage Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Mortgage Assets is less than a specified percentage of their initial aggregate principal amount. In the case of a Trust Fund for which a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the repurchase price will not jeopardize the status of the REMIC and that the optional termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code. Such optional termination will be in addition to terminations which may result from other events. See "THE POOLING AND SERVICING AGREEMENTS--Deficiency Event" and "--Termination."

BOOK-ENTRY REGISTRATION

    If so specified in the related Prospectus Supplement, the Certificates will be issued in book-entry form in the minimum denominations specified in such Prospectus Supplement and integral multiples thereof, and each Class will be represented by a single Certificate registered in the name of the nominee of the depository, The Depository Trust Company ("DTC"), a limited-purpose trust company organized under the laws of the State of New York. If so specified in the related Prospectus Supplement, no person acquiring an interest in the Certificates (a "Certificateowner") will be entitled to receive a Certificate issued in fully registered, certificated form (a "Definitive Certificate") representing such person's interest in the Certificates except in the event that the book-entry system for the Certificates is discontinued (as described below). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Certificates will be Cede & Co., as nominee of DTC. Certificateowners will not be registered "Certificateholders" or registered "Holders" under the Pooling and Servicing Agreement, and Certificateowners will only be permitted to exercise the rights of Certificateholders indirectly through DTC Participants.

    DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to entities that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

    Certificateowners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates may do so only though Participants and Indirect Participants. Because DTC can only act on behalf of Participants and Indirect Participants, the ability of a Certificateowner to pledge such owner's Certificate to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificate, may be limited. In addition, under a book-entry format, Certificateowners may experience some delay in their receipt of principal and interest distributions with respect to the Certificates since such distributions will be forwarded to DTC and DTC will then forward such distributions to its Participants which in turn will forward them to Indirect Participants or Certificateowners.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC Participants may make book-entry transfers among Participants through DTC facilities with respect to the Certificates and DTC, as registered holder, is required to receive and transmit principal and interest distributions and distributions with respect to the Certificates. Participants and Indirect Participants with which Certificateowners have accounts with respect to Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificateowners. Accordingly, although Certificateowners will not possess certificates, the Rules provide a mechanism by which Certificateowners will receive distributions and will be able to transfer their interests.

    The Depositor understands that DTC will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, the Depositor understands that DTC will take such actions with respect to holders of a certain specified interest in the certificates or holders having a certain specified voting interest only at the direction of and on behalf of Participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions with respect to other Holders of Certificates to the extent that such actions are taken on behalf of Participants whose holdings represent that specified interest or voting interest.

    DTC may discontinue providing its services as securities depository with respect to the Certificates at any time by giving reasonable notice to the Depositor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Certificates will be printed and delivered. In addition the Depositor may at its option elect to discontinue use of the book-entry system through DTC. In that event, too, Definitive Certificates will be printed and delivered.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

PAYMENT DELAYS

    With respect to any Series, a period of time will elapse between receipt of payments or distributions on the Mortgage Assets and the Distribution Date on which such payments or distributions are passed through to Certificateholders. Such a delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The related Prospectus Supplement may set forth an example of the timing of receipts and the distribution thereof to Certificateholders.

PRINCIPAL PREPAYMENTS

    With respect to a Series for which the Mortgage Assets consist of Loans or participation interests therein, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. In addition, the prepayment may not be required to be passed through to Certificateholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest which would otherwise be available for distributions on the Certificates, thus effectively reducing the yield that would be obtained if interest continued to accrue on the Loan until the date on which the principal prepayment was scheduled to be paid. To the extent specified in the related Prospectus Supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the Master Servicer or Servicer with respect to any such prepaid Loans. See "SERVICING OF LOANS--Advances and Limitations Thereon."

TIMING OF REDUCTION OF PRINCIPAL BALANCE

    A Multiple Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Certificates is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any Interest Accrual Period will be less than the amount that would have accrued on the actual principal balance of the Certificate outstanding. The effect of such provisions is to produce a lower yield on the Certificates than would be obtained if interest were to accrue on the Certificates on the actual unpaid principal amount of such Certificates to each Distribution Date. The related Prospectus Supplement will specify the time at which the principal amounts of the Certificates are determined or are deemed to reduce for purposes of calculating interest distributions on Certificates of a Multiple Class Series.

INTEREST OR PRINCIPAL WEIGHTED CERTIFICATES

    If a Class of Certificates consists of Interest Weighted Certificates or Principal Weighted Certificates, a lower rate of principal prepayments than anticipated will negatively affect the yield to investors in Principal Weighted Certificates, and a higher rate of principal prepayments than anticipated will negatively affect the yield to investors in Interest Weighted Certificates. The Prospectus Supplement for a Series including such Certificates will include a table showing the effect of various levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various prepayment rates and will not be intended to predict, or provide information which will enable investors to predict, yields or prepayment rates.

FINAL SCHEDULED DISTRIBUTION DATE

    The Final Scheduled Distribution Date of each Class of any Series other than a Multiple Class Series will be the Distribution Date following the latest stated maturity of any Mortgage Asset in the related Trust Fund. The Final Scheduled Distribution Date of each Class of any Multiple Class Series will be specified in the related Prospectus Supplement and will be the date (calculated on the basis of the assumptions applicable to such Series described therein) on which the entire aggregate principal balance of such Class will be reduced to zero. Since prepayments on the Loans underlying or comprising the Mortgage Assets will be used to make distributions in reduction of the outstanding principal amount of the Certificates, it is likely that the actual maturity of any Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

    Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of such security will be repaid to the investor. The weighted average life of the Certificates of a Series will be influenced by the rate at which principal on the Loans comprising or underlying the Mortgage Assets for such Certificates is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

    The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Mortgage Assets for a Series, such Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such Loans. In this regard, it should be noted that the Loans comprising or underlying the

Mortgage Assets of a Series may have different interest rates, and the stated pass-through or interest rate of certain Mortgage Assets or the Certificate Rate or Pass-Through Rate on the Certificates may be a number of percentage points less than interest rates on such Loans. In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Loans comprising or underlying the Mortgage Assets. If any Loans comprising or underlying the Mortgage Assets for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Certificates, one or more Class of the Series may be fully paid prior to its Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

    It is customary in the mortgage industry to compute the yield on a pool of 30-year, fixed rate, level payment mortgages as if the pool were a single loan amortized according to the 30-year schedule and then prepaid in full at the end of the twelfth year, and to compute the yield on a pool of 15-year, fixed rate, level payment mortgages as if the pool were a single loan that is amortized according to a 15-year schedule and then prepaid in full at the end of the seventh year. Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model or the FHA Prepayment Experience, each as described below.

    CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum.

    The FHA, a division of HUD, has compiled statistics relating to fixed rate, level-payment mortgage loans secured by Single Family Property and insured by the FHA under the National Housing Act of 1934, as amended (the "Housing Act"), at various interest rates, all of which permit assumption by the new buyer if the home is sold. Such statistics indicate that while some of such mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities. The Actuarial Division of HUD has prepared tables which, assuming full mortgage prepayments at the rates experienced by the FHA, set forth the percentages of the original number of FHA Loans in pools of fixed rate, level payment mortgage loans of varying maturities that will remain outstanding on each anniversary of the original date of such mortgage loans (assuming they all have the same origination date). Data relating to fixed-rate mortgage loans with original maturities of 15 to 30 years for the period 1970 to 1983, as compiled by HUD, indicate, for example, that, for a pool of 30-year mortgage loans having a mortgage rate of 12% per annum, the aggregate principal balance of the loans outstanding 12 years after origination is expected to be approximately 46% of the original principal balance. By comparison, 90.87% of the aggregate principal balance of such mortgage loans would have been outstanding if such mortgage loans had amortized in accordance with the applicable repayment schedule, without prepayments. The HUD data also indicate, that for a pool of 15-year mortgage loans having a mortgage rate of 12% per annum, the aggregate principal balance of the loans outstanding seven years after origination is expected to be approximately 40% of the original principal balance. By comparison, 73.84% of the aggregate principal balance of such mortgage loans would have been outstanding if such mortgage loans had amortized in accordance with the applicable repayment schedule, without prepayments. The percentage of loans in a pool that remains outstanding, as indicated by the HUD data, is referred to herein as the "FHA Prepayment Experience."

    There may be substantial differences between the portfolio on which the FHA statistics were based and the Loans comprising or underlying the Mortgage Assets for a Series. To the extent that the Loans comprising or underlying the Mortgage Assets for such Series have scheduled maturities differing from those of the mortgage loans in the FHA statistics, the probability of prepayment of the Loans comprising or underlying the Mortgage Assets may differ from that of mortgage loans included in the FHA statistics. There is also no assurance that the economic and other factors existing during the period covered by the FHA statistics are applicable today or will be applicable in the future.

    Neither CPR, SPA, or the FHA Prepayment Experience nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Mortgage Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Mortgage Assets for any Series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

    The Prospectus Supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare the illustrative tables setting forth the weighted average life of each Class of such Series under a given set of prepayment assumptions. The related Prospectus Supplement will also describe the percentage of the initial principal balance of each Class of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of the FHA
Prepayment Experience, CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the Certificates or prepayment rates of the Loans comprising or underlying the related Mortgage Assets.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

    TYPE OF LOAN. Mortgage Loans made with respect to Multi-family Properties may have provisions which prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. ARMs, Bi-weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Mortgage Assets may experience a rate of principal prepayments which is different from the principal prepayment rate for ARMs, Bi-weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. Because ARMs, Bi-weekly Loans, GEM Loans and GPM Loans have not been originated in large quantities until recently, there can be no certainty as to their respective rates of prepayment in either stable or changing interest rate environments.

    In the case of Negatively Amortizing ARMs, if interest rates rise without a simultaneous increase in the related Scheduled Payment, Deferred Interest and Negative Amortization may result. However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid such Negative Amortization and to increase tax deductible interest payments. To the extent that any of such Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of such mortgage loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of such Loans will increase. During a period of declining interest rates, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Loan, thereby resulting in accelerated amortization of such Negatively Amortizing ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of such Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the mortgage loan and will adversely affect the yield to Holders who purchased their Certificates at a premium, if any, and Holders of an Interest Weighted Class. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial Mortgage Rates, Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs which comprise or underlie the Mortgage Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

    If the Loans comprising or underlying the Mortgage Assets for a Series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the Master Servicer, Servicer, or PMBS Servicer, as applicable, may, if specified in the related Prospectus Supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Certificates of the related Series.


    A GEM Loan provides for scheduled annual increases in the borrower's Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date.

    The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some Manufactured Home Loans may be FHA Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured Home Loans.

    FORECLOSURES AND PAYMENT PLANS. The number of foreclosures and the principal amount of the Loans comprising or underlying the Mortgage Assets which are foreclosed in relation to the number of Loans which are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Mortgage Assets and that of the related Series of Certificates. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to Holders of
Certificates who purchased their Certificates at a premium, if any, and the yield on an Interest Weighted Class may be adversely affected by servicing policies and decisions relating to foreclosures.

    DUE ON SALE CLAUSES. The acceleration of prepayment as a result of certain transfers of the Mortgaged Property securing a Loan is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Mortgage Assets may include "due-on-sale" clauses. Except as otherwise described in the Prospectus Supplement for a Series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the Master Servicer or the Servicer of Loans constituting or underlying the Mortgage Assets for a Series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any "due-on-sale" clause applicable to the related Loan under the circumstances and in the manner it enforces such clauses with respect to other similar loans in its portfolio. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

    OPTIONAL TERMINATION. If so specified in the related Prospectus Supplement, the entity specified therein may cause an early termination of the related Trust Fund by its repurchase of the remaining Mortgage Assets therein. See "DESCRIPTION OF THE CERTIFICATES--Optional Termination."

                                THE TRUST FUNDS

GENERAL


    The Trust Fund for each Series will be held by the Trustee for the benefit of the related Certificateholders. Each Trust Fund will consist of (a) the Mortgage Assets; (b) amounts held from time to time in the Collection Account and the Certificate Account established for such Series; (c) Mortgaged Property which secured a Loan and which is acquired on behalf of the Certificateholders by foreclosure, deed in lieu of foreclosure or repossession; (d) any reserve fund for such Series, if specified in the related Prospectus Supplement; (e) the Servicing Agreements, if any, relating to Loans in the Trust Fund; (f) any primary mortgage insurance policies relating to Loans in the Trust Fund; (g) any pool insurance policy, any special hazard insurance policy, any bankruptcy bond or other credit support relating to the Series; (h) investments held in any fund or account or any Guaranteed Investment Contract and, if so specified in the Prospectus Supplement, income from the reinvestment of such funds; and (i) any other instrument or agreement relating to the Trust Fund and specified in the related Prospectus Supplement (which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement issued by a bank, insurance company or savings and loan association).

    To the extent specified in the related Prospectus Supplement, certain amounts ("Retained Interests") which are received with respect to a Private Mortgage-Backed Security or Loan comprising the Mortgage Assets for a Series will not be included in the Trust Fund for such Series, but will be retained by or payable to the originator, Servicer or seller of such Private Mortgage-Backed Security or Loan, free and clear of the interest of Certificateholders under the related Pooling and Servicing Agreement.

    Mortgage  Assets  in  the  Trust  Fund  for  a  Series  may  consist  of any combination of the following to the extent and as specified in the related Prospectus Supplement: (a) Private Mortgage-Backed Securities, (b) Mortgage Loans or participation interests therein and Manufactured Home Loans or participation interests therein or (c) Agency Securities. Loans which comprise the Mortgage Assets will be purchased by the Depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some of the Loans may have been originated by the Depositor or an affiliate. Participation interests in Loans may be purchased by the Depositor, or an affiliate, pursuant to a participation agreement. See "THE POOLING AND SERVICING AGREEMENTS--Assignment of Mortgage Assets."

PRIVATE MORTGAGE-BACKED SECURITIES

    GENERAL. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans,
(b) collateralized mortgage obligations secured by Loans or (c) pass-through certificates representing beneficial interests in Agency Securities. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS Agreement"). The seller/servicer of the underlying Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Loans underlying such Private Mortgage-Backed Security. Loans underlying a Private

Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be an FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by HUD as an FHA mortgagee.

    The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

    Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

    UNDERLYING LOANS. The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other special payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. Except as otherwise specified in the related Prospectus Supplement, (i) no Loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each Mortgage Loan secured by Single Family Property and having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years,
(iv) no Loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.


    CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, insurance policies or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support, if any, will be a function of certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the rating agency which assigned a rating to the Private Mortgage-Backed Securities.

    ADDITIONAL INFORMATION. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Loans, and (D) the minimum and maximum stated maturities of the underlying Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities,
(vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the underlying Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

THE AGENCY SECURITIES

    All of the Agency Securities will be registered in the name of the Trustee or its nominee or, in the case of Agency Securities issued only in book-entry form, a financial intermediary (which may be the Trustee) that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Agency Security will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions thereon.

    The descriptions of GNMA, FHLMC and FNMA Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of
principal  and  interest   thereon.  GNMA,   FHLMC  or  FNMA   may  also   issue
mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of such issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any such certificates to be included in a Pool (and of the underlying mortgage loans) will be described in the related Supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any such certificates that are actually included in a Pool.

    GNMA. GNMA is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development ("HUD"). Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of loans ("FHA Loans") insured by the United States Federal Housing Administration (the "FHA") under the Housing Act or Title V of the Housing Act of 1949, or guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by pools of other eligible mortgage loans.

    Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under such guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.

    GNMA CERTIFICATES. All of the GNMA Certificates (the "GNMA Certificates") will be mortgage-backed certificates issued and serviced by GNMA- or FNMA-approved mortgage servicers. The mortgage loans underlying GNMA Certificates may consist of FHA Loans secured by mortgages on one-to four-family residential properties or multifamily residential properties, loans secured by mortgages on one-to four-family residential properties or multifamily residential properties, mortgage loans which are partially guaranteed by the United States Department of Veteran Affairs (the "VA") and other mortgage loans eligible for inclusion in mortgage pools underlying GNMA Certificates. Unless otherwise specified in the related Supplement, at least 90 percent by original principal amount of the mortgage loans underlying a GNMA Certificate will be mortgage loans having maturities of 20 years or more.

    Each GNMA Certificate provides for the payment by or on behalf of the issuer of the GNMA Certificate to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly scheduled principal and interest payments on each underlying eligible mortgage loan, less servicing and guaranty fees aggregating the excess of the interest on each such mortgage loan over the GNMA Certificate pass-through rate. In addition, each payment to a GNMA Certificateholder will include proportionate pass-through payments to such holder of any prepayments of principal of the mortgage loan underlying the GNMA Certificate, and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such mortgage loan.

    Unless otherwise specified in the related Supplement, the GNMA Certificates included in a Trust Fund may be issued under either or both of the GNMA I program ("GNMA I Certificates") and the GNMA II program ("GNMA II Certificates"). All mortgages underlying a particular GNMA I Certificate must have the same annual interest rate (except for pools of mortgages secured by mobile homes). The annual interest rate on each GNMA I Certificate is one-half percentage point less than the annual interest rate on the mortgage loans included in the pool of mortgages backing such GNMA I Certificate. Mortgages underlying a particular GNMA II Certificate may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing such GNMA II Certificate.

    GNMA will have approved the issuance of each of the GNMA Certificates in accordance with a guaranty agreement between GNMA and the servicer of the mortgage loans underlying such GNMA

Certificate. Pursuant to such agreement, the servicer is required to advance its own funds in order to make timely payments of all amounts due on the GNMA
Certificate, even if the payments received by such servicer on the mortgage loans backing the GNMA Certificate are less than the amounts due on such GNMA Certificate. If a servicer is unable to make payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by such servicer and such servicer fails to notify and request GNMA to make such payment, the registered holder of the GNMA Certificate has recourse only against GNMA to obtain such payment. The registered holder of the GNMA Certificates included in a Pool is entitled to proceed directly against GNMA under the terms of each GNMA Certificate or the guaranty agreement or contract relating to such GNMA Certificate for any amounts that are not paid when due under each GNMA Certificate.

    As described above, the GNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

    FHLMC. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). FHLMC's common stock is owned by the Federal Home Loan Banks, and its preferred stock is owned by the stockholders of such Federal Home Loan
Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional residential mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities. FHLMC is confined to purchasing, so far as practicable, conventional mortgage loans and participation interests therein which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

    FHLMC CERTIFICATES. FHLMC Certificates (the "FHLMC Certificates") represent an undivided interest in a group of mortgage loans purchased by FHLMC. Mortgage loans underlying the FHLMC Certificates included in a Trust Fund will consist of fixed- or adjustable-rate mortgage loans with original terms to maturity of from 10 to 30 years, all of which are secured by first liens on one- to four-family residential properties or properties containing five or more units and designed primarily for residential use.

    FHLMC Certificates are issued and maintained and may be transferred only on the book-entry system of a Federal Reserve Bank and may only be held of record by entities eligible to maintain book-entry accounts at a Federal Reserve Bank. Beneficial owners will hold FHLMC Certificates ordinarily through one or more financial intermediaries. The rights of a beneficial owner of a FHLMC Certificate against FHLMC or a Federal Reserve Bank may be exercised only through the Federal Reserve Bank on whose book-entry system such Certificate is held.

    Under its Cash and Guarantor programs, FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest at the rate provided for by such FHLMC Certificate on the registered holder's pro rata share of the unpaid principal balance outstanding of the related mortgage loans, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate collection of all principal of the related mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not guarantee the timely payment of scheduled principal. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution of principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of ultimate collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following (i) foreclosure sale, (ii) payment of the claim by any mortgage insurer, or (iii) the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its servicing judgment with respect to the mortgages in the same manner as for mortgages that it has purchased but not sold. In lieu of guaranteeing only the ultimate collection of principal payments in the manner described above, FHLMC may, but will not be obligated to, enter into one or more agreements with the Issuer and the Trustee pursuant to which FHLMC will agree to guarantee the timely receipt of scheduled principal payments. If such an agreement is entered into and is applicable to all or any part of the FHLMC Certificates included in a Trust Fund, its existence will be disclosed in the related Prospectus Supplement.

    Under its Gold PC Program, FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest calculated in the same manner as described above, as well as timely installments of scheduled principal calculated on the basis of the weighted average remaining term to maturity of the mortgage loans in the pool underlying the related FHLMC Certificate.

    As described above, the FHLMC Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

    FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States.

    Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the interest rate on the FHLMC Certificate. For FHLMC Pools formed under FHLMC's Guarantor Program having pool numbers beginning with 18-012, the range between the lowest and highest annual interest rates on the mortgage loans does not exceed two percentage points. See "Additional Information" for the availability of further information respecting FHLMC and FHLMC Certificates.

    FNMA. FNMA is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

    FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.

    FNMA CERTIFICATES. FNMA Certificates represent fractional interests in a pool of mortgage loans formed by FNMA.

    FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing scheduled principal and interest at the applicable pass-through rate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. If FNMA were unable to perform such obligations, distributions on FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions to holders of FNMA Certificates. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States.

    As described above, the FNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

THE MORTGAGE LOANS

    GENERAL. The Trust Fund for a Series may consist of Mortgage Loans or participation interests therein. Mortgage Loans comprising the Mortgage Assets and Mortgage Loans in which participation interests are conveyed to the Trustee are both referred to herein as the "Mortgage Loans." If so specified in the related Prospectus Supplement, the Mortgage Loans will have been originated by mortgage lenders which are FNMA- or FHLMC-approved seller/servicers or by their wholly-owned subsidiaries, and, in the case of FHA Loans, approved by HUD as an FHA mortgagee. Some of the Mortgage Loans may have been originated by the Depositor or any of its affiliates. The Mortgage Loans may include Conventional Loans, FHA Loans or VA Loans. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for fixed level payments or may be GPM Loans, GEM Loans, Buy-Down Loans, Bi-Weekly Loans or Mortgage Loans with other payment characteristics as described below and under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein or in the related Prospectus Supplement. ARMs may have a feature which permits the borrower to convert the rate thereon to a long-term fixed rate. The Mortgage Loans may be secured by mortgages or deeds of trust or other similar security instruments creating a first lien on Mortgaged Property. The Mortgage Loans may also include Cooperative Loans evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific

    COOPERATIVE DWELLINGS.   The  Mortgage Loans  may also  include  Condominium
Loans secured by a Mortgage on a Condominium Unit together with such Condominium Unit's appurtenant interest in the common elements.

    The Mortgaged Properties may include Single Family Property (i.e., one-to four-family residential housing, including Condominium Units, and Cooperative Dwellings) or Multifamily Property (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units). The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Multifamily Property may include mixed commercial and residential structures. Each Single Family Property and Multifamily Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least two years greater than the term of the related Mortgage Loan. The fee interest in any leased land will be subject to the lien securing the related Mortgage Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by such tenant-stockholder. See "CERTAIN LEGAL ASPECTS OF LOANS."

    The aggregate principal balance of Mortgage Loans which are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single-Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Mortgage Loan either that the underlying
Mortgaged Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the borrower's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans to the extent specified in the related Prospectus Supplement.

    The characteristics of the Mortgage Loans comprising or underlying the Mortgage Assets for a Series may vary to the extent that credit support is provided in levels satisfactory to the Rating Agency which assigns a rating to a Series of Certificates. Unless otherwise specified in the related Prospectus
Supplement for a Series, the following selection criteria shall apply with respect to the Mortgage Loans comprising the Mortgage Assets:

        (a) no Mortgage Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

        (b) no Mortgage Loan that is a Conventional Loan secured by a Single Family Property may have a Loan-to-Value Ratio in excess of 80%, unless covered by a primary mortgage insurance policy as described herein;

        (c) each Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years;

        (d) no Mortgage Loan may be included which, as of the Cut-off Date, is more than 30 days delinquent as to payment of principal or interest;

        (e) no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney's opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing such Mortgage Loan.

    The Depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, a cooperative and the related borrower on a Cooperative Note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's Cooperative Dwelling or such cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note.

    The initial Loan-to-Value Ratio of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of such loan divided by the fair market value of the mortgaged property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the "Appraised Value"). The fair market value of the Mortgaged Property securing any Mortgage Loan is the lesser of the purchase price paid by the borrower or the Appraised Value of such Mortgaged Property.

    Unless otherwise specified in the related Prospectus Supplement, with respect to Buy-Down Loans, during the period (the "Buy-Down Period") when the borrower is not obligated to pay the full Scheduled Payment otherwise due on such loan, each of the Buy-Down Loans will provide for Scheduled Payments based on a hypothetical reduced interest rate (the "Buy-Down Mortgage Rate") that will not have been more than 3% below the mortgage rate at origination, and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%. The Buy-Down Period will not exceed three years. The maximum amount of the Buy-Down Amounts that may be contributed with respect to a Mortgaged Property having a Loan-to-Value Ratio (i) of 90% or less at origination is limited to 10% of the Appraised Value of the Mortgaged Property, and (ii) in excess of 90% at origination is limited to 6% of the Appraised Value of the Mortgaged Property, unless otherwise indicated in the applicable
Prospectus Supplement. Unless specified otherwise in the related Prospectus Supplement, the maximum amount of Funds ("Buy-Down Amounts") that may be contributed by the Servicer of the related Mortgaged Loan is limited to 6% of the Appraised Value of the Mortgaged Property. This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor. Except as may be otherwise indicated in the related Prospectus Supplement, the borrower under each Buy-Down Loan will have been qualified at a mortgage rate which is not more than 3% per annum below the current mortgage rate at origination. Accordingly, the repayment of a Buy-Down Loan is dependent on the ability of the borrower to make larger Scheduled Payments after the Buy-Down Amounts have been depleted and, for certain Buy-Down Loans, while such Buy-Down Amounts are being depleted.

    Unless otherwise specified in the related Prospectus Supplement, with respect to Multifamily Property, (a) no Mortgage Loan will have been delinquent for more than 30 days within the  12-month period ending with the Cut-off  Date,
(b) no more than two payments will have been 30 days or more delinquent during a three-year period ending on the Cut-off Date, (c) Mortgage Loans with respect to any single borrower will not exceed 5% of the aggregate principal balance of the Loans comprising the Mortgage Assets as of the Cut-off Date, and (d) the debt service coverage ratio with respect to each Mortgage Loan (calculated as described in the related Prospectus Supplement) will not be less than 11:1.

    Unless otherwise specified in the related Prospectus Supplement, the Bi-Weekly Loans will consist of fixed-rate, bi-weekly payment, conventional, fully-amortizing Mortgage Loans payable on every other Friday during the term thereof and secured by first mortgages on one-to four-family residential properties.

    Unless otherwise specified in the related Prospectus Supplement, the ARMs will provide for a fixed initial mortgage rate for either the first six or twelve Scheduled Payments. Thereafter, the Mortgage Rates are subject to periodic adjustment based, subject to the applicable limitations, on changes in the relevant Index described in the applicable Prospectus Supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM, at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the related Prospectus Supplement, any ARM so converted may be subject to repurchase by the Servicer or Master Servicer.

    ARMs have features that are relatively new for the residential lending market in the United States. In particular, adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs provides that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the "Lifetime Mortgage Rate Cap") or below the applicable lifetime minimum mortgage rate (the "Minimum Mortgage Rate"), if any, for such ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the "Maximum Mortgage Rate Adjustment"). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs ("Negatively Amortizing ARMs") instead provide for limitations on changes in the Scheduled Payment on such ARMs to protect borrowers from payment increases due to rising interest rates. Such limitations can result in Scheduled Payments which are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively Amortizing ARM, then the Deferred Interest is added to the principal balance of such ARM causing the negative amortization thereof, and will be repaid through future Scheduled Payments. If specified in the related Prospectus Supplement, Negatively Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The relevant Prospectus Supplement will specify whether the ARMs comprising or underlying the Mortgage Assets are Negatively Amortizing ARMs.

    Unless otherwise specified in the related Prospectus Supplement, the index applicable to any ARMs comprising the Mortgage Assets (the "Index") will be the three-year Treasury Index, the one-year Treasury Index, the Six Month Treasury Index or the Eleventh District Costs of Funds Index. If applicable, the

Prospectus Supplement for each Series will specify the Index to be used with respect to any Mortgage Loans underlying such Series.

    The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Loans as of the Cut-off Date, including, among other things, (a) the aggregate outstanding principal balance of the Mortgage Loans; (b) the weighted average mortgage rate on the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any; (c) the average outstanding principal balance of the Mortgage Loans; (d) the weighted average remaining term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity; (e) the range of Loan-to-Value Ratios of the Mortgage Loans; (f) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Buy-Down Loans, GEM Loans, GPM Loans, Cooperative Loans, Conventional Loans, Bi-Weekly Loans, FHA Loans and VA Loans, (g) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off
Date) that are covered by primary mortgage insurance policies; (h) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans; (i) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans and (j) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings,
investment property  and  vacation  or  second  homes.  The  related  Prospectus
Supplement will also specify any other limitations on the types or characteristics of Mortgage Loans which may comprise or underlie the Mortgage Assets for a Series.

    If information of the nature described above respecting the Mortgage Loans is not known to the Depositor at the time the Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and the final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Certificates.

THE MANUFACTURED HOME LOANS

    The Manufactured Home Loans comprising or underlying the Mortgage Assets for a Series of Certificates will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. Each Manufactured Home Loan will have been originated by a bank or savings institution which is a FNMA- or FHLMC-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

    The Manufactured Home Loans may be Conventional Loans, FHA Loans or VA Loans. Each Manufactured Home Loan will be secured by a Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Loans will be fully amortizing and will bear interest at a fixed interest rate.


    Unless otherwise specified in the related Prospectus Supplement for a Series, the Manufactured Homes securing the Manufactured Home Loans consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this]paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

    Unless otherwise specified in the related Prospectus Supplement for a Series, the following restrictions apply with respect to Manufactured Home Loans comprising or underlying the Mortgage Assets for a Series:

        (a) no Manufactured Home Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

        (b) each Manufactured Home Loan must have an original term to maturity of not less than three years and not more than 25 years;

        (c) no Manufactured Home Loan may be more than 30 days delinquent as to payment of principal or interest as of the Cut-off Date; and

        (d) each Manufactured Home Loan must have, as of the Cut-off Date, a standard hazard insurance policy (which may be a blanket policy) in effect with respect thereto.

    The initial Loan-to-Value Ratio of any Manufactured Home Loan represents the ratio of the principal amount of the Manufactured Home Loan outstanding at the origination of such loan divided by the fair market value of the Manufactured Home, as shown in the appraisal prepared in connection with origination of the Manufactured Home Loan (the "Appraised Value"). The fair market value of the Manufactured Home securing any Manufactured Home Loan is the lesser of the purchase price paid by the borrower or the Appraised Value of such Manufactured Home. With respect to underwriting of Manufactured Home Loans, see "LOAN UNDERWRITING PROCEDURES AND STANDARDS." With respect to servicing of Manufactured Home Loans, see "SERVICING OF LOANS."

    The related Prospectus Supplement for each Series will provide information with respect to the Manufactured Home Loans comprising the Mortgage Assets as of the Cut-off Date, including, among other things, (a) the aggregate outstanding principal balance of the Manufactured Home Loans comprising or underlying the Mortgage Assets; (b) the weighted average interest rate on the Manufactured Home Loans; (c) the average outstanding principal balance of the Manufactured Home Loans; (d) the weighted average remaining scheduled term to maturity of the

Manufactured  Home Loans and the range of remaining scheduled terms to maturity;
(e) the range of Loan-to-Value Ratios of the Manufactured Home Loans; (f) the relative percentages (by principal balance as of the Cut-off Date) of Manufactured Home Loans that were made on new Manufactured Homes and on used Manufactured Homes; (g) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Manufactured Home Loans; and (h) the distribution by state of Manufactured Homes securing the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Manufactured Home Loans which may be included in the Mortgage Assets for a Series.

    If information of the nature specified above respecting the Manufactured Home Loans is not known to the Depositor at the time the Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and the final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Certificates.

COLLECTION ACCOUNT AND CERTIFICATE ACCOUNT

    Unless otherwise specified in the related Prospectus Supplement a separate Collection Account for each Series will be established by the Master Servicer in the name of the Trustee for deposit of all distributions received with respect to the Mortgage Assets for such Series, all Advances, the amount of cash to be initially deposited therein, if any, reinvestment income thereon and certain other amounts required to be deposited therein pursuant to the Pooling and Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement or Pooling and Servicing Agreement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to such Collection Account, and any loss resulting from such investments will be charged to such Collection Account. Such reinvestment income may, however, be payable to the Master Servicer or to a Servicer as additional servicing compensation. See "SERVICING OF LOANS" and "THE POOLING AND SERVICING AGREEMENTS--Investment of Funds." In such a case, such reinvestment income would not be included in calculation of the Available Distribution Amount. See "DESCRIPTION OF THE CERTIFICATES--Distributions on the Certificates."

    Funds on deposit in the Collection Account will be available for deposit into the Certificate Account for certain payments provided for in the Pooling and Servicing Agreement. Unless otherwise specified in the Prospectus Supplement or the Pooling and Servicing Agreement, amounts in the Collection Account constituting reinvestment income which is payable to the Master Servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any Servicing Fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the Trustee for deposit into the Certificate Account.

    A separate Certificate Account will be established by the Trustee or, if so specified in the related Prospectus Supplement, by the Master Servicer, in either case in the name of the Trustee for the benefit of the Certificateholders into which all funds received from the Master Servicer and all required withdrawals from any reserve funds for such Series will be deposited, pending distribution to the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from investments of funds in the Certificate Account will be credited to the Certificate Account and any loss resulting from such investments will be charged to such Certificate Account. Such reinvestment income, may, however, be payable to the Master Servicer as additional servicing compensation. On each Distribution Date, all funds on deposit in the Certificate Account, subject to certain permitted withdrawals by the Trustee as set forth in the Pooling and Servicing Agreement, will be available for remittance to the Certificateholders; provided that, if it is specified in the related Prospectus Supplement that the Certificate Account will be maintained by the Master Servicer in the name of the Trustee, then, prior to each Distribution Date, funds in the Certificate Account will be transferred to a separate account established by and in the name of the Trustee from which the funds on deposit therein will, subject to permitted withdrawals by the Trustee as specified above, be available for remittance to the Certificateholders. See also "THE POOLING AND SERVICING AGREEMENTS--Certificate Account" herein.

OTHER FUNDS OR ACCOUNTS

    A Trust Fund may include certain other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the Trust Fund and accumulating funds pending their distribution. If so specified in the related Prospectus Supplement, certain funds may be established with the Trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the Trust Fund in addition to or in lieu of any such similar funds to be held by the Servicer. See "SERVICING OF LOANS--Payments on Loans; Deposits to Collection Accounts." If Private Mortgage-Backed Securities are backed by GPM Loans and the Asset Value with respect to a Multiple-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established which will be similar to that which would be established if GPM Loans constituted the Mortgage Assets. See "SERVICING OF LOANS--Payments on Loans; Deposits to Collection Accounts" herein. Other similar accounts may be established as specified in the related Prospectus Supplement.

                   LOAN UNDERWRITING PROCEDURES AND STANDARDS

UNDERWRITING STANDARDS

    The Depositor expects that all Loans comprising the Mortgage Assets for a Series will have been originated in accordance with the underwriting procedures and standards described herein, except as otherwise set forth in the related Prospectus Supplement.

    The originator of the Loans (or another entity specified in the related Prospectus Supplement) will make representations and warranties concerning compliance with such underwriting procedures and standards. Additionally, unless otherwise specified in the related Prospectus Supplement, all or a sample of the Loans comprising Mortgage Assets for a Series will be reviewed by or on behalf of the Depositor to determine compliance with such underwriting standards and procedures and compliance with other requirements for inclusion in the Trust Fund.

    Mortgage Loans will have been originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a wholly-owned subsidiary thereof.

Manufactured Home Loans may have been originated by such institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the related Prospectus Supplement for a Series of Certificates, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of FHA and VA, respectively.

    Each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower will have furnished information with respect to its assets, liabilities, income, credit history, employment history and personal information, and an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. If the borrower was self-employed, the borrower will have been required to submit copies of recent tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. With respect to Multifamily Property, information concerning operating income and expenses will have been obtained from the borrower showing operating income and expenses during the preceding three calendar years. Certain considerations may cause an originator of Loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

    The adequacy of the property financed by the related Loan as security for repayment of such Loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the Loan originator or independent appraisers selected in accordance with pre-established guidelines established by the Loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf to personally inspect the property and to verify that it was in good condition and that construction, if new, had been completed. The appraisal will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.


    Based on the data provided, certain verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the Loan and other expenses related to the property (such as property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative) and certain other fixed obligations other than housing expenses. The originating lender's guidelines for Loans secured by Single Family Property generally will specify that Scheduled Payments plus taxes and insurance and all Scheduled Payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective borrower's gross income. These guidelines will generally be applied only to the payments to be made during the first year of the Loan. Except as otherwise specified in the related Prospectus Supplement, with respect to Mortgage Loans that are Conventional Loans, underwriting guidelines used to establish the relevant percentages of gross income will be similar to underwriting guidelines used by FNMA and FHLMC at the time of origination of the Loan, except that the ratio of Scheduled Payments and certain other fixed obligations to monthly gross income may exceed the comparable FNMA or FHLMC limits as specified in the related Prospectus Supplement.

    With respect to FHA Loans and VA Loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each Loan will generally have been applied. With respect to Manufactured Home Loans that are Conventional Loans, the related Prospectus Supplement will specify the required minimum downpayment, the maximum amount of purchase price eligible for financing, the maximum original principal amount that may be financed, and the limitations on ratios of borrower's Scheduled Payment to gross monthly income and monthly income net of other fixed payment obligations. With respect to Multifamily Property, the Loan originator will have made an assessment of the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability. Income derived from the Mortgaged Property constituting investment property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

    Certain types of Loans that may be included in the Mortgage Assets for a Series are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger Scheduled Payments in subsequent years. ARMs may involve similar assessments.

    To the extent specified in the related Prospectus Supplement, the Depositor may purchase Loans (or participation interests therein) for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described herein. For instance, Loans may be underwritten under a "limited documentation program," if specified in the Prospectus Supplement. With respect to such Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and such Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property and Loan-to-Value Ratio on origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related Prospectus Supplement, the originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be applied.

    In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The related Prospectus Supplement will specify the underwriting standards applicable to such Mortgage Loans.

    The underwriting standards applied by the Loan originator require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. Certain states where the Mortgaged Properties may be located have "antideficiency" laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See "CERTAIN LEGAL ASPECTS OF LOANS" herein.

LOSS EXPERIENCE

    The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, there can be no assurance that the past pattern of appreciation in value of the real property securing such Loans will continue. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of such Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing such Loans become equal to or greater than the value of such Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rates with respect to Cooperative Loans, could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See "CERTAIN LEGAL ASPECTS OF LOANS" herein.


    No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced high vacancy rates.

    To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Mortgage Assets for a Series of Certificates are not covered by the methods of credit support or the insurance policies described herein or in the related Prospectus Supplement, such losses will be borne by Holders of the Certificates of such Series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Mortgage Assets, thus reducing average weighted life and affecting yield to maturity. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

REPRESENTATIONS AND WARRANTIES

    Unless otherwise specified in the related Prospectus Supplement or in the Pooling and Servicing Agreement, the Master Servicer will represent and warrant to the Depositor and the Trustee with respect to the Mortgage Loans comprising the Mortgage Assets in a Trust Fund, upon delivery of the Mortgage Loans to the Trustee hereunder, among other things, that based upon representations of the originator of the Loans: (i) to the best of its knowledge the information set forth in the Final Mortgage Loan Schedule is complete, true and correct as of the Cut-off Date; (ii) it had good and marketable title to the Mortgage Note and the Mortgage and it was the sole owner of each of the Mortgage Loans free and clear of any and all liens, claims, pledges, participation interests, equities, charges or security interests of any nature and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same; (iii) each Mortgage evidences a valid subsisting and enforceable first lien on the property therein described, and such Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the related Mortgage, except for Liens for real estate taxes and special assessments not yet due and payable and, covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally, or which are specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and either which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; (iv) the terms of Mortgage Note and the Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of Certificateholders and which has been delivered to the Trustee and the substance of which has been approved by the primary mortgage guaranty insurer, if any; (v) no instrument of release or waiver has been executed in connection with the Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee; (vi) to the best of the Master Servicer's knowledge, there are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing with respect to the Mortgage have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Master Servicer, and to the best of its knowledge, the Servicer, has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest; (vii) to the best of the Master Servicer's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and as of the Closing Date such property to the best of the Master Servicer's knowledge, is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to materially, adversely affect the value of the Mortgaged Property as security for the Mortgage Loan; (viii) to the best of the Master Servicer's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and, to the best of the Master Servicer's knowledge, no rights are outstanding that under law could give rise to such lien) affecting the Mortgaged Property which are, or may be, liens prior or equal to, or coordinate with, the lien of the Mortgage; (ix) to the best of the Master Servicer's knowledge, all of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property or are insured against, and no improvements on adjoining properties encroach upon the Mortgaged Property; (x) the Master Servicer has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing which would cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially and adversely affect the value or marketability of the Mortgage Loan; (xi) to the best of the Master Servicer's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law; (xii) to the best of the Master Servicer's knowledge, no person other than the Master Servicer has any interest in any Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise; (xiii) all payments required to be made up to the Cut-off Date for each Mortgage Loan under the terms of the related Mortgage Note have been made. No payment required under any Mortgage Loan is delinquent more than 30 days or has been delinquent more than 30 days more than once during the twelve-month period immediately preceding the Cut-off Date; (xiv) the Mortgage file contains each of the documents and instruments specified to be included therein duly executed and in due and proper form, enforceable in accordance with their terms. The Mortgage Note and the Mortgage are on forms substantially similar to forms acceptable to the Depositor. Each appraisal is on a form acceptable to FNMA or FHLMC with such riders as are acceptable to FNMA and FHLMC, as the case may be; (xv) the Mortgage Note and the related Mortgage are genuine, and, to the best of the Master Servicer's knowledge, each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, such enforceability being subject to bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally, and to general principles of equity. To the best of the Master Servicer's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;
(xvi) any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects, and the Master Servicer shall maintain in its possession, available for each Certificateholder's inspection, evidence of compliance in accordance with its generally accepted business practices; (xvii) the proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, or closing or recording the Mortgage Loans were paid; (xviii) each Mortgage Loan is covered by an ALTA or CLTA mortgage title insurance policy with an adjustable rate mortgage endorsement and an extended coverage endorsement, if applicable, such endorsements substantially in the form of ALTA Form 6.0, 6.1 or 6.2 and CLTA Form 100 or another California equivalent of such ALTA Forms, respectively, or such other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by and the valid and binding obligation of a title insurer acceptable to FNMA or FHLMC and, at the time of issuance thereof, qualified to do business in the jurisdiction where the property subject to the Mortgage is located, insuring the Master Servicer or the originating mortgagee, and successor owners of indebtedness secured by the insured Mortgage, as to the first priority lien of the Mortgage in an amount at least equal to 125% of the original principal amount of the Mortgage Loan. The Master Servicer is the sole insured of such mortgage title insurance policy, the assignment to the Trust Fund of such mortgage title insurance policy does not require the consent of or notification to the insurer, such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of Certificateholders upon the consummation of the transactions contemplated by the Pooling and Servicing Agreement. To the best of the Master Servicer's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Master Servicer, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy; (xix) all improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of the related Pooling and Servicing Agreement. All individual insurance policies (collectively, the "hazard insurance policy") contain a standard mortgagee clause naming the Master Servicer or the original mortgagee and, its successors in interest, as mortgagee and the Master Servicer has received no notice that any premiums due and payable thereon have not been paid. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor; (xx) to the best of the Master Servicer's knowledge, there is no material default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event of acceleration; and the Master Servicer has not waived any such default, breach, violation or event of acceleration; (xxi) the Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and, to the best of the Master Servicer's knowledge, no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; (xxii) the Mortgage Loan was originated by the Master Servicer or by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of HUD or subsequently acquired by the Master Servicer from such originator; (xxiii) the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold to a Mortgagor who does not meet the credit standards of the Master Servicer, such enforceability being subject to bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally, and to general principles of equity; (xxiv) the related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage; (xxv) the related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (y) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (z) otherwise by judicial foreclosure. The Master Servicer has no knowledge of any homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;
(xxvi) with respect to  each Mortgage constituting a  deed of trust, a  trustee,

duly qualified if required under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor; (xxvii) the Mortgage Loan files contain an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, approved by the mortgage originator, who to the best of the Master Servicer's knowledge, had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan. The appraisal is in a form acceptable to FNMA and FHLMC and meets the requirements of the Office of Thrift Supervision or its predecessor as they existed at the time of origination; and (xxviii) any other representations and warranties respecting the Mortgage Loans specified in the related Prospectus Supplement or the related Pooling and Servicing Agreement.

    If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative or Condominium Association itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the Condominium Association is responsible for maintaining standard hazard insurance, insuring the entire Condominium Building (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium do not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See "SERVICING OF LOANS--Maintenance of Insurance Policies and Other Servicing Procedures" herein. With respect to a Cooperative Loan, the Depositor will represent and warrant based, in part, upon representations and warranties of the originator of such Cooperative Loan that (i) the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and
(ii) the related Cooperative Dwelling is free of material damage and in good repair.

    Unless otherwise specified in the related Prospectus Supplement, with respect to each Manufactured Home Loan, the Depositor based upon representations and warranties of the originator of such Manufactured Home Loan will represent and warrant, among other things that (i) immediately prior to the transfer and assignment of the Manufactured Home Loans to the Trustee, the Depositor had good title to, and was the sole owner of, each Manufactured Home Loan; (ii) as of the date of such transfer and assignment, the Manufactured Home Loans are subject to no offsets, defenses or counterclaims; (iii) each Manufactured Home Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws; (iv) as of the date of such transfer and assignment, each Manufactured Home Loan constitutes a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair; (v) as of the date of such representation and warranty, no

Manufactured Home Loan is more than 30 days delinquent and there are no delinquent tax or assessment liens against the related Manufactured Home; and
(vi) with respect to each Manufactured Home Loan, any required hazard insurance policy was effective at the origination of each Manufactured Home Loan and remained in effect on the date of the transfer and assignment of the Manufactured Home Loan from the Depositor and that all premiums due on such insurance have been paid in full.

    Upon the discovery of the breach of any representation or warranty made by the Master Servicer in respect of a Loan that adversely affects the payments of principal and interest on the Loan or otherwise adversely and materially affects the value of such Loan, the Master Servicer will be obligated to cure such breach in all material respects, repurchase such Loan from the Trustee, or deliver a Qualified Substitute Mortgage Loan as described below under "THE POOLING AND SERVICING AGREEMENTS--Assignment of Mortgage Assets." See "SPECIAL CONSIDERATIONS--Limited Obligations and Assets of the Depositor." The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the Trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of such Loan. If so specified in the related Prospectus Supplement, the Master Servicer may be obligated to enforce such obligations rather than the Trustee or PMBS Trustee.

                               SERVICING OF LOANS

GENERAL

    Customary servicing functions with respect to Loans constituting the Mortgage Assets in the Trust Fund will be provided by the Master Servicer directly or through one or more servicers (the "Servicers") subject to supervision by the Master Servicer. If the Master Servicer is not directly servicing the Loans, then the Master Servicer will (i) administer and supervise the performance by the Servicers of their servicing responsibilities under their servicing agreements ("Servicing Agreements") with the Master Servicer, (ii) maintain any standard or special hazard insurance policy, primary mortgage insurance bankruptcy bond or pool insurance policy required for the related Loans and (iii) advance funds as described below under "Advances." If the Master Servicer services the Loans through Servicers as its agents, the Master Servicer will be ultimately responsible for the performance of all servicing activities, including those performed by the Servicers, notwithstanding its delegation of certain responsibilities to such Servicer.

    The Master Servicer will be a party to the Pooling and Servicing Agreement for any Series for which Loans comprise the Mortgage Assets and may be a party to a Participation Agreement executed with respect to any Participation Certificates which constitute the Mortgage Assets. The Master Servicer may be an affiliate of the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and each Servicer will be required to be a FNMA- or FHLMC-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.

    The  Master Servicer will be paid a Servicing Fee for the performance of its services and duties under each Pooling and Servicing Agreement as specified in the related Prospectus Supplement. Each Servicer, if any, will be entitled to receive a portion of the Servicing Fee. In addition, the Master Servicer or Servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a Servicer is terminated by the Master Servicer, the servicing function of the Servicer will be either transferred to a substitute Servicer or performed by the Master Servicer. The Master Servicer will be entitled to retain the portion of the Servicing Fee paid to the Servicer under a terminated Servicing Agreement if the Master Servicer elects to perform such servicing functions itself.

    The Master Servicer, at its election, may pay itself the Servicing Fee for a Series with respect to each Mortgage Loan either by (a) withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of such payment in the Collection Account for such Series, (b) withdrawing the Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account, or (c) requesting that the Trustee pay the Servicing Fee out of amounts in the Certificate Account.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

    The Master Servicer will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the Pooling and Servicing Agreement for a Series and any applicable insurance policies and other credit supports, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan.

    Unless otherwise specified in the related Prospectus Supplement, the Master Servicer, to the extent permitted by law, will establish and maintain escrow accounts ("Escrow Accounts") in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. Mortgage Loans and Manufactured Home Loans may not require such payments under the loan related documents, in which case the Master Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Master Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such account when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

    Unless  otherwise  indicated  in  the  related  Prospectus  Supplement,  the

Collection Account will be a non-interest bearing account maintained (i) at a depository institution or trust company, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories by each Rating Agency rating the Certificates of such Series or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each Rating Agency, or (iii) in which such accounts are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured that, as evidenced by an opinion of counsel delivered to the Trustee, the Certificateholders have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company with which such account is maintained, so long as such account shall not adversely affect the rating on the Certificates or (iv) any other account acceptable to each Rating Agency rating the Certificates of the related Series.

    If so specified in the related Prospectus Supplement, the Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the Trustee, in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

    The Master Servicer will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Master Servicer on or before the related Cut-off Date, and thereafter, after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before such Cut-off Date):

        (i) All payments on account of principal, including prepayments, on such Loans net of any portion of such payments that represent recoveries of nonrecoverable Advances;

        (ii) All payments on account of interest on such Loans net of any portion thereof retained by the related Servicer (including the Master Servicer), if any, as servicing compensation on the Loans in accordance with the related Pooling and Servicing Agreement;

       (iii) All Insurance Proceeds and all amounts received by the Master Servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with such Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures, net of expenses incurred by the Master Servicer (or the related Servicer) in connection with the liquidation of any defaulted Mortgage Loan and not recovered under a primary mortgage insurance policy ("Liquidation

    Expenses"); unpaid servicing compensation and nonrecoverable Advances in accordance with the related Pooling and Servicing Agreement;

        (iv) All proceeds received of any Loans pursuant to the related Pooling and Servicing Agreement;

        (v) All amounts required to be deposited therein in connection with any losses on Eligible Investments pursuant to the related Pooling and Servicing Agreement;

        (vi) All Advances for such Series made by the Master Servicer or a Servicer pursuant to the related Pooling and Servicing Agreement; and

       (vii) All other amounts required to be deposited therein pursuant to the related Pooling and Servicing Agreement.

    Unless otherwise specified in the related Prospectus Supplement, the Master Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

        (i) to reimburse itself for Advances for such Series made by it pursuant to the related Pooling and Servicing Agreement; the Master Servicer's right to reimburse itself being limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

        (ii) to reimburse itself for any Advances for such Series that the Master Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

       (iii) to reimburse itself from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after such reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Pass-Through Rate to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid servicing compensation with respect to the related Mortgage Loan and to pay any unpaid servicing compensation to the Servicer;

        (iv) to pay to itself as servicing compensation that portion of any payment as to interest that equals the Servicing Fee with respect to such Mortgage Loan for the period with respect to which such interest payment was made, and, as additional servicing compensation, earnings on or investment income with respect to funds credited to the Collection Account;

        (v)  to reimburse itself from  Insurance Proceeds for insurance expenses and to pay any unpaid servicing compensation to itself, such payment of servicing compensation to be made in accordance with the related Pooling and Servicing Agreement and being limited to the amount, if any, by which the aggregate of Liquidation Proceeds and Insurance Proceeds received in connection with the liquidation of a defaulted Mortgage Loan is, after the deduction of insurance expenses, and servicing compensation payable to the Servicer of such Mortgage Loan, if any, in excess of the outstanding principal balance of such Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Pass-Through Rate;

        (vi) to pay to itself, a Servicer or the Depositor, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related outstanding principal balance of such repurchased Mortgage Loan;

       (vii) to reimburse itself or the Depositor for expenses incurred by and reimbursable to it or the Depositor with respect to indemnification;

      (viii) to make payments to certain Certificateholders in the manner specified in the Pooling and Servicing Agreement;

        (ix) to withdraw any amount deposited in the Collection Account and not required to be deposited therein; and

        (x) to clear and terminate the Collection Account pursuant to the related Pooling and Servicing Agreement.

SERVICING ACCOUNTS

    In those cases where a Servicer is servicing a Mortgage Loan, the Servicer will establish and maintain an account (a "Servicing Account") that will comply with the standards set forth above, and which is otherwise acceptable to the Master Servicer. The Servicer is required to deposit into the Servicing Account all proceeds of Mortgage Loans received by the Servicer, subject to withdrawal to the extent permitted by the applicable servicing agreement. On the date specified in the related Prospectus Supplement, the Servicer will remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan consisting of an amount equal to the sum of (i) all amounts received by the Servicer with respect to the Mortgage Loans serviced by it as of the Servicer Remittance Date, except (a) any monthly payment prepaid for a Due Date subsequent to the month in which the Servicer Remittance Date occurs, (b) any amounts received by such Servicer with respect to such Mortgage Loans that constitute a late recovery with respect to an advance previously made by such Servicer with respect to such Mortgage Loans, and (c) any Retained Interest payable to such Servicer under the terms of such servicing agreement; (ii) all partial principal Prepayments received in the calendar month prior to the month of the Servicer Remittance Date or applied as of the Due Date in the month of the Servicer Remittance Date; (iii) all principal Prepayments in full received in the calendar month prior to the month of the Servicer Remittance Date, in each case together with interest received thereon through the date of prepayment at the applicable Mortgage Rate (net of the related servicing compensation and any Retained Interest payable to such Servicer under the terms of such servicing agreement) whether or not received from the Mortgagor; and (iv) all Insurance Proceeds and Liquidation Proceeds (net of Liquidation Expenses) received in the calendar month prior to the month of the Servicer Remittance Date. The Servicer may deduct from each remittance, as provided above, an amount equal to the servicing fee to which it is then entitled pursuant to the applicable servicing agreement, to the extent not previously paid to or retained by it. The Servicer may, to the extent described in the related Prospectus Supplement, be required to advance any monthly installment of principal and interest that was not received, less its servicing fee, by the date specified in the related Prospectus Supplement.

BUY-DOWN LOANS, GPM LOANS AND OTHER SUBSIDIZED LOANS

    With respect to each Buy-Down Loan, if any, included in a Trust Fund the Master Servicer will deposit all Buy-Down Amounts in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (the "Buy-Down Fund"). The amount of such deposit, together with investment earnings thereon at the rate specified in the related Prospectus Supplement, will provide sufficient funds to support the payments on such Buy-Down Loan on a level debt service basis. The Master Servicer will not be obligated to add to the Buy-Down Account should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the Certificateholders may be affected. Unless otherwise provided in the related Prospectus Supplement, a Buy-Down Fund will not be included in or deemed to be a part of the Trust Fund.

    The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the Master Servicer will deposit the subsidy funds in a custodial account (which may be interest bearing) complying with the requirements set forth above for the Collection Account set forth above (a "Subsidy Fund"). Unless otherwise specified in the related Prospectus Supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of such Loan. Neither the Master Servicer, any Servicer nor the Depositor will be obligated to add to such Subsidy Fund any of its own funds. Unless otherwise provided in the related Prospectus Supplement, such Subsidy Fund will not be included in or deemed to be a part of the Trust Fund.

    If the Depositor values any GPM Loans deposited into the Trust Fund for a Multiple Class Series on the basis of such GPM Loan's scheduled maximum principal balance, the Master Servicer will, if and to the extent provided in the related Prospectus Supplement, deposit in a custodial account (which may be interest bearing) (the "GPM Fund") complying with the requirements set forth above for the Collection Account an amount which, together with reinvestment income thereon at the rate set forth in the related Prospectus Supplement, will be sufficient to cover the amount by which payments of principal and interest on such GPM Loans assumed in calculating payments due on the Certificates of such Multiple Class Series exceed the scheduled payments on such GPM Loans. The Trustee will withdraw amounts from the GPM Fund for a Series upon a prepayment of such GPM Loan as necessary and apply such amounts to the payment of principal and interest on the Certificates of such Series. Neither the Depositor, the Master Servicer nor any Servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the Certificateholders may be affected. Unless otherwise specified in the related Prospectus Supplement, such GPM Fund will not be included in or deemed to be part of the Trust Fund.

    With respect to any other type of Loan which provides for payments other than on the basis of level payments, an account may be established as described in the related Prospectus Supplement on terms similar to those relating to the Buy-Down Fund, Subsidiary Fund or the GPM Fund.

ADVANCES AND LIMITATIONS THEREON

    GENERAL. The related Prospectus Supplement will describe the circumstances under which the Master Servicer or Servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the related Prospectus Supplement, neither the Master Servicer nor any Servicer will be obligated to make Advances, and such obligation may be limited in amount, may be limited to advances received from the Servicers, if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the Master Servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to such obligation as described in the related Prospectus Supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer or the Master Servicer, as the case may be, out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance polices or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance polices or Liquidation Proceeds from the related Loan, the Servicer or Master Servicer will be entitled to reimbursement from other funds in the Certificate Account, Collection Account or Servicing Account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the related Prospectus Supplement.

    ADVANCES IN CONNECTION WITH PREPAID LOANS. In addition when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the principal amount prepaid only to the date of such prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Certificateholders of a Series will not be adversely affected by any resulting shortfall in interest, the Master Servicer may be obligated to advance moneys from its own funds to the extent necessary to include in its remittance to the Trustee for deposit into the Certificate Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Pass-Through Rate). Any such principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Pass-Through Rate (to the extent of such adjustment or advance), will be distributed to Certificateholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount which the Master Servicer is obligated to advance, as applicable, a shortfall may occur as a result of a prepayment in full. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

    STANDARD HAZARD INSURANCE; FLOOD INSURANCE. Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to maintain or to cause the borrower on each Loan to maintain or will use its best reasonable efforts to cause each Servicer of a Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE" herein. Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding principal balance of the related Loan. The Master Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the Master Servicer will cause to be maintained or use its best reasonable efforts to cause the Servicer to maintain with respect to such property flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the related Prospectus Supplement.

    Any amounts collected by the Master Servicer or the Servicer, as the case may be, under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the Master Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

    The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support. Similarly, the Depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium
Unit), and the owner(s) of an individual Condominium Unit do not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing such Condominium Loan to the extent not covered by other credit support.

    SPECIAL HAZARD INSURANCE POLICY. If, and to the extent specified in the related Prospectus Supplement, the Master Servicer will maintain a special hazard insurance policy, in the amount set forth in the related Prospectus Supplement, in full force and effect with respect to the Loans. Unless otherwise specified in the related Prospectus Supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The Master Servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage which is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the Master Servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the Master Servicer (or a Servicer) for related amounts owed to it). Certain characteristics of the special hazard insurance policy are described under "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE-- Hazard Insurance on the Loans."

    PRIMARY MORTGAGE INSURANCE. To the extent described in the related Prospectus Supplement, the Master Servicer will be required to use its best reasonable efforts to keep, or to cause each Servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which such coverage is required for as long as the related mortgagor is obligated to maintain such primary mortgage insurance under the terms of the related Loan. The Master Servicer will not cancel or refuse to renew any such primary mortgage insurance policy in effect at the date of the initial issuance of the Certificates that is required to be kept in force unless a replacement primary mortgage insurance policy for such cancelled or nonrenewed policy is maintained with a Qualified Insurer.

    Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the related Prospectus Supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the Master Servicer will be required to maintain such insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE--Mortgage Insurance on the Loans."

    FHA INSURANCE AND VA GUARANTEES. To the extent specified in the related Prospectus Supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance and guarantees in full force and effect. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE--Mortgage Insurance on the Loans."

    POOL INSURANCE POLICY. If so specified in the related Prospectus Supplement, the Master Servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The Master Servicer will be obligated to pay the premiums for such pool insurance policy on a timely basis.

    The Prospectus Supplement will identify the pool insurer for the related Series of Certificates. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by FHLMC or FNMA or because its claims-paying ability is no longer rated in the category required by the related Prospectus Supplement, the Master Servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the Master Servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the Master Servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the Master Servicer or any related unreimbursed Advances or unpaid Servicing Fee). Certain characteristics of the pool insurance policy are described under "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE--Mortgage Insurance on the Loans."

    BANKRUPTCY BOND. If so specified in the related Prospectus Supplement, the Master Servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims. If so specified in the Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the Master Servicer at any time, provided that such cancellation or reduction does not adversely affect the then current rating of the related Series of Certificates. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE--Bankruptcy Bond" herein.

PRESENTATION OF CLAIMS; REALIZATION UPON DEFAULTED LOANS

    The Master Servicer, on behalf of the Trustee and the Certificateholders, will be required to present or cause to be presented, claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

    The Master Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing such of the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines: (i) that such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Master Servicer shall not liquidate any collateral acquired through foreclosure later than one year after the acquisition of such collateral. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund will have no ability to do so and neither the Master Servicer nor any Servicer will be required to do so.

    Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the Master Servicer nor any Servicer will be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by such Servicer or the Master Servicer and (ii) that such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

    As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "CERTAIN LEGAL ASPECTS OF LOANS--Foreclosure on Shares of Cooperatives" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

    With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of such property will be less than anticipated when such Loan was originated. To the extent that equity does not cushion the loss in market value and such loss is not covered by other credit support, a loss may be experienced by the related Trust Fund. With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than a new Manufactured Home. To the extent equity does not cushion the loss in market value, and such loss is not covered by other credit support, a loss may be experienced by the Trust Fund.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

    Unless otherwise specified in the related Prospectus Supplement for a Series, when any Mortgaged Property is about to be conveyed by the borrower, the Master Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise the Trustee's right to accelerate the maturity of such Loan under the applicable "due-on-sale" clause, if any, unless the Master Servicer reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. If such conditions are not met or the Master Servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the Master Servicer is authorized to accept from or enter into an assumption agreement, on behalf of the Trustee, with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original borrower is released from liability and such person is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Master Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption except that, if the terms of the Loan so permit, and subject to certain other conditions, the interest rate may be increased (but not decreased) to a prevailing market rate. Unless otherwise specified in the related Prospectus Supplement, Certificateholders would not benefit from any such increase.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    Except as otherwise provided in the related Prospectus Supplement, the Master Servicer or any Servicer will be entitled to a servicing fee in an amount to be determined as specified in the related Prospectus Supplement. The servicing fee may be fixed or variable, as specified in the related Prospectus Supplement. The Master Servicer or any Servicer will be entitled to servicing compensation, unless otherwise specified in the related Prospectus Supplement, in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans.

    Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay the fees of the Servicers, if any, and certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, payment of expenses incurred in enforcing the obligations of Servicers and in preparation of reports to Certificateholders. Certain of these expenses may be reimbursable pursuant to the terms of the Pooling and Servicing Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of Servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

    The Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Trust Fund will suffer no loss by reason of such expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Trust Fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Master Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Certificateholders. In addition, the Master Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Certificateholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The Master Servicer is also entitled to reimbursement from the Collection Account and the Certificate Account for Advances.

    When a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Certificateholders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced, to the extent necessary to include in the Master Servicer's remittance to the Trustee for deposit into the Certificate Account, an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Pass-Through
Rate). Any such principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Pass-Through Rate (to the extent of such adjustment or advance), will be distributed to Certificateholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of Servicing Fee, a shortfall to Certificateholders may occur as a result of a prepayment in full. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

    The rights of the Master Servicer to receive funds from the Collection Account or the Certificate Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Certificateholders of such Series.

EVIDENCE AS TO COMPLIANCE

    The Pooling and Servicing Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with the Pooling and Servicing Agreement except for
(i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

    The Pooling and Servicing Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual Statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

    The Master Servicer for each Series will be identified in the related Prospectus Supplement. The Master Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

    Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except upon its determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing

Agreement.

    In the  event  of  an Event  of  Default  under the  Pooling  and  Servicing
Agreement, the Master Servicer may be replaced by the Trustee or a successor Master Servicer. See "THE POOLING AND SERVICING AGREEMENTS--Rights upon Events of Default" herein.

    Unless otherwise provided in the Prospectus Supplement, the Master Servicer has the right, with the consent of the Trustee, which consent shall not be unreasonably withheld, to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement for each Series; provided that the purchaser or transferee accepting such assignment or delegation (i) is qualified to service mortgage loans for FNMA or FHLMC, (ii) has a net worth of not less than $15,000,000, (iii) will not cause any Rating Agency rating the Certificates of such Series to qualify, downgrade or withdraw its rating in effect immediately prior to such assignment, sale or transfer as a result of such assignment, sale or transfer; and (iv) executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and performed or observed by the Master Servicer under the Pooling and Servicing Agreement from and after the date of such agreement. To the extent that the Master Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above. However, in such instance the assigning Master Servicer will remain liable for the servicing obligations under the Pooling and Servicing Agreement. Any entity into which the Master Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Master
Servicer's obligations under the related Pooling and Servicing Agreement, provided that such successor or surviving entity meets the requirements for a successor Master Servicer set forth above.

    Each Pooling and Servicing Agreement will also provide that neither the Master Servicer, nor any director, officer, employee or agent of the Master Servicer, will be under any liability to the related Trust Fund or the
Certificateholders for any action taken or for failing to take any action in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of warranty or representations made under the Pooling and Servicing Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the Pooling and Servicing Agreement or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Pooling and Servicing Agreement will further provide that the Master Servicer and any director, officer, employee or agent of the Master Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement provides that the Master Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement which, in its opinion, may involve it in any expense or liability. The Master Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the Trust Fund and the Master Servicer will be entitled to be reimbursed therefor out of the Collection Account (or the Certificate Account, if applicable).

                                 CREDIT SUPPORT

GENERAL

    For any Series, credit support may be provided with respect to one or more Classes thereof or the related Mortgage Assets. Credit support may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, use of a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy, certificate guarantee insurance, the use of cross-support features or another method of credit support described in the related

Prospectus Supplement, or any combination of the foregoing, in any case, in such amounts and having such terms and conditions as are acceptable to each Rating Agency which assigns a rating to the Certificates of the related Series.

    Unless otherwise specified in the related Prospectus Supplement for a Series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon at the Pass-Through Rate or Certificate Rate, as applicable. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, Certificateholders will bear their allocable share of deficiencies. See "THE POOLING AND SERVICING AGREEMENTS--Deficiency Event." If credit support is provided with respect to a Series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the amount payable under such credit support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions under which the amount payable under such credit support may be reduced and under which such credit support may be terminated or replaced and
(d) the material provisions of any agreement relating to such credit support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party credit support, including (a) a brief description of its principal business activities, (b) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (c) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (d) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.


SUBORDINATE CERTIFICATES; SUBORDINATION RESERVE FUND

    If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the Subordinate Certificateholders to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the Senior Certificateholders to the extent of the then applicable Subordinated Amount as defined in the related Prospectus Supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate Certificateholders are paid to the Senior Certificateholders (including amounts withdrawn from the Subordination Reserve Fund, if any, and paid to the Senior Certificateholders), and will (unless otherwise specified in the related Prospectus Supplement) increase whenever there is distributed to the Subordinate Certificateholders amounts in respect of which subordination payments have previously been paid to the Senior Certificateholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

    A Series may include a Class or Subordinate Certificates entitled to receive cash flows remaining after distributions made to all other Classes. Such right will effectively be subordinate to the rights of other Certificateholders, but will not be limited to the Subordinated Amount. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

    With respect to any Series which includes one or more Classes of Subordinate Certificates, a Subordination Reserve Fund may be established if so specified in the related Prospectus Supplement. The Subordination Reserve Fund, if any, will be funded with cash, a letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to Holders of Subordinate Certificates, or both, as specified in the related Prospectus Supplement. The Subordination Reserve Fund will not be a part of the Trust Fund, unless otherwise specified in the related Prospectus Supplement. If the Subordination Reserve Fund is not a part of the Trust Fund, the Trustee will have a security interest therein on behalf of the Senior Certificateholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Certificates under the circumstances set forth in the related Prospectus Supplement.

    Moneys deposited in any Subordination Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the Subordination Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Subordination Reserve Fund. Amounts in any Subordination Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the Subordinate Certificateholders under the conditions and to the extent specified in the related Prospectus Supplement. Additional information concerning any Subordination Reserve Fund will be set forth in the related Prospectus Supplement, including the amount of any initial deposit to such Subordination Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordination Reserve Fund may be applied to make distributions to Senior Certificateholders and the employment of reinvestment earnings on amounts in the Subordination Reserve Fund, if any.

CROSS-SUPPORT FEATURES

    If the Mortgage Assets for a Series are divided into separate Asset Groups, the beneficial ownership of which is evidenced by a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates evidencing the beneficial ownership of one Asset Group prior to distributions on Subordinate Certificates evidencing the beneficial ownership interest in another Asset Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

INSURANCE

    Credit support with respect to a Series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each such insurance policy, with respect to all Loans comprising or underlying the Mortgage Assets for a Series, or such of the Loans as have certain characteristics. Such insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the related Prospectus Supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the organization of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE." Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Mortgage Assets for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

LETTER OF CREDIT

    The letter of credit, if any, with respect to a Series of Certificates will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more Classes of Certificates (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each

Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See "DESCRIPTION OF THE CERTIFICATES--Optional Termination" and "THE POOLING AND SERVICING AGREEMENTS--Termination." A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

CERTIFICATE GUARANTEE INSURANCE

    Certificate Guarantee Insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such Certificate Guarantee Insurance will guarantee, with respect to one or more Classes of Certificates of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Certificate Guarantee Insurance will also guarantee against any payment made to a Certificateholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related Series.

RESERVE FUNDS

    One or more Reserve Funds may be established with respect to a Series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

    Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by each Rating Agency rating such Series, or to reduce the likelihood of Special Distributions with respect to any Multiple-Class Series. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency which assigns a rating to the Certificates, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in such Reserve Fund in excess of any required reserve fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

    Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to the Master Servicer or a Servicer as additional servicing compensation. See "SERVICING OF LOANS" and "THE POOLING AND SERVICING AGREEMENTS--Investment of Funds." The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

    Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

                  DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

    The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete.

MORTGAGE INSURANCE ON THE LOANS

    GENERAL. Unless otherwise specified in the related Prospectus Supplement, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage on the amount of each such Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of such Mortgage Loan is reduced to 80% of such original Appraised Value. In addition, each Mortgage Loan that is a Conventional Loan secured by a vacation or second home and which had a Loan-to-Value Ratio of more than 70% at origination will be covered by a primary mortgage insurance policy until the principal balance of such Mortgage Loan is reduced to below 70% of Appraised Value.

    A pool insurance policy will be obtained if so specified in the related Prospectus Supplement to cover any loss (subject to limitations described herein) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy, FHA Insurance or VA Guarantee. See "Pool Insurance Policy" below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF LOANS" herein. Such losses will be covered to the extent described in the related Prospectus Supplement by the bankruptcy bond or other credit support, if any.

    To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent such losses are not covered by the pool insurance policy or other credit support for such Series, such losses, if any, would affect payments to Certificateholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "Hazard Insurance on the Loans" below. Certain hazard risks will not be insured and the occurrence of such hazards could adversely affect payments to the Certificateholders.

    PRIMARY MORTGAGE INSURANCE. Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (herein referred to as the "Insured Loss") will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less
(i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the mortgage insurer, (iv) claim payments previously made by the mortgage insurer and (v) unpaid premiums.

    Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (d) the related Servicer not being approved as a servicer by the mortgage insurer.

    Primary   mortgage   insurance   policies   generally   contain   provisions

substantially as follows: (i) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys" fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (ii) when a claim is presented, the mortgage insurer will have the option of (a) paying the claim in full and taking title to the property and arranging for the sale thereof or (b) paying the insured percentage of the claim and allowing the insured to retain title to the property; (iii) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and merchantable title to the property; and (iv) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

    As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted,
(3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in such primary mortgage insurance policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted; and (iii) tender to the mortgage insurer good and merchantable title to and possession of the Mortgaged Property.

    Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that: (a) no change may be made in the terms of such Mortgage Loan without the consent of the mortgage insurer;
(b) written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under such Mortgage Loan or that any proceedings affecting the borrower's interest in the Mortgaged Property securing such Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any such Mortgage Loan until such Mortgage Loan is brought current, such proceedings are terminated or a claim is filed; (c) the mortgage insurer will have the right to purchase such Mortgage Loan, at any time subsequent to the 10 days' notice described in (b) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to such Mortgage Loan and any due and unpaid premium with respect to such policy; (d) the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and merchantable title to and possession of the Mortgaged Property; (e) the insured must notify the mortgage insurer of the institution of such proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified in

(c) above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid such amount unless the mortgage insurer specifies a lower or higher amount; and (f) the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

    The mortgage insurer will be required to pay to the insured either: (i) the insured percentage of the loss; or (ii) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or (b) an approved sale. Any rents or other payments collected or received by the insured which are derived from or are in any way related to the Mortgaged Property will be deducted from any claim payment.

    FHA  INSURANCE AND VA GUARANTEES.   The FHA is responsible for administering
various federal programs, including mortgage insurance, authorized under the Housing Act, as amended, and the United States Housing Act of 1937, as amended.

    The insurance premiums for FHA Loans will be collected by HUD-approved lenders or by the Master Servicer or Servicer and paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA Loan, the Master Servicer or Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, by the Master Servicer or Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of Scheduled Payments for a specified period, with such payments to be made upon or before the maturity date of the Mortgage Note, or the recasting of payments due under the Mortgage Note up to or beyond the scheduled maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or the Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the Mortgage Loan from the Master Servicer or the Servicer. With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or the Servicer may initiate foreclosure proceedings.

    HUD  has the option,  in most cases, to  pay insurance claims  in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Master Servicer or the Servicer of each FHA Loan will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the unpaid principal balance of the FHA Loan.

    The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same mortgage rate as the applicable HUD debenture interest rate as described above.

    With respect to a defaulted VA Loan, the Master Servicer or the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

    The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation as specified in the VA regulations. Payments under the guarantee will equal the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

    The maximum guarantee that may be issued by the VA under a VA Loan as of January 1, 1986 is the lesser of 60% of the original principal amount of the VA Loan or $27,500. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgagee of unsatisfied indebtedness on a mortgage upon its assignment to the VA.


    POOL INSURANCE POLICY. If so specified in the related Prospectus Supplement, the Master Servicer will be required to maintain the pool insurance policy and to present or cause the Servicers, if any, to present claims thereunder on behalf of the Trustee and the Certificateholders. See "SERVICING OF LOANS--Maintenance of Insurance Policies and Other Servicing Procedures." Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of such policies generally. The related Prospectus Supplement will describe any provisions of a pool insurance policy which are materially different from those described below.

    The responsibilities of the Master Servicer, the amount of claim for benefits, the conditions precedent to the filing or payment of a claim, the policy provisions and the payment of claims under a pool insurance policy are generally similar to those described above for primary mortgage insurance policies, subject to the aggregate limit on the amount of coverage. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related Trust Fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under such primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees will be deemed to be acceptable primary insurance policies under the pool insurance policy. Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be: (i) the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the sale of the Mortgaged Property, (ii) the amount of the accumulated unpaid interest on such Mortgage Loan to the date of claim settlement at the contractual rate of interest and
(iii) advances made by the insured as described above less certain payments. An "approved sale" is (i) a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval, (ii) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer, (iii) the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer or (iv) the acquisition of the Mortgaged Property by the pool insurer.

    As a  condition precedent  to the  payment  of any  loss, the  insured  must provide  the  pool insurer  with good  and merchantable  title to  the Mortgaged
Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to the Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

    The original amount of coverage under the pool insurance policy will be reduced over the life of the Certificates by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed Mortgaged Properties covered thereby. The amount of claims paid includes certain expenses incurred by the Master Servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See "CERTAIN

LEGAL ASPECTS OF LOANS" herein. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the Trust Fund, and thus will affect adversely payments on the Certificates. In addition, the exhaustion of coverage under any pool insurance policy may affect the Master Servicer's or Servicer's willingness or obligation to make Advances. If the Master Servicer or a Servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of such Loan or otherwise, it will not be obligated to make an advance respecting any such delinquency since the Advance would not be ultimately recoverable by it. See "SERVICING OF LOANS--Advances and Limitations Thereon."

    MORTGAGE INSURANCE WITH RESPECT TO MANUFACTURED HOME LOANS. A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the related Prospectus Supplement.

HAZARD INSURANCE ON THE LOANS

    STANDARD HAZARD INSURANCE POLICIES. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mud-flows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to Certificateholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Master Servicer will be required to cause flood insurance to be maintained with respect to such property, to the extent available.

    The standard hazard insurance policies covering properties securing Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the areas which the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

    The Depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that either the Cooperative or the related borrower do not maintain such insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the Mortgaged Property securing such Cooperative Loan. Similarly, the Depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance for the Condominium Building (including the individual Condominium Units) and the owner(s) of an individual Condominium Unit do not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain such insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to such borrower's Condominium Unit or such Condominium Building could significantly reduce the value of the Mortgaged Property securing such Condominium Loan.

    SPECIAL HAZARD INSURANCE POLICY. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer or the

Servicer with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

    Restoration of the property with the proceeds described under (i) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Loan secured by such property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Certificates, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

    OTHER HAZARD-RELATED INSURANCE; LIABILITY INSURANCE. With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, and rent loss insurance to cover operating income losses following damage or destruction of the Mortgaged Property. With respect to a Series for which Loans secured by Multifamily Property are included in the Trust Fund, the related Prospectus Supplement will specify the required types and amounts of additional insurance and describe the general terms of such insurance and conditions to payment thereunder.

BANKRUPTCY BOND

    In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "CERTAIN LEGAL ASPECTS OF LOANS" herein. If so provided in the related
Prospectus Supplement, the Master Servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

    The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Trust Fund secured by single unit primary residences. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

REPURCHASE BOND

    If so specified in the related Prospectus Supplement, the Depositor or Master Servicer will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the related Prospectus Supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of such Loan. Such obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the Depositor or the Master Servicer.

                      THE POOLING AND SERVICING AGREEMENTS

    The following summaries describe certain provisions of the Pooling and Servicing Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreements. Where particular provisions or terms used in the Pooling and Servicing Agreements are referred to, such provisions or terms are as specified in the Pooling and Servicing Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

    GENERAL. The Depositor will transfer, convey and assign to the Trustee all right, title and interest of the Depositor in the Mortgage Assets and other property to be included in the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Mortgage Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Certificates.

    ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES. The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its agent or correspondent) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "THE TRUST FUNDS--Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement (the "Mortgage Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee. In the Pooling and Servicing Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Mortgage-Backed Securities: (i) that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the Depositor had good title thereto, and was the sole owner thereof (subject to any Retained Interests); (iii) that there has been no other sale by it of such Private Mortgage-Backed Securities and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Mortgage-Backed Securities.

    ASSIGNMENT OF AGENCY SECURITIES. The Depositor will cause the Agency Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its agent or correspondent) will have possession of any certificated Agency Security.

    ASSIGNMENT OF MORTGAGE LOANS. In addition, the Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Certificateholders.

    If so specified in the related Prospectus Supplement, the Depositor will, at the time of delivery of the Certificates, cause assignments to the Trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after delivery of the Certificates as is specified in the related Prospectus Supplement, in which event, the Pooling and Servicing Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Mortgage Loan required to be recorded but not recorded within such time, at the price described above with respect to repurchase by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Certificateholders or the Trustee for the failure of a Mortgage Loan to be recorded.

    With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.


    Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "Mortgage Loan Schedule"). Such Mortgage Loan Schedule will specify the number of Mortgage Loans which are Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a CEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

    ASSIGNMENT OF MANUFACTURED HOME LOANS. The Depositor will cause any Manufactured Home Loans included in the Mortgage Assets for a Series of Certificates to be assigned to the Trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the related Prospectus Supplement. Each Manufactured Home Loan will be identified in a loan schedule (the "Loan Schedule") appearing as an exhibit to the related Pooling and Servicing Agreement. Such Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

    In addition, with respect to each Manufactured Home Loan, the Depositor will deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the custodian, the original Manufactured Home Loan and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the Certificateholders to the Manufactured Home Loans, the Depositor will cause a UCC-1 financing statement to be filed identifying the Trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Loans will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans without notice of such assignment, the interest of the Certificateholders in the Manufactured Home Loans could be defeated. See "CERTAIN LEGAL ASPECTS OF LOANS--Manufactured Home Loans."

    The Depositor will provide limited representations and warranties to the Trustee concerning the Manufactured Home Loans. Such representations and warranties will include: (i) that the information contained in the Loan Schedule provides an accurate listing of the Manufactured Home Loans and that the information respecting such Manufactured Home Loans set forth in such Loan
Schedule is true and correct in all material respects at the date or dates respecting which such information is furnished; (ii) that, immediately prior to the conveyance of the Manufactured Home Loans, the Depositor had good title to, and was sole owner of, each such Manufactured Home Loan (subject to any Retained Interests); (iii) that there has been no other sale by it of such Manufactured Home Loans and that the Manufactured Home Loan is not subject to any lien, charge, security interest or other encumbrance; (iv) if the Master Servicer will not directly service the Manufactured Home Loans, each Servicing Agreement entered into with a Servicer with respect to Manufactured Home Loans comprising the Mortgage Assets has been assigned and conveyed to the Trustee and is not subject to any offset, counterclaim, encumbrance or other charge; and (v) the Depositor has obtained from each of the Master Servicer, the Servicer, the originator of the Manufactured Home Loans or such other entity that is the seller of the related Manufactured Home Loan representations and warranties relating to certain information respecting the origination of and current status of the Manufactured Home Loans, and has no knowledge of any fact which would cause it to believe that such representations and warranties are inaccurate in any material respect. See "LOAN UNDERWRITING PROCEDURES AND STANDARDS" herein.

    ASSIGNMENT OF PARTICIPATION CERTIFICATES. The Depositor will cause any Participation Certificates obtained under a participation agreement to be assigned to the Trustee by delivering to the Trustee the Participation Certificate, which will be reregistered in the name of the Trustee. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record with respect to the Loans represented by the Participation Certificate. Each Participation Certificate will be identified in a "Participation Certificate Schedule" which will specify the original principal balance, outstanding principal balance as of the Cut-off Date, pass-through rate and maturity date for each Participation Certificate. In the Pooling and Servicing Agreement, the Depositor will represent and warrant to the Trustee regarding the Participation Certificate: (i) that the information contained in the Participation Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Participation Certificates, the Depositor had good title to and was sole owner of the Participation Certificate; (iii) that there has been no other sale by it of such Participation Certificate and (iv) that such Participation Certificate is not subject to any existing lien, charge, security interest or other encumbrance (other than any Retained Interests).

REPURCHASE AND SUBSTITUTION OF NON-CONFORMING LOANS

    Unless otherwise provided in the related Prospectus Supplement, if any document in the Loan file delivered by the Depositor to the Trustee is found by the Trustee within 90 days of the execution of the related Pooling and Servicing Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the related Servicer does not cure such defect within 60 days from the date the Master Servicer was notified of the defect by the Trustee, or within such other period specified in the related Prospectus Supplement, the related Servicer if, and to the extent it is obligated to do so under the related servicing agreement will, not later than 90 days or within such other period specified in the related Prospectus Supplement, from the date the Master Servicer was notified of the defect by the Trustee, repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the outstanding principal balance of such Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of such Mortgage Loan immediately prior to foreclosure), plus accrued and unpaid interest to the date of the next scheduled payment on such Mortgage Loan at the related Pass-Through Rate or Certificate Rate.

    Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may, rather than repurchase the Loan as described above, remove such Loan from the Trust Fund (the "Deleted Loan") and substitute in its place one or more other Loans (each, a "Qualified Substitute Mortgage Loan") provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 90 days of the date of initial issuance of the Certificates and (ii) with respect to a Trust Fund for which a REMIC election is made, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC.

    Any Qualified Substitute Mortgage Loan will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Certificate Account in the month of substitution for distribution to Certificateholders), (ii) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (iii) a remaining term-to-stated maturity not greater than (and not more than one year less than) that of the Deleted Loan, and will (iv) comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

    Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Certificateholders or the Trustee for a material defect in a Loan document.

    Unless otherwise specified in the related Prospectus Supplement, the Depositor will make representations and warranties with respect to Loans which comprise the Mortgage Assets for a Series. See "LOAN UNDERWRITING PROCEDURES AND STANDARDS--Representations and Warranties" above. If the related Servicer cannot cure a breach of any such representations and warranties in all material respects within 60 days after notification by the Master Servicer of such breach, and if such breach is of a nature that adversely affects the payments of principal and interest on the Loan or otherwise adversely and materially affects the value of such Loan, the Servicer is obligated to substitute or repurchase the affected Mortgage Loan if such Servicer is required to do so under the applicable servicing agreement.

REPORTS TO CERTIFICATEHOLDERS

    The Master Servicer will prepare and will forward or will provide to the Trustee for forwarding to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series as specified in the related Pooling and Servicing Agreement, among other things:

        (i) as applicable, either (A) the amount of such distribution allocable to principal on the Mortgage Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the Master Servicer or by a Servicer or (B) the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each Class and the aggregate unpaid principal amount (or Compound Value) of each Class following such distribution;

        (ii) as applicable, either (A) the amount of such distribution allocable to interest on the Mortgage Assets and the amount, if any, advanced by the Master Servicer or a Servicer or (B) the amount of the interest distribution;

       (iii) the amount of servicing compensation with respect to the Mortgage Assets paid during the Due Period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

        (iv) with respect to Compound Interest Certificates, prior to the Accrual Termination Date in addition to the information specified in (i)(B) above, the amount of interest accrued on such Certificates during the related Interest Accrual Period and added to the Compound Value thereof;

        (v) in the case of Floating Interest Certificates, the Floating Rate applicable to the distribution being made;

        (vi) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds in the Certificate Account and the amounts actually distributed);

       (vii) if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of business on the Determination Date to which such distribution relates;

      (viii) if applicable, the book value of any REO Property acquired on behalf of Certificateholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of business on the Business Day preceding the Distribution Date to which such distribution relates;

        (ix) if applicable, the amount of coverage under any pool insurance policy as of the close of business on the applicable Distribution Date;

        (x) if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable Distribution Date;

        (xi) if applicable, the amount of coverage under any bankruptcy bond as of the close of business on the applicable Distribution Date;

       (xii) in the case of any other credit support described in the related Prospectus Supplement, the amount of coverage of such credit support as of the close of business on the applicable Distribution Date;


      (xiii) in the case of any Series which includes a Subordinate Class, the Subordinated Amount, if any, determined as of the related Determination Date and if the distribution to the Senior Certificateholders is less than their required distribution, the amount of the shortfall;

       (xiv) the amount of any withdrawal from any applicable Reserve Fund included in amounts actually distributed to Certificateholders and the remaining balance of each Reserve Fund (including any Subordination Reserve
    Fund), if any, on such Distribution Date, after giving effect to distributions made on such date; and

       (xv) such other information as specified in the related Pooling and Servicing Agreement.

    In  addition,  within a  reasonable period  of  time after  the end  of each calendar year the Master Servicer, unless otherwise specified in the related Prospectus Supplement, will furnish to each Certificateholder of record at any time during such calendar year a report summarizing the items provided to Certificateholders as specified in the Pooling and Servicing Agreement to enable Certificateholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Certificates, if applicable. Information in the Distribution Date and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Master Servicer will provide to the Trustee a report by independent public accountants with respect to the Master Servicer's servicing of the Loans. See "SERVICING OF LOANS--Evidence as to Compliance" herein.

INVESTMENT OF FUNDS

    The Certificate Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a Series that may be invested by the Trustee or by the Master Servicer or by the Servicer, if any, can be invested only in Eligible Investments acceptable to each Rating Agency rating such Series, which may include, without limitation, (i) direct obligations of, and obligations fully guaranteed by, the United States of

America, or any agency of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America; (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving one of the two highest long-term ratings of each Rating Agency, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency; (iii) commercial paper which is then rated in the highest commercial paper rating categories of each Rating Agency, or such lower category as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency; (iv) certificates of deposit, demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long term debt obligations of such holding company) are then rated in the highest rating category of each Rating Agency, in the case of commercial paper, or in the second highest category in the case of long term debt obligations; (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the FDIC; (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation which do not adversely affect the rating on the Certificates of such Series at the time of the issuance of or investing in such guaranteed reinvestment agreements; (vii) repurchase obligations with respect to any security described in (i) and (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above; (viii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investments are then rated in one of the two highest categories of each Rating Agency, or in such lower rating category as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates of such Series by each Rating Agency; and (ix) such other investments which do not adversely affect the rating on the Certificates of such Series as confirmed in writing by each Rating Agency.

    Funds held in a Reserve Fund or Subordinated Reserve Fund may be invested in certain Eligible Reserve Fund Investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the related Prospectus Supplement.

    Eligible Investments or Eligible Reserve Fund Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the Trustee and amounts in the Certificate Account, any Reserve Fund or the Subordinated Reserve Fund for such Series are required or may be anticipated to be required to be applied for the benefit of Certificateholders of such Series.

    If so provided in the related Prospectus Supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicer Account, Collection Account or the Certificate Account may be property of the Master Servicer or a Servicer and not available for distributions to Certificateholders. See "SERVICING OF LOANS" herein.

EVENT OF DEFAULT

    Events of Default under the Pooling and Servicing Agreement for each Series include (i) any failure by the Master Servicer to distribute to Certificateholders of such Series any required payment which continues unremedied for five business days, or one business day for certain other required payments, after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor for such Series, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series, (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 60 days (or 15 days in the case of a failure to maintain any insurance policy required to be maintained pursuant to the Pooling and Servicing Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates and (iii) certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

    So long as an Event of Default remains unremedied under the Pooling and Servicing Agreement for a Series, the Trustee for such Series or Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series (the first 25% who provide such notice) or the Depositor may terminate all of the rights and obligations of the Master Servicer as servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans (other than its right as a Certificateholder under the Pooling and Servicing Agreement which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Pooling and Servicing Agreement. If, however, the RTC or the FDIC is appointed as the receiver for the Master Servicer, and no Event of Default other than such receivership or insolvency exists, the RTC or the FDIC may have the power to prevent either the Trustee or the Certificateholders from effecting a transfer of servicing.

    In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates of the related Series to act as successor Master Servicer under the provisions of such Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. The successor Master Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Pooling and Servicing Agreement.

    During the continuance of any Event of Default under the Pooling and Servicing Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and

Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

    No Certificateholder of a Series, solely by virtue of such Holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for such Series to institute any proceeding with respect to the Trust Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

DEFICIENCY EVENT

    A "Deficiency Event" with respect to the Certificates of a Multiple-Class Series is defined in the Pooling and Servicing Agreement as being the inability of the Trustee to distribute to Holders of one or more Classes of Certificates of such Series (other than any Class of Subordinate Certificates prior to the time that the Available Distribution Amount is reduced to zero), in accordance with the terms thereof and the Pooling and Servicing Agreement, any distribution of principal or interest thereon when and as distributable, in each case because of the insufficiency for such purpose of the funds then held in the related Trust Fund.

    Upon the occurrence of a Deficiency Event, the Trustee (unless otherwise specified in the related Prospectus Supplement) is required to determine whether or not the application on a monthly basis (regardless of the frequency of regular Distribution Dates) of all future Scheduled Payments on the Mortgage Assets included in the related Trust Fund and other amounts receivable with respect to such Trust Fund towards payments on such Certificates in accordance with the priorities as to distributions of principal and interest set forth in such Certificates will be sufficient to make distributions of interest at the applicable Certificate Rates and to distribute in full the principal amount of each such outstanding Certificate on or before its respective Stated Maturity.

    The Trustee (unless otherwise specified in the related Prospectus Supplement) will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to such Trust Fund to make such distributions on the Certificates, which opinion or report will be conclusive evidence as to such sufficiency. Pending the making of any such determination, distributions on the Certificates will continue to be made in accordance with their terms.

    In the event that the Trustee (unless otherwise specified in the related Prospectus Supplement) makes a determination of sufficiency, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of fees and expenses of the Trustee and accountants for the Trust Fund) to distributions on the Certificates of such Series in accordance with their terms, except that such distributions will be made monthly and without regard to the amount of principal that would otherwise be distributable on any Distribution Date. Under certain circumstances following such positive determination, the Trustee may resume making distributions on such Certificates expressly in accordance with their terms.

    If the Trustee (unless otherwise specified in the related Prospectus Supplement) is unable to make the positive determination described above, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of Trustee and accountants' fees and expenses) to monthly distributions on the Certificates of such Series pro rata, without regard to the priorities as to distribution of principal set forth in such Certificates, and such Certificates will, to the extent permitted by applicable law, accrue interest at the highest Certificate Rate borne by any Certificate of such Series (excluding any Interest Weighted Class or any Class with a Floating Rate that varies inversely with a current Index) or, with respect to each Class of Floating Interest Certificates, at the weighted average Certificate Rate, calculated on the basis of the maximum interest rate applicable to such Class on the original principal amount of the Certificates of that Class (excluding any Interest Weighted Class or any Class with a Floating Rate that varies inversely with a current Index). In such event, the Holders evidencing not less than at least 66% or more of the aggregate outstanding principal amount of the Certificates of such Series may direct the Trustee to sell the related Trust Fund, any such direction being irrevocable and binding upon the Holders of all Certificates of such Series and upon the owners of the residual interests in such Trust Fund. In the absence of such a direction, the Trustee may not sell all or any portion of such Trust Fund.

THE TRUSTEE

    The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Master Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a

Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Pooling and Servicing Agreement.

DUTIES OF THE TRUSTEE

    The Trustee makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or of any Mortgage Asset or related documents. If no Event of Default (as defined in the related Pooling and Servicing Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Pooling and Servicing Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Pooling and Servicing Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Certificateholders to the Master Servicer under the Pooling and Servicing Agreement.

    The Trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, see "Rights Upon Event of Default" above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under a Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

    The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement, (ii) if the Trustee becomes insolvent, (iii) if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee pursuant to the Pooling and Servicing Agreement is located, or (iv) by the Holders of Certificates evidencing over 50% of the aggregate outstanding principal amount of the Certificates in the Trust Fund upon 30 days' advance written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


CERTIFICATE ACCOUNT

    The Trustee will establish a separate account (the "Certificate Account") in its name as Trustee for the Certificateholders, or if it is so specified in the related Prospectus Supplement, the Certificate Account may be established by the Master Servicer in the name of the Trustee. If specified in the related Prospectus Supplement, the Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to Certificateholders of the related Series, pursuant to the terms of the Pooling and Servicing Agreement, in Eligible Investments. If so specified in the related Prospectus Supplement, the Master Servicer will be entitled to receive as additional compensation, any interest or other income earned on funds in the Certificate Account. There will be deposited into the Certificate Account monthly all funds received from the Master Servicer and required withdrawals from any reserve funds. Unless otherwise specified in the related Prospectus Supplement, the Trustee is permitted from time to time to make withdrawals from the Certificate Account for each Series to remove amounts deposited therein in error, to pay to the Master Servicer any reinvestment income on funds held in the Certificate Account to the extent it is entitled, to remit to the Master Servicer its Servicing Fee, assumption or substitution fees, late payment charges and other mortgagor charges, reimbursement of Advances and expenses, to make deposits to any reserve fund, to make regular distributions to the Certificateholders, to clear and terminate the Certificate Account and to make other withdrawals as required or permitted by the related Pooling and Servicing Agreement.

EXPENSE RESERVE FUND

    If specified in the Prospectus Supplement relating to a Series, the Depositor may deposit on the related Closing Date in an account to be established with the Trustee (the "Expense Reserve Fund") cash or Eligible Investments which will be available to pay anticipated fees and expenses of the Trustee or other agents. The Expense Reserve Fund for a Series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the related Prospectus Supplement. The Expense Reserve Fund, if any, will not be part of the Trust Fund held for the benefit of the Holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

AMENDMENT OF POOLING AND SERVICING AGREEMENT

    Unless otherwise specified in the Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates may be amended by the Depositor, the Master Servicer, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders
(i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement which are not inconsistent with any other provisions of such Pooling and Servicing Agreement or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than pursuant to clause (iv) above) will not adversely affect in any material respect the interests of any Certificateholders of such Series. The Pooling and Servicing Agreement for each Series may also be amended by the Trustee, the Master Servicer and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may (i) reduce the amount or delay the timing of payments on any Certificate without the consent of the Holder of such Certificate; (ii) adversely affect the REMIC status, if a REMIC election has been made, for the related Trust Fund of a Series; or (iii) reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

VOTING RIGHTS

    The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series, if other than as set forth herein.

LIST OF CERTIFICATEHOLDERS

    Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

    No Pooling and Servicing Agreement will provide for the holding of any annual or other meeting of Certificateholders.

REMIC ADMINISTRATOR

    With respect to any Multiple-Class Series, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

    The obligations created by the Pooling and Servicing Agreement for a Series will terminate upon the distribution to Certificateholders of all amounts distributable to them pursuant to such Pooling and Servicing Agreement after (i) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund for such Series or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any

Mortgage Loan or (ii) the repurchase by the Master Servicer from the Trustee for such Series of all Mortgage Loans at that time subject to the Pooling and Servicing Agreement and all property acquired in respect of any Mortgage Loan, as described below. The Pooling and Servicing Agreement for each Series permits, but does not require, the Master Servicer to repurchase from the Trust Fund for such Series all remaining Mortgage Loans at a price equal to 100% of the aggregate principal balances of such Mortgage Loans, plus accrued interest at the related Pass-Through Rate through the last day of the Due Period in which repurchase occurs plus the lesser of (A) the appraised value of any such property and (B) the Stated Principal Balance of the Mortgage Loan relating to such property. The exercise of such right will effect early retirement of the Certificates of such Series, but the Master Servicer's right to so purchase is subject to the aggregate principal balances of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the Cut-off Date Aggregate Principal Balance. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Master Servicer or the Trustee, as applicable, will give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES--Optional Termination" herein.

                         CERTAIN LEGAL ASPECTS OF LOANS

    The following discussion contains summaries of certain legal aspects of housing loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the
Loans.

MORTGAGES

    The Mortgage Loans comprising or underlying the Mortgage Assets for a Series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms and in some cases the term of separate subordination or intercreditor agreements, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary. At origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner, the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

COOPERATIVE LOANS

    If specified in the Prospectus Supplement relating to a series of Certificates, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

    Unless otherwise specified in the related Prospectus Supplement, all cooperative apartments relating to the Cooperative Loans are located in the State of New York. A corporation which is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

    The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the
Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Realizing on Cooperative Loan Security" below.

    TAX ASPECTS OF COOPERATIVE OWNERSHIP. In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under
Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

FORECLOSURE ON MORTGAGES

    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

    An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

    A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

    In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. In some states, potential buyers may further be unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67d of the former Bankruptcy Act (section 548 of the current United States Bankruptcy Code) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition, and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the United States Bankruptcy Code). However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that "reasonably equivalent value", for foreclosed property, is the price in fact received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with. It is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

    The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

    The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

REALIZING UPON COOPERATIVE LOAN SECURITY

    The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

    Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

    In New York, lenders generally have realized upon the pledged shares and proprietary lease or occupancy agreement given to secure a Cooperative Loan by public sale in accordance with the provisions of Article 9 of the New York Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a
"commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.


ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Certain state laws also place a limitation on the mortgagee with respect to late payment charges.

    FOR COOPERATIVE LOANS. Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under
Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

    FEDERAL BANKRUPTCY AND OTHER LAWS AFFECTING CREDITORS' RIGHTS. In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 under the Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

    In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

    The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

    SOLDIERS' AND SAILORS' CIVIL RELIEF ACT. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Trust Fund to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Trust Fund to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

    Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been impaired in various ways in certain states by statutory or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by Congress when it enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"). The legislation, subject to certain exceptions, provides for federal preemption of all state restrictions on the enforceability of due-on-sale clauses. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate. Excluded from the preemption are loans originated or assumed during a "window period" ("Window Period Loans"). The window period runs from the date the state restricted the enforcement of the clauses, either by constitution, statute, or statewide judicial proclamation, to October 15, 1982. All Window Period Loans are governed by the restrictive state law until October 15, 1985, unless the state acted to extend the effect of the window period by further regulating such loans. The Garn-St Germain Act further provides that loans originated by a federal savings bank or a federally chartered savings and loan association shall be governed by the regulations of the Office of Thrift Supervision (the "OTS"), as successor to the Federal Home Loan Bank Board. These regulations preempt any state law restrictions and expressly allow these federal lenders to enforce due-on-sale clauses. Loans originated by such institutions are not subject to the window period and therefore due-on-sale clauses in such loans are enforceable regardless of the date the loans originated.

    Although neither the Garn-St Germain Act nor the Federal Home Loan Bank Board regulations promulgated thereunder actually lists the states with window periods ("Window Period States"), FHLMC has taken the position, in prescribing mortgage loan servicing standards with respect to loans which it has purchased, that the Window Period States are Arizona, Arkansas, California, Colorado, Florida, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. (Despite Florida's status as a Window Period State, Florida case law indicates that courts no longer require a lender to show an impairment of security before enforcing a due-on-sale clause.) In regulations issued on November 8, 1983, as amended on December 9, 1983, the Comptroller of the Currency indicated that certain loans which were originated by national banks prior to October 15, 1982 and which were secured by property located in the states listed above were Window Period Loans. These regulations limit the effect of state law restrictions on the enforcement of due-on-sale clauses, with respect to Window Period Loans originated by national banks, by shortening the window period. On December 3, 1982, the National Credit Union Administration issued final regulations allowing federal credit unions to enforce due-on-sale clauses in long term first mortgage loans for transfers occurring on or after November 18, 1982, notwithstanding state law restrictions.


    Under the Garn-St Germain Act, unless a Window Period State took action by October 15, 1985 to further regulate enforcement of due-on-sale clauses, such clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, Washington and Utah) have acted to restrict the enforceability of due-on-sale clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states. The Garn-St Germain Act also sets forth nine specific instances in which no lender covered by the Garn-St Germain Act may exercise its option pursuant to a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the loans related to a Series and the number of such loans which may be outstanding until maturity.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

    Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

    In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

    The Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

    Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

    In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of such state action will be eligible as Mortgage Assets if such Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.


ADJUSTABLE INTEREST RATE LOANS

    ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including
ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, as succeeded by the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

ENVIRONMENTAL LEGISLATION

    Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or otherwise is deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender.

MANUFACTURED HOME LOANS

    SECURITY INTERESTS IN THE MANUFACTURED HOMES. Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party's lien on the cetificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender of a servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event such notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

    As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions or the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the lender or its assignee.

    With respect to a Series of Certificates evidencing interests in a Trust Fund that includes Manufactured Home Loans and as described in the related Prospectus Supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the Certificateholders would be against the Master Servicer pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will, unless otherwise specified in the related Prospectus Supplement, have substantially similar requirements for perfection of a security interest.

    In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the assignor.


    RELOCATION OF A MANUFACTURED HOME. In the event that the owner of a Manufactured Home moves the home to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner reregisters the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in such state, and if steps are not taken to reperfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to such Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states which provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection. In the ordinary course of servicing the Manufactured Home Loans, the Master Servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the Trustee must surrender possession of the certificate of title or the Trustee will receive notice as a result of its lien noted thereon and accordingly will be an opportunity to require satisfaction of the related Manufactured

Home Loan before release of the lien. Under the Pooling and Servicing Agreement, the Master Servicer is obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

    INTERVENING LIENS. Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Master Servicer or the originator of such Loans will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, such liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the Trustee or Certificateholders in the event such a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by
Manufactured Home Loans are issued will contain substantially similar requirements.

    ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a

Manufactured Home Loan must give the debtor a number of days notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders or subsequently perfected interests or, thereafter, to the borrower.

    Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing such borrower's loan. However, some states impose prohibitions or limitations on deficiency judgments. See "Anti-deficiency Legislation and Other Limitations on Lenders" above.

    Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See "Federal Banktuptcy and Other Laws Affecting Creditors' Rights" and "Equitable Limitations on Remedies" above.

    CONSUMER PROTECTION LAWS. The so-called "Holder-In-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against such borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

    TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES. Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related

Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any such sale or transfer for which no such consent is granted.

    In the case of a  transfer of a Manufactured  Home, the lender's ability  to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. See "Due-on-Sale Clauses in Mortgage Loans" above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in "Due-on-Sale Clauses in Mortgage Loans" above. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable.

    APPLICABILITY OF USURY LAWS. Title V provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See "Applicability of Usury Laws" above.

    SOLDIERS' AND SAILORS' CIVIL RELIEF ACT. Generally, under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's Manufactured Home Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Manufactured Home Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Trust Fund to collect full amounts of interest on certain of the Manufactured Home Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates, In addition, the Relief Act imposes limitations which would impair the ability of the Trust Fund to enforce the lien with respect to an affected Manufactured Home Loan during the borrower's period of active duty status. Thus, in the event that such a Manufactured Home Loan goes into default, there may be delays and losses occasioned by the inability to enforce the lien with respect to the Manufactured Home in a timely fashion.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder where Brown & Wood or Thacher Proffitt & Wood is identified in the applicable Prospectus Supplement as counsel to the Depositor (hereinafter "Counsel to the Depositor"). For a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates where Skadden, Arps, Slate, Meagher & Flom is identified in the applicable Prospectus Supplement as counsel to the Depositor, see "Certain Federal Income Tax Considerations" in the related Prospectus Supplement. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

    The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, which the Trustee will covenant to elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) certificates ("Grantor Trust Certificates") representing certain interests in a Trust Fund ("Grantor Trust Fund") which the Master Servicer or the Trustee will covenant not to elect to have treated as a REMIC. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and the "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

    The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

        CLASSIFICATION OF REMICS

    Upon the issuance of each series of REMIC Certificates, Counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.


    If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year or thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an indadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

        CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

    In general, the REMIC Certificates will be "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

    The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and may include property acquired by foreclosure held pending sale, and amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, or amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Sections 593(d) and 856(c)(5)(A) of the Code.

    TIERED REMIC STRUCTURES

    For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

    Solely for purposes of determining whether the REMIC Certificates will be "qualifying real property loans" under Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B)  of the  Code, the  Tiered REMICs  will be  treated as  one
REMIC.

    TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

        GENERAL

    Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

        ORIGINAL ISSUE DISCOUNT

    Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

    The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report (the "Committee Report") accompanying the Tax

Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor, any Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

    The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redempton price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" or at an "objective rate" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

    In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

    Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period," all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.


    In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that the portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Disribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

    Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

    If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.


    As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

    A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of the REMIC Regular Certificate's "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular
Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

    MARKET DISCOUNT

    A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

    However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

    Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department certain rules described in the Committee Report will apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or
(iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Morever, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

    To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

    Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

        PREMIUM

    A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to account for all interest, discount and premium based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount." The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

    REALIZED LOSSES

    Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

    Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificates, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

    TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

        GENERAL

    As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

    An owner of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income of or allowed as a loss to any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

    A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

    Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

    The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

        TAXABLE INCOME OF THE REMIC

    The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, servicing, administrative and other expenses.

    For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

    Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

    A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described above, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that the REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account the Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.


    A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

    If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

    As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

        BASIS RULES, NET LOSSES AND DISTRIBUTIONS

    The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

    A  REMIC Residual Certificateholder is not  allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

    Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related
REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of the taxable income of the REMIC. However, such basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

    The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates," below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have had in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

        EXCESS INCLUSIONS

    Any "excess inclusions" with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

    In general,  the  "excess  inclusions"  with respect  to  a  REMIC  Residual

Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

    For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below.

    As an exception to the general rules described above, thrift institutions are allowed to offset their excess inclusions with unrelated deductions, losses or loss carryovers, but only if the REMIC Residual Certificates are considered to have "significant value." The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price at least equal to two percent of the aggregate issue prices of all of the related REMIC's Regular and Residual Certificates. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value." The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules. The above described exception for thrift institutions applies only to those residual interests held directly by, and deductions, losses and loss carryovers incurred by, such institutions (and not by other members of an affiliated group of corporations filing a consolidated income tax return) or by certain wholly owned direct subsidiaries of such institutions formed or operated exclusively in connection with the organization and operation of one or more REMICs.

    In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

    NONECONOMIC REMIC RESIDUAL CERTIFICATES

    Under the REMIC Regulations, a transfer of a "noneconomic" REMIC Residual Certificate will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor will also be required to make a reasonable investigation to determine such transferee's historic payments of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date might be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser.


    The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors In REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

    MARK-TO-MARKET RULES

    On December 28, 1993, the IRS released temporary regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a "negative value" REMIC Residual Certificate is not treated as a security and thus generally may not be marked to market. This exclusion from the mark-to-market requirement is expanded to include all REMIC Residual Certificates under proposed Treasury regulations published January 4, 1995 which provide that any REMIC Residual Certificate issued after

January 4, 1995 will not be treated as a security and therefore generally may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

    POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS

    Fees and expenses of a REMIC generally will be allocated to the holders of the REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

    With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of such Certificates that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

    SALES OF REMIC CERTIFICATES

    If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss provided such REMIC Certficate is held as a capital asset (generally property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

    Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount and--Premium."

    REMIC Certificates will be "evidences of indebtedness" within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

    A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

    Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

    Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

    PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

    The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transaction Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

    In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a
"Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

    REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

    Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

    Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee, in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be charged against the related Trust Fund, resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

    TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS.

    If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. Such a tax would be generally imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and, as of the time of the transfer, the transferor did not have actual knowledge that such affidavit was false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the related Pooling and Servicing Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

    In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization.

    For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (not including instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.


    TERMINATION AND LIQUIDATION

    A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss. If the REMIC adopts a plan of complete liquidation, within the meaning of Section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subjected to any "prohibited transactions taxes" solely on account of such qualified liquidation, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

    REPORTING AND OTHER ADMINISTRATIVE MATTERS

    Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee will file REMIC federal income tax returns on behalf of the REMIC, will generally hold at least a nominal amount of REMIC Residual Certificates, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

    As the tax matters person, the Trustee will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

    Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets, will be made as required under the Treasury regulations, generally on a quarterly basis.

    As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the Master Servicer will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

    The responsibility for complying with the foregoing reporting rules will be borne by the Trustee.

    BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

    Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under
Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

    FOREIGN INVESTORS IN REMIC CERTIFICATES

    A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

    In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

    Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling and Servicing Agreement.

    Certain restrictions relating to transfers of REMIC Residual Certificates to and by investors who are not "United States persons" (as defined above) are also imposed by the REMIC Regulations. If such a transfer is disregarded, the purported transferor of a REMIC Residual Certificate continues to remain liable for any taxes due with respect to the income on such Certificate. Prior to purchasing a REMIC Residual Certificate, prospective purchasers are advised to review the transferor and transferee affidavits that are required to be delivered upon a transfer of a REMIC Residual Certificate (forms of which are attached to the Pooling and Servicing Agreement as exhibits thereto) and should consider the possibility that a purported transfer of such REMIC Residual Certificate by such purchaser to another purchaser at some future date might be disregarded, which would result in the retention of tax liability by such purchaser and the possibility that an amount equal to the total distributions on such REMIC Residual Certificate might be withheld to satisfy the United States federal income tax liability thereon.

GRANTOR TRUST FUNDS


    CLASSIFICATION OF GRANTOR TRUST FUNDS

    With respect to each series of Grantor Trust Certificates, Counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

    For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any Spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

    CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

        GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

    In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement and subject to the discussion below with respect to Buydown Mortgage Loans, Counsel to the Depositor will deliver an opinion, in general, that Grantor Trust Fractional Interest Certificates will represent interests in (i) "qualifying real property loans" within the meaning of Section 593(d) of the Code; (ii) "loans . . .
secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code; (iii) "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and (iv) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, Counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

    The assets constituting certain Grantor Trust Funds may include Buydown Mortgage Loans. The characterization of an investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement, but to the extent that such Buydown Mortgage Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust Fund that includes Buydown Mortgage Loans.

        GRANTOR TRUST STRIP CERTIFICATES

    Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code, "qualifying real property loans" within the meaning of Section 593(d) of the Code, and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

    The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

    TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

    Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either

Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

    The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust

Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or (ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the Mortgage Loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages, the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to the Master Servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

    IF STRIPPED BOND RULES APPLY

    If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners Grantor Trust Fractional Interest Certificates--Market
Discount." Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

    The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest

Certificate as to any purchaser will be equal to the price paid by such purchaser for the Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (See "--Sales of Grantor Trust Certificates") and the yield of such Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, any subservicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

    Section 1272(a)(6) of the Code requires, (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on those rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

    In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

    If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. (See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount.") It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

    In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders who bought at that price.

    Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the stripped bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

        IF STRIPPED BOND RULES DO NOT APPLY

    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the

Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of a ccounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

    The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," a combination of "qualified floating rates" or an "objective rate" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below market rate of interest or the acceleration or the deferral of interest payments.

    In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee in preparing information returns to the Certificateholders and the IRS.

    Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

    If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID

Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to the Mortgage Loans held in the related Grantor Trust Fund.

    A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Grantor Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Grantor Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

    The Trustee will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

        MARKET DISCOUNT

    If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificates, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues, (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMICs Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

    Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period, market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

    Because the Mortgage Loans will provide for periodic payments of stated redemption price, such market discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

    Market discount with respect to Mortgage Loans generally will be considered to exceed a de minimis amount if it is greater than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See
"--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply."

    Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to origination dates of the Mortgage Loans.

        PREMIUM

    If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method, the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premiums allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

    It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the

Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

        TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES

    The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the

Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

    The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will generally be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

    Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Certificate at the beginning of such month and the yield of such Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

    As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

    The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

    It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

        POSSIBLE APPLICATION OF PROPOSED CONTINGENT PAYMENT RULES

    The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments, but no final regulations have been promulgated with respect to contingent payment debt instruments. Proposed regulations were promulgated on December 16, 1994 regarding contingent payment debt instruments. As in the case of the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.


    If the contingent payment rules under the proposed regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under that method, the issuer of a Grantor Trust Strip Certificate would determine a projected payment schedule with respect to such Grantor Trust Strip Certificate. Holders of Grantor Trust Strip Certificates would be bound by the issuer's projected payment schedule, which would consist of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment would be determined so that the projected payment schedule reflected the projected yield reasonably expected to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above would be a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflected general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month.

    Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

        SALES OF GRANTOR TRUST CERTIFICATES

    Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided in
Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the Seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for the long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

    Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

    Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

        GRANTOR TRUST REPORTING

    The Trustee will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master Servicer, the Trustee will furnish to each Certificateholder during such year such customary factual information as the Trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

        BACKUP WITHHOLDING

    In general, the rules described in "--REMICs--Backup Withholding" will also apply to Grantor Trust Certificates.

        FOREIGN INVESTORS

    In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.


    To the extent that interest on a Grantor Trust Certificate would be exempt from United States withholding tax under Section 871(h)(1) of the Code, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

    In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates offered hereunder.

                              ERISA CONSIDERATIONS

    ERISA imposes certain fiduciary and prohibited transaction restrictions on employee benefit plans subject to the fiduciary and prohibited transaction restrictions under ERISA ("ERISA Plans"). The Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in
Section 408 of the Code

(collectively, "Tax Favored Plans"). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Qualified Plans (collectively, "Plans") and persons who have certain specified relationships to such Plans (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code) unless a statutory or administrative exemption is available. Certain parties in interest or disqualified persons that participate in a prohibited transaction may be subject to a penalty or excise taxes, unless a statutory or administrative exemption is available.

    Certain affiliates of the Depositor, including Donaldson, Lufkin & Jenrette Securities Corporation, the Underwriter of the Certificates, and Donaldson, Lufkin & Jenrette Inc., the parent of the Depositor, might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. Moreover, the Trustee, the Master Servicer or any other Servicer, any insurer, special hazard insurer, primary insurer or any other issuer of a credit support instrument relating to the Mortgage Assets in a Trust Fund or certain of their respective affiliates might be considered "parties in interest." Prohibited transactions within the meaning of ERISA and the Code may arise if Certificates are acquired by a Plan with respect to which Donaldson, Lufkin & Jenrette Securities Corporation or Donaldson, Lufkin & Jenrette Inc. is a party in interest or disqualified person. The acquisition or holding of Certificates by or on behalf of a Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a statutory or administrative exemption is available. One or more exemptions may be available, however, with respect to any such prohibited transaction, including, but not limited to: Prohibited Transaction Exemption ("PTE") 78-19, regarding investments by insurance company pooled separate accounts; PTE 80-51, regarding investments by bank collective investment funds; PTE 83-1, regarding mortgage pool investment trusts; or PTE 84-14, regarding transactions effected by a "qualified professional asset manager."

    A final regulation promulgated by the Department of Labor (the "DOL") defining the term "plan assets" was published in the Federal Register (the "DOL Regulation"). Under the DOL Regulation, generally, when a Plan makes an equity investment in another entity (for example, the purchase of a Residual Interest in a REMIC), the underlying assets of that entity may be considered Plan assets unless certain exceptions apply. There can be no assurance that any of the exceptions set forth in the DOL Regulation will apply to the purchase or holding of Certificates.

    Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. A Plan's investment in Certificates may cause the housing loans comprising or underlying the Mortgage Assets to be deemed Plan assets. If the housing loans constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code with respect to the housing loans.

    The U.S. Department of Labor has granted to Donaldson, Lufkin & Jenrette Securities Corporation an administrative exemption (Prohibited Transaction Exemption 90-83, as amended; Exemption Application No. D-8346, 55 Fed. Reg. 50, 250 (1990)) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans, and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the Mortgage Trust.

    Among the conditions that must be satisfied for the Exemption to apply are the following:

        (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

        (2) the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

        (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's Corporation ("S&P"), Moody's

    Investors Service, Inc. ("Moody's"), Duff & Phelps Inc. ("D&P") or Fitch Investors Service, Inc. ("Fitch");

        (4) the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

        (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

        (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

    The trust fund must also meet the following requirements:

        (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

        (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

       (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

    Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any Class does not exceed twenty-five percent of all of the certificates of that Class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity. The Exemption does not apply to Plans sponsored by the seller of a Certificate, the Underwriter, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the assets in the Mortgage Trust, or any affiliate of such parties (the "Restricted Group").


    Before purchasing a Certificate, a fiduciary of a Plan should itself confirm that (a) the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a Certificate on behalf of a Plan.

    There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires Certificates or, even if all of the conditions specified therein were satisfied, that the exemption would apply to transactions involving the Trust Fund. Prospective ERISA Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the Certificates.

                                LEGAL INVESTMENT

    Unless otherwise set forth in the related Prospectus Supplement, Certificates of any Series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated by a Rating Agency in one of its two highest categories and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

    Under SMMEA, if a State enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

    SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage-related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each  case
to   such  regulations  as  the  applicable  federal  regulatory  authority  may prescribe.

    The Federal Financial Institution Examination Council has adopted a supervisory policy statement (the "Policy Statement"), applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which Classes of the Certificates of any Series will be treated as high-risk under the Policy Statement. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain Classes of Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

    There may be other restrictions on the ability of certain investors either to purchase certain Classes of Certificates or to purchase any Class of Certificates representing more than a specified percentage of the investors' assets. The Depositor will make no representations as to the proper characterization of any Class of Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any Class of Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class of Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates of any Class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and whether SMMEA has been overridden in any jurisdiction applicable to such investor.

                                 LEGAL MATTERS

    Certain legal matters in connection with the Certificates offered hereby will be passed upon for the Depositor and for the Underwriters by Brown & Wood, New York, New York, provided that if so specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates offered hereby will be passed upon for the Depositor and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom, New York, New York, or by Thacher Proffitt

& Wood, New York, New York.

                                 THE DEPOSITOR

    The Depositor was incorporated in the State of Delaware on April 14, 1988 and is a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette Inc., a Delaware corporation. The principal executive offices of the Depositor are located at 140 Broadway, New York, New York 10005. Its telephone number is (212) 504-3000.

    The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. The Depositor has one class of common stock, all of which is owned by Donaldson, Lufkin & Jenrette Inc.

    Neither the Depositor, its parent nor any of the Depositor's affiliates will ensure or guarantee distributions on the Certificates of any Series.

    As described herein, the only obligations of the Depositor will be pursuant to certain representations and warranties with respect to the Mortgage Assets. See "LOAN UNDERWRITING STANDARDS-- Representations and Warranties" and "THE POOLING AND SERVICING AGREEMENTS--Assignment of Mortgage Assets" herein. The Depositor will have no ongoing servicing responsibilities or other responsibilities with respect to any Mortgage Asset. The Depositor does not have nor is it expected in the future to have any significant assets with which to meet any obligations with respect to any Trust Fund. If the Depositor were required to repurchase or substitute a Loan, its only source of funds to make the required payment would be funds obtained from the Originator of such Loan, or if applicable, the Master Servicer or, the Servicer. See "SPECIAL CONSIDERATIONS" herein.

    Mortgage Assets will be acquired by the Depositor directly or through one or more affiliates.

                                USE OF PROCEEDS

    The Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Mortgage Assets, to establish the reserve funds, if any, for the Series and to pay costs of structuring, guaranteeing and issuing the Certificates. If so specified in the related Prospectus Supplement, Certificates may be exchanged by the Depositor for Mortgage Assets. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Assets for each Series of Certificates will be acquired by the Depositor either directly, or through one or more affiliates which will have acquired such Mortgage Assets from time to time either in the open market or in privately negotiated transactions.

                              PLAN OF DISTRIBUTION

    Each Series of Certificates offered hereby and by means of the related Prospectus Supplements may be sold directly by the Depositor or may be offered through Donaldson, Lufkin & Jenrette Securities Corporation, an affiliate of the

Depositor, or through underwriting syndicates represented by Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriters"). The Prospectus Supplement with respect to each such Series of Certificates will set forth the terms of the offering of such Series of Certificates and each

Class within such Series, including the name or names of the Underwriters, the proceeds to the Depositor, and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Certificates will be determined.

    Unless otherwise specified in the Prospectus Supplement, the Underwriters will be obligated to purchase all of the Certificates of a Series described in the Prospectus Supplement with respect to such Series if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

    If so indicated in the Prospectus Supplement, the Depositor will authorize Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Certificates from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The Underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

    The Depositor may also sell the Certificates offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect such transactions by selling Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Certificates for whom they may act as agents.

    The place and time for delivery of each Series of Certificates offered hereby and by means of the related Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such Series.

                                    GLOSSARY

    The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a "Supplemental Glossary" in the Prospectus Supplement for a Series, such definitions will apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the Pooling and Servicing Agreement and the Pooling and Servicing Agreement generally provides a more complete definition of certain of the terms. Reference should be made to the Pooling and Servicing Agreement for a more complete definition of such terms.

    "Accrual Date" means, with respect to any Multiple Class Series, the date upon which interest begins accruing on the Certificates of the Series, as specified in such Certificates and the related Prospectus Supplement.

    "Accrual Distribution Amount" means, with respect to any Distribution Date for a Multiple Class Series that occurs prior to or on the Accrual Termination Date, the aggregate amount of interest which has accrued on the Compound Interest Certificates of such Series during the Interest Accrual Period ending on or prior to such Distribution Date but which is not then required to be paid.

    "Accrual Termination Date" means, with respect to a Class of Compound Interest Certificates, the Distribution Date on which all Certificates of the related Series with Stated Maturities earlier than that of such Class of Compound Interest Certificates have been fully paid, or such other date or period as may be specified in the related Prospectus Supplement.

    "Advance" means a cash advance by the Master Servicer or a Servicer in respect of delinquent payments of principal of and interest on a Loan, and for the other purposes specified herein and in the related Prospectus Supplement.

    "Agency   Securities"  means  mortgage  pass-through  securities  issued  or
guaranteed  by   GNMA,   FNMA,   FHLMC   or   other   government   agencies   or
government-sponsored agencies.

    "Appraised Value" means, with respect to a property securing a Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Loan or the sales price of such mortgaged property.

    "ARM" or "Adjustable Rate Mortgage" means a Mortgage Loan as to which the related Mortgage Note provides for periodic adjustments in the interest rate component of the Scheduled Payment pursuant to an Index as described in the related Prospectus Supplement.

    "Asset Group" means a group of individual Mortgage Assets which share similar characteristics and are aggregated into one group for purposes of assigning a single aggregate Asset Value.

    "Asset Value" means, unless otherwise specified in the related Prospectus Supplement for a Series, with respect to Mortgage Assets comprising the Trust Fund for a Multiple Class Series, an amount equal to, as of the date of such determination, the lesser of (a) the present value of the stream of remaining regularly Scheduled Payments of principal and interest on the Mortgage Assets (less any Retained Interest) through the earlier of (1) the Final Scheduled Distribution Date of the Class of such Series having the latest Final Scheduled Distribution Date or (2) the Distribution Date next succeeding the latest maturity date of such Mortgage Assets (after taking into account applicable withdrawals from any funds or accounts and charges for servicing, insurance and related matters, as specified in the related Prospectus Supplement), together with Reinvestment Income thereon at the Assumed Reinvestment Rate for such Series, from the Assumed Deposit Date to the next succeeding Distribution Date, discounted from such Distribution Date to the date for which such determination is made with the same frequency as payments are made on the Certificates of such Series at the weighted average Certificate Rate for such Series; provided that if any Class pays more frequently than another Class, such determination shall be made as provided in the related Series Supplement and (b) the maximum Asset Value specified in the related Prospectus Supplement.

    "Assumed Deposit Date" means the date specified therefor in the Prospectus Supplement for a Series, upon which distributions on the Mortgage Assets are assumed to be received for purposes of calculating Reinvestment Income thereon.

    "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in any fund or account for the Series.

    "Available Distribution Amount" means the amount in the Certificate Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Certificateholders on a Distribution Date.

    "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and regulations promulgated thereunder.

    "Bi-Weekly Loan" means a Mortgage Loan which provides for payments of principal and interest by the borrower once every two weeks.

    "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

    "Buy-Down Fund" means a custodial account, established by the Master Servicer or the Servicer for a Buy-Down Loan, that meets the requirements set forth herein.

    "Buy-Down Loan" means a level payment Mortgage Loan for which funds have been provided by a Person other than the mortgagor to reduce the mortgagor's Scheduled Payment during the early years of such Mortgage Loan.

    "Certificate  Account"  means,  with  respect  to  a  Series,  the   account
established in the name of the Trustee for the deposit of remittances received from the Master Servicer in respect of the Mortgage Assets in a Trust Fund.

    "Certificate Guarantee Insurance" means an insurance policy issued by one or more insurance companies which will guarantee timely distributions of interest and full distributions of principal of a Series on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement for the Series.

    "Certificateholder" or "Holder" means the Person in whose name a Certificate is registered in the Certificate register.

    "Certificate Rate" means, with respect to any Multiple Class Series, the per annum rate at which interest accrues on the principal balance of the Certificates of such Series or a Class of such Series, which rate may be fixed or variable, as specified in the related Prospectus Supplement.

    "Certificates" means the Mortgage Pass-Through Certificates.

    "Class" means a Class of Certificates of a Series.

    "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Certificates of such Series are first issued.

    "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

    "Collection Account" means, with respect to a Series, the account established in the name of the Master Servicer for the deposit by the Master Servicer of payments received from the Mortgage Assets in a Trust Fund (or from the Servicers, if any).

    "Compound Interest Certificate" means any Certificate of a Multiple Class Series on which interest accrues and is added to the principal balance of such Certificate periodically, but with respect to which no interest or principal will be payable except during the period or periods specified in the related Prospectus Supplement.

    "Compound Value" means, with respect to a Class of Compound Interest Certificates, as of any Determination Date, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Certificates.

    "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

    "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

    "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

    "Condominium Loan" means a Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

    "Condominium  Unit"  means  an  individual  housing  unit  in  a Condominium

Building.

    "Conventional Loan" means a Loan that is not insured or guaranteed by the FHA or the VA.

    "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.

    "Cooperative Dwelling" means an individual housing unit in a building owned by a cooperative.

    "Cooperative Loan" means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) of a security interest in shares issued by the applicable Cooperative.

    "Cut-Off Date" means the date designated in the Pooling and Servicing Agreement for a Series on or before which amounts due and payable with respect to a Mortgage Asset will not inure to the benefit of Certificateholders of the Series.

    "Deferred Interest" means excess interest resulting when the amount of interest paid by a Mortgagor on a Negatively Amortizing ARM in any month is less than the amount of interest accrued on the Stated Principal Balance thereof.

    "Deficiency Event" means, with respect to a Multiple Class Series, the inability of the Trustee to distribute to Holders of one or more Classes of Certificates of the Series (other than any Class of Subordinate Certificates prior to the time that the Available Subordination Amount is reduced to zero), in accordance with the terms thereof and the related Pooling and Servicing Agreement, any distribution of principal or interest thereon when and as distributable due to insufficient funds for such purpose then held in the related Trust Fund.

    "Deleted Mortgage Loan" means a Mortgage Loan which is repurchased from the Trust Fund by the Depositor or as to which a Qualifying Substitute Loan is substituted therefor.

    "Depositor" means DLJ Mortgage Acceptance Corp.

    "Determination Date" means the day specified in the related Prospectus Supplement as the day on which the Master Servicer calculates the amounts to be distributed to Certificateholders on the next succeeding Distribution Date.

    "Distribution Date" means, with respect to a Series or Class, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

    "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable to the Trustee or its nominee on any Mortgage Asset.


    "Eligible  Investments"  means  any  one  or  more  of  the  obligations  or
securities   described    as    such    at   "THE    POOLING    AND    SERVICING
AGREEMENTS--Investment of Funds."

    "Eligible Reserve Fund Investments" means Eligible Investments and any other obligations or securities described as Eligible Reserve Fund Investments in the Applicable Pooling and Servicing Agreement, as described in the related Prospectus Supplement for a Series.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Escrow Account" means an account, established and maintained by the Master Servicer or the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premium and other comparable items that are required to be paid to the mortgagee are deposited.

    "Excess Cash Flow" means, with respect to a Multiple Class Series, the amount, if any, by which (a) the cash flow received from the Mortgage Assets in the related Trust Fund and deposited in the related Certificate Account (excluding any Retained Interest but including transfers from any applicable Reserve Fund), net of applicable servicing fees, guarantee fees, insurance premiums and other administrative expenses, on the relevant determination date exceeds (b) the sum of (1) the Minimum Principal Distribution Amount for such Series on such Distribution Date and (2) the Accrual Distribution Amount, if any, on such Distribution Date.

    "FDIC" means the Federal Deposit Insurance Corporation.

    "FHA" means the Federal Housing Administration, a division of HUD.

    "FHA Loan" means a fixed-rate housing loan insured by the FHA.

    "FHLMC" means the Federal Home Loan Mortgage Corporation.

    "Final Scheduled Distribution Date" means, with respect to a Class of a Series, the date after which no Certificates of such Class will remain outstanding assuming timely payments or distributions are made on the Mortgage Assets in the related Trust Fund.

    "Floating Interest Certificate" means any Certificate of a Multiple Class Series which accrues interest at a Floating Rate.

    "Floating Interest Distribution Date" means the Distribution Date for a Class of Floating Interest Certificates, which may be either more or less frequent than the Distribution Date for other Classes of the Series.

    "Floating Interest Period" means the period of time during which a given Certificate Rate applies to a Class of Floating Interest Certificates.

    "Floating Rate" means a Certificate Rate which is subject to change from time to time.


    "FNMA" means the Federal National Mortgage Association.

    "GEM Loan" means, unless specified otherwise in the related Prospectus Supplement for a Series, a fixed rate, fully amortizing mortgage loan providing for monthly payments based on a 10-to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of such increases being applied to principal, and with further provision for level payments thereafter.

    "GNMA" means the Government National Mortgage Association.

    "GPM Certificate" means a Certificate backed by GPM Loans.

    "GPM Fund" means a trust account established by the Master Servicer or the Servicer of a GPM Loan into which funds sufficient to cover the amount by which payments of principal and interest on such GPM Loan assumed in calculating payments due on the Certificates of the related Multiple Class Series exceed scheduled payments on such GPM Loan.

    "GPM Loan" means a mortgage loan providing for graduated payments, having an amortization schedule (a) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period of time after which the monthly installments became fixed for the remainder of the mortgage term, (b) providing for deferred payment of a portion of the interest due monthly during such period of time and (c) providing for recoupment of the interest deferred through negative amortization whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note.

    "Guaranteed Investment Contract" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

    "HUD" means the United States Department of Housing and Urban Development.

    "Index" means the index applicable to any adjustments in the Mortgage Rates of any ARMs included in the Mortgage Assets.

    "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Loans.

    "Insurance Proceeds" means amounts paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

    "Interest Accrual Period" means the period specified in the related Prospectus Supplement for a Multiple Class Series, during which interest accrues on the Certificates or a Class of Certificates of such Series with respect to any Distribution Date or Special Distribution Date.

    "Interest Weighted Certificates" means a Class of Certificates entitled to a greater percentage of interest on the Loans underlying or comprising the Mortgage Assets for the Series than the percentage of principal, if any, on such Loans to which it is entitled.

    "IRS" means the Internal Revenue Service.

    "L/C Bank" means the issuer of a letter of credit.

    "L/C Percentage" means the maximum liability of an L/C Bank under a letter of credit, equal to the percentage specified in the related Prospectus Supplement for a Series for which a letter of credit is issued of the initial aggregate principal balance of the Loans in the related Trust Fund or one or more Classes of Certificates of the Series.

    "Letter of Credit" means an irrevocable letter of credit issued by the L/C Bank to provide limited protection against certain losses relating to Loans, as described in the related Prospectus Supplement for a Series.

    "Lifetime Mortgage Rate Cap" means the maximum permissible Mortgage Rate during the life of each ARM.

    "Liquidation Proceeds" means amounts received by the Master Servicer or Servicer in connection with the liquidation of a mortgage, net of liquidation expenses.

    "Loan"   means  a  Mortgage  Loan  (including  an  interest  therein)  or  a
Manufactured Home Loan (including an interest therein) that is deposited by the Depositor into the Trust Fund for a Series.

    "Loan-to-Value Ratio" means the ratio, expressed as a percentage, of the principal amount of a Loan at the date of determination to the Appraised Value.

    "Manufactured Home" means a manufactured home within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

    "Manufactured Home Loan" means a loan secured by a Manufactured Home.

    "Master Servicer" means, with respect to a Series secured by Loans, the Person, if any, designated in the related Prospectus Supplement to manage and supervise the administration and servicing by the Servicers of the Loans comprising or underlying the Mortgage Assets for that Series, or the successors or assigns of such Person.

    "Maximum Floating Rate" means, as to any Multiple Class Series, the per annum interest rate cap specified for any Floating Rate Certificates of such Series in the related Prospectus Supplement.

    "Minimum Floating Rate" means, as to any Multiple Class Series, the per annum interest rate floor specified for any Floating Rate Certificate of such Series in the related Prospectus Supplement.

    "Minimum Principal Distribution Amount" means, with respect to a Distribution Date for a Multi-Class Series, the amount, if any, by which (a) the outstanding principal balance of the Certificates of such Series (before giving effect to any payment of principal on that Distribution Date) exceeds (b) the aggregate Asset Value of the Mortgage Assets for the Series as of that Distribution Date.

    "Minimum Mortgage Rate" means the lifetime minimum Mortgage Rate during the life of each ARM.

    "Mortgage" means the mortgage, deed of trust or other instrument securing a Mortgage Note.

    "Mortgage Assets" means the Private Mortgage-Backed Securities, Agency Securities or Loans, as the case may be, which are included in the Trust Fund for such Series. A Mortgage Asset refers to a specific Private Mortgage-Backed Security, Agency Security or Loan, as the case may be.

    "Mortgage Loan" means a mortgage loan (including an interest therein) secured by Mortgaged Property including Cooperative Loans and Condominium Loans.

    "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Mortgage Loan.

    "Mortgage  Rate"  means,  unless  otherwise  indicated  herein  or  in   the
Prospectus Supplement, the interest rate borne by each Loan.

    "Mortgaged Property" means the real property securing a Mortgage.

    "Multifamily Property" means any property securing a Loan consisting of multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units.

    "Multiple Class Series" means a Series of Certificates that may include, Floating Interest Certificates, Compound Interest Certificates and Planned Amortization Certificates, and/or Subordinate and Senior Classes embodying a subordination feature which protects the Senior Class or Classes in the event of failure of timely payment of Mortgage Assets.

    "1986 Act" means the Tax Reform Act of 1986.

    "Negatively Amortizing ARMs" means ARMs which provide for limitations on changes in the Scheduled Payment which can result in Scheduled Payments which are greater or less than the amount necessary to amortize such ARM by its stated

maturity at the Mortgage Rate in effect in any particular month.

    "Participation Certificate" means a certificate evidencing a participation interest in a pool of Loans.

    "Pass-Through   Rate"   means   the   rate   of   interest   paid   to   the
Certificateholders in respect of the Mortgage Assets.

    "Percentage Interest" means, with respect to a Certificate, the proportion (expressed as a percentage) of the percentage amounts of all of the Certificates in the related Class represented by such Certificate, as specified in the related Prospectus Supplement.

    "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

    "PMBS Agreement" means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Mortgaged-Backed Security is issued.

    "PMBS Issuer" means, with respect to Private Mortgage-Backed Securities, the depositor or seller/ servicer under a PMBS Agreement.

    "PMBS Servicer" means the servicer of the housing loans underlying a Private Mortgage-Backed Security.

    "PMBS Trustee" means the trustee designated under a PMBS Agreement.

    "Pooling and Servicing Agreement" means the agreement relating to a Series among the Depositor, the Master Servicer and the Trustee.

    "Prepayment Period" means with respect to any Distribution Date, the period specified in the related Prospectus Supplement for a Series.

    "Principal Distribution Amount" means, unless specified otherwise in the Prospectus Supplement for a Multiple Class Series, the sum of (a) the Accrual Distribution Amount, if any, (b) the Minimum Principal Distribution Amount and
(c) the percentage, if any, of Excess Cash Flow specified in the related Prospectus Supplement.

    "Principal Weighted Certificates" means a Class of Certificates entitled to a greater percentage of principal on the Loans underlying or comprising the Mortgage Assets in the Trust Fund for the related Series than the percentage of interest to which it is entitled.

    "Private Mortgage-Backed Security" means a mortgage participation or pass-through certificate representing a fractional, undivided interest in (i) Loans, (ii) collateralized mortgage obligations secured by Loans or (iii) Agency Securities.


    "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

    "Proposed Regulations" means the proposed Treasury regulations issued  under
Section 1271-1273 and 1275 of the Code.

    "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

    "Rating   Agency"   means   a  nationally   recognized   statistical  rating
organization.

    "RV Certificate" or "Reduced Volatility Certificates" means a Class of Certificates on which minimum payments of principal are made in accordance with a schedule specified in the Prospectus Supplement, the date specified in the related Prospectus Supplement or the date on which the principal of all Certificates of the Series having an earlier Final Scheduled Distribution Date have been paid in full.

    "Regular Interest" means a regular interest in a REMIC as described herein under "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Tax Status as a REMIC."

    "Reinvestment Income" means any interest or other earnings on funds or accounts that are part of the Trust Fund for a Series.

    "REMIC" means a real estate mortgage investment conduit under Section 860D of the Code.

    "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

    "Remittance Date" means the calendar day or days of each month, as specified in the related Prospectus Supplement for a Series, on which the Servicer is required to withdraw funds from the related Servicer Account for remittance to the Master Servicer.

    "REO Property" means real property which secured a defaulted Loan which has been acquired upon foreclosure, deed in lieu of foreclosure or repossession.

    "Reserve Fund" means, with respect to a Series, any Reserve Fund established pursuant to the Pooling and Servicing Agreement.

    "Residual Interest" means a residual interest in a REMIC as described herein under "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Tax Status as a REMIC."

    "Retained Interest" means, with respect to a Mortgage Asset, the amount or percentage specified in the related Prospectus Supplement which is not sold by the Depositor or seller of the Mortgage Asset and, therefore, is not included in the Trust Fund for the related Series.


    "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Mortgage Loan in accordance with the terms of the related Mortgage Note.

    "Senior Certificateholder" means the Holder of a Senior Certificate.

    "Senior Certificates" means a Class of Certificates as to which the Holders' rights to receive distributions of principal and interest are senior to the rights of Holders of Subordinate Certificates, to the extent specified in the related Prospectus Supplement.

    "Servicer" means the entity which has primary liability for servicing Loans if other than the Master Servicer.

    "Servicer Account" means an account established by a Servicer (other than the Master Servicer) who is directly servicing Loans, into which such Servicer will be required to deposit all receipts received by it with respect to the Mortgage Assets serviced by such Servicer.

    "Single Family Property" means property securing a Loan consisting of one-to four-family attached or detached residential housing, including Cooperative Dwellings.

    "Special Distribution" means, with respect to a Multiple Class Series, a distribution (other than a regular distribution on a Distribution Date) made on account of particular circumstances specified herein.

    "Special Distribution Date" means, with respect to Multiple Class Series, the date each month (other than any month in which a Distribution Date occurs) on which Special Distributions may be made on Certificates of that Series pursuant to the related Pooling and Servicing Agreement; such date shall be the same day of the month as the day on which Distribution Dates for the Certificates of that Series occur.

    "Subordinate Certificateholder" means a Holder of a Subordinate Certificate.

    "Subordinate Certificates" means a Class of Certificates as to which the rights of Holders to receive distributions of principal and interest are subordinated to the rights of Holders of Senior Certificates, to the extent and under the circumstances specified in the related Prospectus Supplement.

    "Subordinated Amount" means the amount, if any, specified in the related Prospectus Supplement for a Series with a Class of Subordinated Certificates, that the Subordinate Certificates are subordinated to the Senior Certificates of the same Series.

    "Subordination Reserve Fund" means the subordination reserve fund, if any, for a Series with a Class of Subordinate Certificates, established pursuant to the related Pooling and Servicing Agreement.

    "Subsidy Account"  means  a  custodial account  established  by  the  Master

Servicer or the Servicer for a Loan into which subsidy funds contributed by the seller of the property securing the Loan (or by another party) necessary to maintain the scheduled level of payments due on the Loan are deposited.

    "Trustee" means the trustee under a Pooling and Servicing Agreement, and its successors.

    "Trust Fund" means all property and assets held for the benefit of the Certificateholders by the Trustee under the Pooling and Servicing Agreement for a Series of Certificates including, without limitation, the Mortgage Assets (except any Retained Interest), all amounts in the Certificate Account, Collection Account or Servicer Accounts, distributions on the Mortgage Assets (net of servicing fees), and reinvestment earnings on such net distributions and amounts deposited in any reserve fund and the proceeds of any insurance policies required to be maintained with respect to the Loans.

    "UCC" means the Uniform Commercial Code.

    "VA" means the Department of Veterans Affairs.

    "VA Loans" means housing loans partially guaranteed by the VA.

                     [This page intentionally left blank]

                         DLJ Mortgage Acceptance Corp.
                                   Depositor





                                  $98,274,561



                      Mortgage Pass-Through Certificates
                                 Series 1995-5



          $         0              0.15%*      Class S   Certificates
          $60,250,000              7.10%       Class A-1 Certificates
          $22,750,000              7.25%       Class A-2 Certificates
          $15,274,561              7.25%       Class A-3 Certificates
                         *Based on the Notional Amount



                            ----------------------

                             PROSPECTUS SUPPLEMENT

                            ----------------------



                         Donaldson, Lufkin & Jenrette
                            Securities Corporation

                               November 22, 1995